As filed with the Securities and Exchange Commission on    , 2002
                                         Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C., 20549


                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.
                          Amendment No. 1 to FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

                  (Name Of Small Business Issuer in its charter)

     Delaware                                                   13-4167393
(State  of  Jurisdiction)    (Primary  Standard Industrial   (I.R.S. Employee
                             Classification  Code  Number   Identification No.)

                    Hotel Outsource Management International, Inc.
                            63 Wall Street, Suite 1801
                            New York, New York 10005
                                 (212) 344-1600

          (Address and telephone number of principal executive offices and principal place of business)
                      -----------------------------------

                            Andrea I. Weinstein, Esq.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                                 (212) 344-1600
             (Name, address and telephone number of agent for service)

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                          Copies of all communications to:

                              Joel Schonfeld, Esq.
                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                       (212) 344-1600/Fax: (212) 480-0717

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
Title of Each     Amount Being     Proposed Maximum     Proposed      Amount of
Class  of         Registered       Offering             Maximum       Registration
Securities                         Price  per  Share    Aggregate     Fee
                                   Offering
                                   Price  (1)
-----------------------------------------------------------------------------------
Common  Stock     7,191,032      $.40               $2,876,412.80      $719.10
Held  by  Selling
Shareholders

Total             7,191,032      $.40               $2,876,412.80      $719.10
___________________________________________________________________________________

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.



INFORMATION  REQUIRED  BY  ITEMS  OF  FORM  SB-2

Cross  Reference  Sheet
Showing  The  Location  In  Prospectus  Of

PART I  INFORMATION REQUIRED IN PROSPECTUS    ITEM NO.
------  ----------------------------------    ----------------
1.     Front of Registration Statement        Front of Registration
       and Outside Front Cover of             Statement and outside
       Prospectus                             front cover of Prospectus

2.     Inside Front and Outside Back          Inside Front Cover Page
       Cover Pages of Prospectus              of Prospectus and Outside
                                              Front cover Page of Prospectus

3.     Summary Information and Risk           Prospectus Summary;
       Factors                                High Risks Factors

4.     Use of Proceeds                        Not Applicable

5.     Determination of Offering Price        Prospectus Summary-
                                              Determination of
                                              Offering Price; High
                                              Risk Factors

6.     Dilution                               Not Applicable

7.     Selling Security Holders               Selling Security Holders

8.     Plan of Distribution                   Plan of Distribution

9.     Legal Proceedings                      Legal Proceedings

10.    Directors, Executive Officers,         Management
       Promoters and Control Persons

11.    Security Ownership of Certain          Principal Stockholders
       Beneficial Owners and Management

                                        3

PART I     INFORMATION REQUIRED IN PROSPECTUS CAPTION IN PROSPECTUS

12.    Description of Securities              Description of Securities


13.    Interest of Named Experts and Counsel  Legal Opinions; Experts

14.    Disclosure of Commission Position      Statement as to
       on Indemnification                     Securities Act Liabilities

15.    Organization Within Last               Management, Certain
       Five Years                             Transactions

16.    Description of Business                Business

17.    Management's Discussion and            Management's Discussion
       and Analysis or Plan of                and Analysis
       Operation

18.    Description of Property                Property

19.    Certain Relationships and Related      Certain Relationships and
       Transactions                           Related Transactions

20.    Market for Common Stock and            Prospectus Summary
       Related Stockholder Matters            Market for Registrant's
                                              Common Stock and Related
                                              Stockholders Matters;
                                              Shares Eligible for
                                              Future Sale.

21.    Executive Compensation                 Executive Compensation

22.    Financial Statements                   Financials Statements

23.    Changes in and Disagreements           Not Applicable
       with Accountants on Accounting and
       Financial Disclosure

                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

     Hotel Outsource Management International, Inc., is offering for sale 7,191,032 shares of common stock currently held by certain selling shareholders. Prior to this offering, there has been no public market for the securities. The shares will be offered at $.40 per share. However, once a securities market quotes the securities, the selling shareholders may thereafter sell at market prices or at privately negotiated prices. This offering will continue until the shareholders are advised otherwise. HOMI undertakes to keep the prospectus evergreen. There are no minimum purchase requirements. There are no arrangements to place the funds in an escrow trust or other account.

     Hotel Outsource Management International, Inc., will not receive any proceeds from this offering. Once the shares are quoted by a securities exchange, the shares may be sold from time-to-time by the selling shareholders. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE _____ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.





                 HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

                      THE DATE OF THIS PROSPECTUS IS, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE  OF  CONTENTS                                PAGE

Prospectus  Summary

Selected  Financial  Data

Risks  Factors

Use  of  Proceeds

Capitalization

Dilution

Management's  Discussion  and
Analysis  of  Financial  Condition

Business

Management

Principal  Shareholders Description  of  Securities

Shares  Eligible  for  Future  Sale

Selling  Security  Holders

Legal  Matters

Experts

Index  to  Financial  Statements

PROSPECTUS  SUMMARY

Hotel  Outsource  Management  International,  Inc.

     Hotel Outsource Management International, Inc. was incorporated on November 9, 2000 under the name Benjamin Acquisitions, Inc. pursuant to the laws of Delaware. Hotel Outsource Management International, Inc. may be referred to as HOMI. On December 28, 2001, HOMI acquired Bartech Mediterranean Ltd., an Israeli corporation which sells, markets and operates computerized mini-bars placed in certain up-scale hotels. Bartech Mediterranean is now a wholly owned subsidiary of HOMI. Bartech Mediterranean may be referred to as BTM.

     HOMI is a holding company for several subsidiaries which distribute, market, and operate computerized mini-bars in hotels located in Israel, Turkey, Jordan and South Africa. In addition, commencing in July 2002, HOMI, through a U.S. subsidiary, Hotel Outsource Services, Inc. (HOS), began operating computerized mini-bars in hotels located in the United States. Unless stated otherwise HOMI shall refer to the parent company and all of its subsidiaries.

     HOMI, through its wholly owed subsidiary, BTM, is the exclusive distributor of automatic computerized mini-bars manufactured by Bartech Systems International, Inc., a Delaware corporation, in Israel, Turkey, Jordan and South Africa. Bartech Systems International, Inc. may be referred to as BSI. HOMI has no distribution rights outside of these countries. The mini-bars purchased by HOMI from BSI shall be referred to as Bartech mini-bars. HOS has the exclusive right to outsource Bartech mini-bars in the United States. HOS has no outsource rights in other countries other than the United States. Bartech mini-bars contain proprietary software, sensors and an interface to a hotel's property management system. Bartech mini-bars interface with hotel computers to track items removed from the mini-bars, which can decrease losses from hotel mini-bars. HOMI believes that Bartech mini-bars also enhance efficiency and reduce labor costs. As of June 30, 2002, HOMI owns and operates approximately 2,000 Bartech mini-bars in seven hotels.

     The principal offices of HOMI are located at 63 Wall Street, Suite 1801, New York, New York 10005.

Our  Strategy

     HOMI's objective is to grow its customer base in the United States, Israel and South Africa, as well as in other countries. Our main focus is on upscale hotels located in major cities and near airports.

The  Offering

HOMI is offering 7,191,032 shares of common stock by selling shareholders at $.40 per share. However, once these securities are listed with a securities market such as the OTC Bulletin Board, the selling shareholders may sell their securities at market prices or through privately negotiated transactions. HOMI has not yet determined a termination date for this offering. HOMI will notify the shareholders of a termination date, and will keep the prospectus current.

Risk  Factors

     The securities offered hereby are highly speculative and involve a high degree of risk. Carefully review and consider the factors set forth under "Risk Factors" as well as all other information contained herein.


                                  RISK FACTORS

1.  We  have  limited  operating  history;  we  may have  future  losses.

     HOMI was incorporated on November 9, 2000. Exclusive of its operating subsidiaries, HOMI has generated no revenues since its incorporation, having devoted its efforts to various organizational activities, including a private placement offering and the acquisition of Bartech Mediterranean Ltd.

     For the year ended December 31, 2001 HOMI had a net loss of $94,000, and may continue to incur net losses in the foreseeable future. The extent of these losses will depend in part on our ability to enter into and implement contracts and successfully market our products and services. We expect operating expenses to increase in the areas of marketing and advertising and as a result, we will specifically need to offer products and services at competitive prices if profitability is to be achieved.

2. We are dependent on a small number of customers for a large percentage of our business.

     In 2001, four customers provided 85% of our sales revenues, with a single customer providing 46% of our sales revenues, and in 2000, three customers provided 85% of our sales revenues, with a single customer accounting for 58%. The loss of any of these customers would cause a large decrease in our sales revenues and negatively effect our ability to operate.

3. We depend on key personnel, the loss of whom could adversely affect our ability to perform, market our company and obtain contracts with major hotels.

     Our success will be substantially dependent on the performance of our executive officers, Jacob Ronnel and Ariel Almog. The loss of the services of either of these executive officers could have a material adverse effect on our business, results of operations and financial condition. In addition to being executive officers of HOMI, Mr. Ronnel and Mr. Almog are executive officers of BTM, and of Hotel Outsource Services, Inc., which is owned 70% by a HOMI subsidiary and 30% by BSI. Competition for senior management, marketing personnel and other employees is intense, and there can be no assurance that we will be successful in attracting and retaining such personnel. Failure to successfully manage our personnel requirements could cause a decrease in sales and revenues. While we intend to purchase key person life insurance for our executive officers, currently we do not have any such insurance. HOMI has not entered into employment agreements with either Jacob Ronnel or Ariel Almog; however, HOS has entered into employment agreements with both Mr. Ronnel and Mr. Almog.

4. The economy of the hospitality industry is uncertain; a downturn could decrease our opportunities for contracting with new hotels.

     HOMI's revenues are dependent in large part on the continued growth and profitability of the lodging industry, which, in turn, is dependent on levels of travel, tourism and business entertaining. There can be no assurance that profitability and growth will be achieved. The September 11, 2001 terrorist attacks and the crisis in the Middle East have had an adverse effect on the hospitality industry in the United States and the Middle East, and could continue to impact the business through the foreseeable future. This weakness could affect hoteliers' decision to install Bartech mini-bars, which could materially adversely affect HOMI's business, operating results and financial condition.

5. The crisis in the Middle East has decreased tourism in countries in which we operate, resulting in decreased levels of hotel occupancy.

       As a result of the current crisis in the Middle East, including the targeting of hotels for terrorist attacks, tourism has decreased in the region. This has resulted in lower levels of hotel occupancy, which then results in a decrease in our sales revenues.

6. We have no patent or copyright protection, allowing other companies to create potentially competing projects.

     HOMI purchases all of the computerized mini-bars it markets from BSI. BSI holds no registered patents or copyrights and has not filed any such applications with respect to its technology. As a result, there can be no assurance its products will not be duplicated or that BSI will be able to protect its proprietary knowledge. Further, there can be no assurance that any patents or copyrights will be applied for or issued, or, if issued, would provide BSI with meaningful protection from competition. As a result, there is a risk that other companies may create similar products which could compete directly with the products HOMI markets. Such competition could result in a decrease in HOMI's revenues. Further, there can be no assurance that the BSI products marketed and operated by HOMI will not be found to infringe on any patent or copyright held by other third parties. In the event that any such products are found to so infringe, BSI could be required to seek a license with respect to such patented or copyrighted technology or incur substantial costs to redesign the infringing products, which could cause BSI to raise its fees and cut into HOMI's profit margin.

7. We depend on a single supplier of computerized mini-bars; BSI's failure to provide us with the requested number of mini-bars could cause us to be unable to fulfill our existing contracts or enter into new contracts.

     We are dependent on BSI for all of the mini-bars we sell and operate. BSI's insolvency or bankruptcy, or failure of BSI to renew its distribution agreements with BTM would force us to seek a partnership with other manufacturers of computerized mini-bars. There is no guarantee we would be able to form such relationships or that they would be on the same terms as our current agreement with BSI. This could result in our failure to fulfill then-existing contracts or enter into new contracts, which could lead to a decrease in revenues.

8. In our outsource operations, we depend on the hotels' timely payment of our share of the mini-bar revenues, the failure of which could harm our credit, cash flow and corporate growth.

     An integral part of our outsource operation program is the collection of revenues from our mini-bars by the host hotel, and then the allocation of such revenues between HOMI and the hotel. As a result, we depend on each hotel's timely and accurate collection of revenues. To the extent we depend upon our revenues to pay our expenses and/or fund our growth, hotels' failure to timely and/or accurately remit payment could adversely affect our credit, cash flow and expansion opportunities.

9. Our United States operating subsidiary may be purchased by its other shareholder, which could decrease our revenues in the United States.

     Hotel Outsource Services, Inc. is owned 70% by Hila International Corp., a wholly owned subsidiary of BTM, and 30% by BSI. HOS has the exclusive right to outsource Bartech mini-bars in the United States. BSI has the option to acquire another 20% of HOS so that BSI and Hila would each own 50%. This option is exercisable until April 1, 2003. In the event BSI exercises such option, HOMI will no longer consolidate HOS in its financial statements, which would indicate a substantial decrease in the assets of HOMI. Additionally, BSI has the option to purchase all, but not less than all of the HOS shares held by Hila, and all other HOS shareholders, if any. This option may be exercised immediately upon HOS's installment of at least 5,000 mini-bars in United States hotels in connection with outsourcing agreements, and for 60 months following such date. If BSI elects to exercise the option to purchase all of Hila's shares in HOS, the value of HOS would be deemed to be the greater of (a) $2,250 multiplied by the number of mini-bars operated by HOS (minimum of $11,250,000) or (b) HOS's net income after tax income for the 12 full months prior to the month the option is exercised, multiplied by 15, and BSI would have to pay Hila its pro-rata share of this amount. The exercise of such option would result in BSI's ownership of 100% of HOS. BSI's exercise of this option would divest HOMI of its interest in HOS, and could decrease HOMI's revenues from hotel outsource agreements in the United States.


10. No market may develop for our securities after the offering, and investors would then be unable to sell their securities.

     Prior to this offering, there has been no public market for our common stock or other securities. The initial price of the public offering of our common stock has been arbitrarily determined by HOMI and is not necessarily related to our assets, book value, results of operations, or any other established criteria of value. There can be no assurance that an active trading market for our common stock will develop, or be sustained if developed following the closing of the offering.

11. We may need, and may be unable to obtain, additional financing which could force us to slow down or suspend our operations.

     HOMI needs to continue to market its products and services in order to expand its operations. We believe that we have sufficient capital to meet our needs for working capital and capital expenditures for at least the next 12 months. After 12 months we may need to raise additional funds through a private or public offering of securities for marketing. Further, we will need to finance the purchase of additional mini-bars as we grow and enter into new outsourcing operation agreements. There can be no assurance that additional capital will be available on acceptable terms. HOMI may not be able to fund its future operations, adequately promote its procedures, develop or enhance services or respond to competitive pressures. Any such inability could adversely effect our ability to enter into new contracts which would prevent us from growing the company.

12. Failure of BSI to renew our distribution agreements would result in our having to seek partnerships with other manufactures of computerized mini-bars.

     Currently, BSI is our supplier of computerized mini-bars. However, the agreements between BSI and our subsidiaries each have one year terms and only have automatic renewals for up to three years. After that, the agreements must be affirmatively renewed. Further, some agreements have distribution or revenue milestones which, if not achieved, permit BSI to terminate its agreement with BTM. Failure of BSI to renew or to terminate any of there agreements will force us to find other manufacturers from which to purchase the computerized mini-bars. There is no guarantee that we will be able to contract with other manufactures, or with BSI after the automatic renewals have expire, or that such contracts will be as advantageous to HOMI as existing BSI agreements.

13. Management of HOMI controls the Company and shareholders will be unable to elect directors which are not chose by management.

     Present management and directors of HOMI own approximately 30.24% of our issued and outstanding common stock. As a result of their stock ownership, the current officers and directors control management and operation of HOMI.

14. We have no previous experience of operating or promoting a business in the United States.

     Since 1999, HOMI has operated, sold and serviced Bartech mini-bars in Israel, South Africa and Turkey; HOS is our first venture in the United States. Every market and country behaves somewhat differently, with different rules and regulations. In some of the hotels in the United States we will be facing the local unions and will need to adapt and adjust our program accordingly.

15. We may not be able to extend the outsource operation program to new regions.

     HOMI, through its subsidiaries, is operating computerized mini-bars hotels in Israel, South Africa and the United States. We intend to gradually extend our services to other countries in order to increase the size of our potential market, to diminish any adverse effects on our operations and revenues should BSI's exercise its option to purchase HOS's shares, and to spread the risks among different markets areas. There is no guarantee we will be able to expand our operations. Our inability to expand could result in a failure to increase our in revenues.

16. We may be unable to secure long-term financing, which we need to purchase Bartech mini-bars.

     For each new outsource operation agreement, we will need to obtain long-term financing to purchase Bartech mini-bars. HOS is a new company with no credit history. Our ability to obtain new financing depends very much on the development of our credit history and on our financial performance in hotels we operate. Our inability to obtain the necessary financing may limit the number of outsource operation agreements we are able to enter into.


                                 CAPITALIZATION

     The following table sets forth the capitalization at June 30, 2002. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                        June 30, 2002
                                    -------------------
                                       (In thousands)

Long-term  debt                                   404

Stockholders'  equity:                             22
Common  stock,  $.001  par  value;
authorized  30,000,000  shares,
issued  and  outstanding
22,000,000  shares;
Preferred stock, $.001 par value
Authorized 5,000,000 shares
Issued and outstanding 0 shares                     0

Additional  paid-in  capital                      867

Accumulated other Comprehensive Loss              (17)

Accumulated deficit                              (386)



Total  stockholders'  equity                     486
                                               ------

Total  capitalization                            890
                                               ======


MANAGEMENTS'  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION

     The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operations and financial conditions for the years ended December 31, 2000 and 2001, and the quarters ended June 30, 2001 and 2002. The following discussion should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus.

Overview

     HOMI a Delaware corporation, is a holding company for several operating subsidiaries which distribute, market and operate computerized mini-bars in Israel, Turkey, Jordan, South Africa and the United States, focusing on upscale hotels. HOMI was originally incorporated as Benjamin Acquisitions, Inc. (BAI). On December 28, 2001, Benjamin Acquisitions acquired Bartech Mediterranean Ltd., an Israeli company. According to the Agreement of Acquisition, BAI issued 12,000,000 shares to BTM shareholders in exchange for all of the outstanding shares of BTM, with the result that BTM became a wholly owned subsidiary of BAI. The name of the company was changed soon after the BTM acquisition.

     Since inception, HOMI has devoted all of its resources to raising its initial capitalization, engaging in a private placement offering and negotiating the acquisition of BTM. From inception until the acquisition of BTM, HOMI raised $3,500 in its initial capitalization and $650,000 in a private placement offering of which $220,000 was received on February 2002.

     BTM was incorporated in 1997 under the laws of Israel. Since its inception, BTM has been selling, installing and operating computerized mini-bars in hotels. BTM both sells computerized mini-bars to hotels, and enters into outsourcing agreements with hotels pursuant to which BTM receives a percentage of revenues. In 2001, BTM issued 491,032 shares in consideration of $209,000 of which $193,000 was received in 2000. In October 2001, BTM issued 200,000 shares of common stock as consideration for the acquisition of an additional 10% in a South African affiliate. The fair value of the shares acquired was $50,000. In November 2001, BTM issued 11,245,528 common shares to founders at par value per share. This issuance is reflected in a manner similar to a stock split. These shares, combined with the 63,440 shares originally issued to the founders of BTM, comprise the 12,000,000 shares of BTM that were issued and outstanding at the time of its acquisition by BAI.

     HOMI, through BTM and its subsidiaries, is the exclusive distributor of Bartech Systems International Ltd. (BSI), a manufacturer of computerized mini-bars, in Israel, Jordan, Turkey and South Africa. HOMI, through a subsidiary, HOS, which is owned 70% by a HOMI subsidiary and 30% by BSI, has the exclusive rights to purchase and operate Bartech mini-bars through outsource operating agreements in the United States.

Our revenues are derived from two sources:

(1) distribution and sale of Bartech mini-bars either directly or from royalties from the assignment of the rights in Turkey;

(2) purchase and operation of Bartech mini-bars through our outsource program.


Royalties received from the distribution and sale of Bartech mini-bars in Turkey accounts for approximately 2% of our revenues.

In 2001 we achieved approximately 98% of our revenues from our outsource programs, and for the period January 1, 2002 through June 30, 2002, 100% of our revnues have been achieved through out outsource programs. These revenues come from the sale of products in the mini-bars. According to our agreements with hotels in which we conduct our outsource programs, the hotels, which collect the revenues generated from our mini-bars, deduct their portion of the revenues before distributing the remainder to us.

The company records revenue on a net income method, i.e., after the hotel's portion of the income is paid.

Expenses incurred in our Outsource operations are as follows:

(1) the purchase from BSI of the Bartech system to be installed in hotels. This capital expense is charged to property and equipment and depreciated over the period of the contracts with the hotels (8-10 years);
(2) the purchase of the products to be placed in the mini-bars. We purchase these products from various vendors. Sometimes the hotel will purchase the alcoholic beverages to be placed in the mini-bars and we reimburse the hotel for such purchases;
(3) labor costs of the mini-bar attendants;
(4) management, administration and marketing;
(5) Finance expenses. We often finance the purchase of our mini-bars.

Currently, neither HOMI's officers or directors are receiving compensation. HOMI intends to offer its Chief Executive Officer a salary by early 2003. The salary has not yet been determined. HOMI intends to hire a Chief Financial Officer by early 2003. We have not yet determined a salary for this position.

As of October 1 , 2002, three of HOMI's subsidiaries, HOS, BTM and Batim Bartech, pay officers gross salaries, including expenses; collectively $240,000 per year. These salaries may be divided as follows: HOS, $180,000 per annum and BTM, $40,000 per annum. Batim Bartech pays a key employee and shareholder of that company, Daniel Golan, $20,000 per annum.

 The formula of computation to determine the bonuses based on performance has yet to be determined by the board of directors.

Six  Months  Ended  June 30,  2002  and  2001

     We believe that we have sufficient cash and revenues to fund our existing operations for the next 12 months. However, we will need to raise additional capital to expand our operations. We anticipate raising up to $1,000,000 within the next 24 months.

HOMI  (Consolidated)

Results  of  Operations

For the six months ended June 30, 2001 and 2002, HOMI had sales revenues of $277,000 and $247,000, respectively, a decrease of $30,000 as a result of the continuing crisis in the Middle East. However, the decrease of sales in Israel was offset by an increase in sales in HOMI's South African operations, which was not consolidated in the 2001 reports.

Net  loss   increased  from  $87,000  to  $106,000  in  the respective six-month periods.

Cost of sales for the six months ended June 30, 2001 and 2002 were $238,000 and $169,000 respectively, a decrease of $69,000. However, as a percentage of sales, the cost of sales decreased from 86% to 68%.

Gross profit increased from $39,000 to $ $78,000 for the six months ended June 30, 2001 and 2002, respectively, due to the fact that cost of sales in South Africa is much less than in Israel.

Sales and marketing expenses decreased from $18,000 to $8,000 for the first six months of 2001 and 2002.

General and administrative expenses increased from $88,000 to $193,000 for the first six months of 2001 and 2002, respectively, due to an increase in the cost of professional services and other expenses incurred in expanding to new markets.

Operating (loss) increased from ($67,000) for the six months ended June 30, 2001 to ($123,000) for the similar period in 2002, as a result of a decrease in sales and an increase in general and administrative expenses.

For the six months ended June 30, 2002, we had no royalty revenues. For the six months ended June 30, 2001 and 2002, we had $30,000 and $7,000 in financial expenses, a decrease of $23,000, primarily as a result of change in currency rates between the United States dollar, the South African rand and the Israeli shekel, as well as the decrease in interest rates.


Liquidity  and  Capital  Resources

At June 30, 2002, HOMI had long term liabilities of $404,000 for long term loans from banks and others and $152,000 current maturities. The bank loans accrue interest at a rate of LIBOR plus 2.25%. HOMI had short-term bank credit of $189,000 at June 30, 2002, and cash and cash equivalents of $354,000. The cash and cash equivalents come from two sources:

$650,000 from HOMI's private placement offering;
$150,000 from BSI's investment in HOS. We intend to use this money to purchase Bartech mini-bars and as working capital for HOS.

Pursuant to an agreement, Bank Leumi U.S.A (N.Y) has agreed to finance HOMI's purchase of mini-bars to enable HOMI to fulfill its February 13, 2002 agreement with Hyatt Regency-San Fransico. According to the Bank Leumi agreement, HOMI will fund 30% of the estimated $800,000 purchase price, plus sales tax with Bank Leumi financing the remaining $550,000 at 10% per annum. The loan was received in September 2002. The loan is for a period of sixty months, with monthly payments of principle and interest. Mr. Avrahan Bahry, a shareholder of HOMI, participated in the loan. Until December 31, 2003, Bank Leumi has the right to purchase Mr. Bahry's participation. In the event of HOS's default on the loan, Mr. Bahry may require Bank Leumi to assign him all of its rights in the loan, including all security and collateral. The security and collateral includes all accounts and contract rights arising from the Hyatt Regency-San Francisco agreement, and the corporate guarantees of BSI (30% of the loan) and BTM (70% of the loan).


Years  Ended  December  31,  2001  and  2000

HOMI  (Consolidated)

Results  of  Operations

     The net loss for years ended December 31, 2001 and 2000 was $ 94,000 and $126,000 respectively. These losses are primarily the result of low occupancy rates in hotels in which we operate.

     For the years ended December 31, 2001 and 2000, HOMI had $607,000 and $631,000 in sales revenues, respectively. The decrease is a result of the current crisis in Israel offset partially by the beginning of operations in South Africa. The average yearly occupancy rate in hotels in which HOMI operates has declined from 59% in 2000 to 42% in 2001.

     Cost of Sales was $476,000 in 2001 and $459,000 in 2000. This increase was due to an increase of depreciation and salaries. As sales decreased and the cost of sales increased, gross profit margins decreased.

     Gross profit decreased from $172,000 in 2000, to $131,000 in 2001 as a result of the decrease in hotel occupancy in which we operate, and increase of cost of sales.

     General and administrative expenses were $171,000 in 2001 and $136,000 in 2000.This increase is a result of increase in cost of professional services and other expenses due to expanding to new markets, including setting up our operations in the United States, and costs incurred as a result of the growth of the company, its merger with HOMI and financing activities.

     Sales and marketing expenses decreased from $83,000 in 2000 to $40,000 in 2001.

     Operating loss increased from $47,000 for the year ended December 31, 2000, to $80,000 for the year ended December 31, 2001. This was due to a decrease in sales and an increase in the cost of sales and general and administrative costs.

     Financing expenses decreased from $77,000 in 2000 to $57,000 in 2001, as a result of the decrease in the outstanding balance of loans, and the decrease in interest rates.

     For the years ended December 31, 2001 and 2000, we had a royalty revenues of $11,000 and $40,000 respectively.

     In 2001, four customers represented 85% of total sales. In 2000, three customers represented 85% of total sales.

     HOMI's assets increased from $892,000 in 2000 to $1,466,000 in 2001 as a result of increase in cash and increase in property and equipment.


Liquidity  and  Capital  Resources

     In 2001 and 2000, HOMI funded its operations through sales revenues and a private placement offering. HOMI has authorized credit lines of $250,000, denominated in NIS. Interest is prime plus 3%. At December 31, 2001, $239,000 was outstanding on this line of credit.

     In 2001, HOMI had long-term debt consisting of $376,000 of bank loans which bear interest at a rate of LIBOR plus 2.25%, and $142,000 of a long-term loan from a financial institution, bearing interest at 9.7% per annum. Of our long-term loans, $376,000 was in U.S. dollars, and $142,000 was in Euros. In addition, in 2001, a minority shareholder in South Africa lent the company $90,000 at a rate of LIBOR plus 2%. These loans are secured by liens on the assets of HOMI. Additionally, three shareholders have supplied personal guarantees on $615,000 of our debt.

     The overall long-term debt of HOMI in 2001 was $608,000, of which $155,000 was current maturities.


     During 2001, we had $51,000 of long-term loan interest expenses.

     In 2001, we received $90,000 from a minority shareholder. We paid $153,000 towards loans in accordance with schedules agreed upon at receipt of the loans.

     We believe that we have sufficient cash flows from operations combined with the proceeds from the private placements, as well as possible increases in our bank lines of credit to enable us to repay our loans on a timely basis. Further, our monthly cash flow is greater than our monthly loan payments.

     In 2001, BTM received three loans from HOMI amounting to $400,000. According to the loans terms, they bear interest at a rate of LIBOR plus 1.75% per annum. The loans, including any and all interest earned thereon will be deemed as a capital contribution, by the holder, in BTM, in the event HOMI engages in a public offering of its securities no later than March 1, 2003. The notes also state that in the event HOMI does not have an initial public offering of its securities declared effective by the United States Securities and Exchange Commission by March 1, 2003, BTM undertakes to repay this note in 36 equal, consecutive, monthly installments, beginning on April 1, 2003.

     In 2001, we had a $2,000 net (loss) as a result of changes in the Exchange rate. HOMI's functional currency is the United States dollar, but through its operations in South Africa and Israeli, a portion of its assets and liabilities is linked to local currencies, causing a gain or loss from exchange differences. These differences will continue as long as the company continues to operate in South Africa and Israel. In 2001, the exchange rate caused a $12,000 decrease in our contract rights. We expect that in 2002, the change in value of the South Africa rand will cause the contract rights to increase.

     As of December 31, 2001, HOMI owed BSI $79,000 for equipment installed in South Africa in November 2001. This amount was partially repaid in the first quarter of 2002. As of December 31, 2001, HOMI has $109,000 payable as per a revenue sharing agreement and provisions for other accrued expenses. This was partially repaid in the first quarter of 2002.

     For the year ended December 31, 2001, we had an accumulated deficit of $280,000. HOMI has losses in 2000 and 2001 primarily as a result of expenses incurred with our work to establish new markets in South Africa and the United States, as well as legal and professional services associated with HOMI's registration statement, and a decrease in occupancy rates in hotels in which we conduct our outsource operation programs.


International Tax Implications

HOMI's subsidiaries in Israel are subject to a 36% corporate tax rate. The South African subsidiary is subject to a 30% corporate tax rate.

Pursuant to the Income Tax (Inflationary Adjutsments) Law - 1985, results for tax purposes in Israel are measured in real terms, in accordance with changes in the Israeli Consumer Price Index.

As of December 31, 2001 the subsidiaries in Israel had approximately $ 223 Israeli net operating loss carryforwards. As of December 31, 2001 the South African subsidiary had approximately $ 65 net operating loss carryforwards. The loss carryforwards in Israel and South Africa have no expiration date.

As of December 31, 2001, HOMI and it subsidiaries have provided valuation allowances of $90 in respect of deferred tax assets, resulting from tax loss and temporary differences.

                                     17

                                    BUSINESS

General

     HOMI was incorporated under the laws of the State of Delaware on November 9, 2000 under the name Benjamin Acquisitions, Inc. On December 28, 2001 the company acquired Bartech Mediterranean Ltd., an Israeli corporation. On January 8, 2002, the company amended its certificate of incorporation to change its name to Hotel Outsource Management International, Inc. HOMI had no operations prior to the acquisition of BTM. BTM was incorporated in Israel in 1997. From inception to January 1999 BTM's sole business was serving as distributor of Bartech's mini-bars.

      Since 2000, BTM had sought a way to penetrate the U.S. market for computerized mini-bars. Management of BTM believed that such penetration would best be facilitated by merging with or being acquired by a United States corporation. BAI has shown an interest in acquiring BTM and negotiations began. BAI raised $650,000 in a private placement offering once BTM was identified as an acquisition candidate. Most of this money was later loaned to BTM. The acquisition was consummated in December 2001. Prior to the acquisition the control person of BAI were Joseph Stabholz and Avraham Bahry, and the control persons of BTM were Jacob Ronnel, Ariel Almog and Benzion Perko. The price of the acquisition was set through arms length negotiations; no third party opinions were received.

     In January 1999, BTM began its first outsource operation at the David Intercontinental Hotel in Tel Aviv. In October 1999, BTM, through its subsidiary, Bartech Mediterranean (operation 99) Ltd., expanded its outsource operations to the Sheraton City Tower in Tel Aviv, and in 2000, BTM added three additional hotels in Israel to its outsource operations.

     In 2001, BTM, through its wholly owned subsidiary, Hila International Corp., and BSI formed Hotel Outsource Services, Inc., a Delaware corporation owned 70% by Hila and 30% by BSI. HOS is the exclusive outsource operator of Bartech mini-bars in the United States.

     HOMI, through its subsidiaries, has contracts to distribute, market, operate and service mini-bars in hotels located in Israel, Turkey, Jordan and South Africa. HOMI has no other distribution rights. In addition, since July 2002, through its subsidiary, HOS, HOMI own and operate Bartech mini-bars in the United States. HOS has no distribution rights in countries other than the United States.

     HOS is owned 30% by BSI and 70% by Hila, a wholly owned subsidiary of HOMI. Exclusive of its in interest in HOS, BSI's relationship with HOMI and its subsidiaries is that of a manufacturer and distributor. Because both our sales and outsource operations utilize Bartech mini-bars exclusively, we are dependent on BSI, the quality of its products, and the financial viability of BSI.

     In 1999, BTM (through Remstone) and Daniel Golan (through Ice Maiden International Ltd.) formed Batim Bartech with each party owning 50% of that company. Batim Bartech was formed when BTM decided to operate in South Africa and needed someone local to manage the day-to-day operations. Mr. Golan is a resident of South Africa, and an investor (through Ice Maiden) in Batim Bartech. As Batim Bartech's outsource operations in South Africa increased, BTM negotiated with Mr. Golan to increase BTM's percentage of Batim Bartech. The result of the negotiations was an exchange of shares: 10% of Batim Bartech for 1.667% of BTM. The transaction was a purchase of Batim Bartech shares and not of specific assets of Batim Bartech. BTM now owns 60% of Batim Bartech, while Ice Maiden owns 40%. Following HOMI's acquisition of BTM, Ice Maiden became a shareholder Of HOMI.

     HOMI is the exclusive distributor of Bartech mini-bars in Israel, Jordan, Turkey, and South Africa. We have the exclusive rights to outsource operations of Bartech mini-bars in the United States. To date HOMI and its subsidiaries have entered into contracts with eight major hotels to provide the hotel rooms with mini-bars, as well as to operate and service the mini-bars. HOMI, through its subsidiaries, intends to develop the outsource operation program in the United States and other countries.

Subsidiaries

     HOMI is a holding company for several corporations, which distribute, market and operate hotel mini-bars. We utilize these subsidiaries because of the international nature of our operations; each subsidiary is incorporated in the county in which it operates. In Israel we have two subsidiaries because the City of Eilat has VAT regulations unique to that city. The following is a chart and schedule of HOMI's subsidiaries:


I. Bartech Mediterranean, Ltd., an Israeli corporation owned 100% by HOMI. BTM has contracts for the distribution and service of Bartech mini-bars in Israel, Jordan, and Turkey. It owns and operates Bartech mini-bars in three hotels in Israel for a total of 1,200 rooms.

     A. Bartech Mediterranean Eilat (1999) Ltd., an Israeli corporation owned 100% by BTM. Bartech Mediterranean Eilat (1999) Ltd. owns and operates 250 Bartech mini-bars in one hotel in Eilat, Israel.

     B. Bartech Mediterranean (Operation 99) Ltd., an Israeli corporation owned 50% by BTM. Bartech (Operation 99) owns and operates Bartech mini-bars in one hotel in Israel with 170 rooms. The remaining 50% is owned by three other un-affiliated parties.

     C. Remstone Limited, a British Virgin Islands Corporation owned 100% by BTM. Remstone is a holding company for Batim Bartech Agencies (Pty) Limited, a South African Company.

     D. Batim Bartech Agencies (Pty) Limited, a South African corporation owned 60% by Remstone Limited, owns and operates Bartech mini-bars in two South African hotels which have approximately 400 rooms. The remaining 40% is owned by Ice Maiden International Limited.

          1. Embossed Trading (Pty) Ltd., a South African corporation owned 100% by Batim Bartech. This is an inactive corporation.

                                       18

     E. Hila International Corp., a Delaware corporation owned 100% by Bartech Mediterranean.


          1. Hotel Outsource Services, Inc., (HOS) a Delaware corporation owned 70% by Hila and 30% by BSI. HOS is the exclusive outsourcing company for Bartech mini-bars in the United States. In February 2002, HOS entered into an agreement to provide, operate and service all of the rooms in the San Francisco Hyatt Hotel which has 805 rooms.

Bartech  Mediterranean  Ltd.

     BTM was incorporated pursuant to the laws of Israel in 1997. It was acquired by HOMI on December 28, 2001. BTM was formed to sell and operate computerized mini-bars in countries throughout the world.

     BTM has an agreement with BSI pursuant to which BTM is the exclusive distributor of Bartech mini-bars in Israel, Turkey and Jordan. BTM has the exclusive right to sell license, import, market, distribute, install and service Bartech mini-bars in Israel, Turkey, and Jordan. The term of this agreement is December 2000 through 2001 with automatic renewals for an additional two years, after which BSI and BTM may choose to renew the agreement. BSI may terminate the agreement if BTM does not meet certain sales targets. No targets were set for 2002. BTM has assigned its rights to sell and service Bartech mini-bars in Turkey to Protel Bilgisayar Limited Sirketi, a Turkish corporation, in return for a certain share of the profit margins. BTM, through Bartech Mediterranean Eilat (1999) Ltd., has an outsource agreement with Queen of Sheba Or-Yam, a Hilton hotel for ten years commencing October 1999. BTM also has, through Bartech Mediterranean (Operation 99) Ltd., outsource operation agreements with Sheraton Israel Ltd. on behalf of Sheraton City Tower. BTM has outsource operation agreements with Inter-Continental Hotels corporation for the David Inter-Continental hotel in Tel Aviv, with Dan Hotels Company Ltd. for the Dan Tel-Aviv hotel, and directly with Carlton Tel Aviv.

Bartech  Mediterranean  Eilat  (1999)  Ltd.

     Bartech Mediterranean Eilat (1999) Ltd. is an Israeli corporation incorporated in 1999. Bartech Eilat is a wholly owned subsidiary of BTM.

Remstone  Limited

     Remstone Limited is a British Virgin Islands Company incorporated in 1999. 100% of the issued and outstanding shares of Remstone is owed by BTM. On December 2000, Remstone acquired 50% of the issued and outstanding shares of Batim Bartech Agencies (Pty) Limited, a South African corporation and acquired an additional 10% in October 2001. Remstone is solely a holding company. It has no other activities.

Batim  Bartech  Agencies  (Pty)  Limited

     Batim Bartech Agencies (Pty) Limited was incorporated pursuant to the laws of South Africa in 1999. Batim Bartech is the exclusive distributor of Bartech mini-bars in South Africa, with the exclusive right to sell and operate Bartech
                                       19


mini-bars in South Africa. The exclusive distributorship agreement was entered into in December 2000 and unless terminated, automatically renews each year for the next two years. BSI and Batim Bartech may renew the agreement after the three-year term. BSI may terminate the agreement if Batim Bartech does not achieve certain sales targets. No annual targets were set for 2002 as a result of the situation in the Middle East and the events of September 11, 2001.

     Batim Bartech has contracted with Southern Sun Hotel Interests (Pty) Limited, the managing company for Inter-Continental Hotels and Crown Plaza Hotels in South Africa, and Airport Sun Inter-Continental-Johannesburg to install, maintain, and operate Bartech mini-bars in an outsource operation. This contract is in force for ten years commencing in May 2001, and may be extended. Batim Bartech has also contracted with Tsogo Sun Holdings (Pty) Limited, owners of Palzzo Inter-Continental at Montecasino to install and operate Bartech mini-bars at the Palazzo Inter-Continental at Montecasino in an outsource operation. This contract is for a term of ten years commencing September 2000 and may be extended.

Embossed  Trading  (Pty)  Ltd.

     Embossed Trading (Pty) Ltd. was incorporated in South Africa in 1999. It is a wholly owned subsidiary of Batim Bartech. It is an inactive company.

Bartech  Mediterranean  (Operation  99)  Ltd.

     Bartech Mediterranean (Operation 99) Ltd. is an Israeli corporation formed in 1999. It is owned 50% by BTM. Pursuant to an outsource agreement with Sheraton, (Operation 99) services and operates Bartech mini-bars in the Sheraton City Tower hotel, in Ramat Gan, Israel. The remaining 50% is owned by three unaffiliated shareholders.

     Hila International Corp. was incorporated pursuant to the laws of Delaware in 2001. Hila is owned 100% by BTM. Hila owns 70% of HOS; the remaining 30% is owned by BSI. Hila serves solely as a holding company. It has not other activities.

Hotel  Outsource  Services,  Inc.

     HOS, incorporated in 2001, is owned 70% by Hila, a wholly owned subsidiary of BTM, and 30% by BSI. HOS was formed to purchase and operate Bartech mini-bars in hotels located in the United States. As part of its outsourcing agreements, HOS intends to supply an hotel with mini-bars, as well as purchase food, beverages and other items to be stocked in mini-bars, and stock, restock, and maintain the mini-bars. HOS has agreed to use only Bartech mini-bars in its outsource operations. In turn, BSI has agreed that HOS will be its exclusive provider of outsourcing services in the United States.

     On February 25, 2002, HOS entered into an agreement with Hyatt Corporation for Hyatt Regency Hotel-San Francisco to purchase and operate Bartech mini-bars in all 805 of the rooms in the Hyatt Regency Hotel - San Francisco. Operations are commenced in July 2002. According to this agreement, HOS will be the exclusive operator of mini-bars at this hotel for nine years. The agreement also allows Hyatt Regency to purchase the mini-bars from HOS after 36 months.

     Hotel Outsource Services, Inc. is owned 70% by Hila International Corp., a wholly owned subsidiary of BTM, and 30% by BSI. HOS has the exclusive right to outsource Bartech mini-bars in the United States. BSI has the option to acquire another 20% so that BSI and Hila would each own 50%. This option may be exercised until April 1, 2003. Additionally, BSI has the option to purchase all, but not less than all of the HOS shares held by Hila, and all other HOS shareholders, if any. This option may be exercised immediately upon HOS's installment of at least 5,000 mini-bars in United States


                                       20
hotels in connection with outsourcing agreements, and for 60 months following such date. If BSI elects to exercise the option to purchase all of Hila's shares in HOS, the value of HOS will be deemed to be the greater of (a) $2,250 multiplied by the number of mini-bars operated by HOS (minimum of $11,250,000) or (b) HOS's net after tax income for the 12 full months prior to the month the option is exercised, multiplied by 15, and BSI will have to pay Hila its pro-rata portion of this value. The exercise of such option would result in BSI's ownership of 100% of HOS.

Material Contracts

Exclusive Distributorship Agreement between Batim Bartech and BSI
(formerly known as Bartech E.M.E.A. SARL) for South Africa

On December 28, 2000, Batim Bartech entered an agreement with Bartech E.M.E.A. SARL (now known as BSI) pursuant to which BSI granted Batim Bartech exclusive distribution rights, including the rights to sell, license, market, install and service, Bartech computerized mini-bars in South Africa. According to the contract, Batim Bartech's annual target for 2001 was 400 Bartech mini-bars. This goal was met. No annual target was set for 2002 or 2003. Batim Bartech is prohibited from representing, distributing, licensing or promoting, either directly or indirectly, any products that are competitive with Bartech mini-bars during the term of the agreement.

The term of the agreement is one year, and it automatically renews for one year unless either party notifies the other not less than three months prior to the expiration of the term that it does not consent to the automatic renewal. The automatic renewal expires after the second one-year renewal. Batim Bartech may terminate the contract upon 90 days written notice. BSI may terminate the contract only if (a) Batim Bartech's account is more than 60 days past due; (b) Batim Bartech achieves monthly targets in no or one monthly during any six consecutive month period or achieves less than 75% of its annual target in any single target year; (c) Batim Bartech changes ownership; (d) Batim Bartech provides BSI with false or misleading information; (e) Batim Bartech breaches any of its responsibilities under the contract; or (f) Batim Bartech enters into liquidation or has a receiver appointed.

Exclusive Distributorship Agreement between Bartech Mediterranean and BSI (formerly known as Bartech E.M.E.A. SARL) for Israel, Jordan and Turkey

On December 28, 2000, BTM entered into an agreement with Bartech E.M.E.A. SARL (now known as BSI) for BTM to be the exclusive distributor of Bartech mini-bars in Israel, Jordan and Turkey. According to the agreement, BTM's annual target for 2001 was 800 mini-bars. That target was not met; however, there were no negative consequences to BTM and the contract was not cancelled. No annual targets were set for 2002 or 2003.

The term of the agreement is one year, with automatic renewals for two one-year terms, unless notice is given by either party to the other of its intention not to renew. The terms of this agreement, except for the parties and annual targets, are identical to those contained in the agreement between Batim Bartech and BSI.

Stock Purchase Agreement between BSI, BTM and Hila for the formation of HOS.

On October 1, 2001, BTM, Hila and BSI entered into an agreement pursuant to which BSI was to purchase 300 shares of HOS, a newly formed Delaware corporation. Prior to October 1, 2001, Hila had purchased 700 shares of HOS. The business of HOS is to provide outsourcing to hotels using Bartech mini-bars and related products in the United States. HOS has the exclusive right to outsource Bartech mini-bars in the United States. According to a shareholders agreement between Hila and BSI, BSI will sell Bartech mini-bars to HOS at a discount from its then current United States price list. HOS and BSI entered into an option agreement on October 1, 2001. According to this option agreement, during the eighteen months subsequent to its purchasing 30% of HOS, BSI will have an option to increase its holdings in HOS up to 50% at a purchase price per share equal to the equity value per share. The equity value is the aggregate dollar amount of equity capital contributions made prior to the exercise of the option, divided by the number of shares then outstanding. If the option is exercised after 12 months from the grant date the purchase price shall be 115% of the equity value.

Also subsequent to installation of at least 5,000 minibars in hotels in the U.S by HOS and for a period of 60 months thereafter, BSI has have the option to purchase all shares issued by HOS for a price equal to the greater of either a) $2.25 multiplied by the number of minibars operated by HOS (minimum of $ 11,250) or (b) HOS net after tax income, determined in accordance with U.S. generally accepted accounting principles, for the 12 full months completed prior to the month the option is exercised, multiplied by 15.

Agreements with Hotels

     HOMI and its subsidiaries have agreements with each hotel in which they conduct outsource operations. The basic terms of the agreements are as follows:


-HOMI purchases and maintains ownership of the mini-bars, which are installed in the hotels' rooms.
-HOMI installs the mini-bars and ensures that they are interfaced with the hotel's computer system.
-HOMI maintains and operates the mini-bars.
-Personnel operating the mini-bars are employees of HOMI.
-The hotel grants HOMI access to guests' rooms at least two times per day.
-The hotel provides HOMI a room for office and storage.  HOMI has sole access to the room.
-HOMI and the hotel determine the price of products in the mini-bars mutually.
-HOMI purchases the products for the mini-bars.
-The hotel provides written instruction and descriptions to the guests with respect to operation and location of the mini-bars.
-The terms of the contracts vary from 6 to 10 years.
-HOMI and the hotel split the revenues from the mini-bars in accordance with a pre-determined formula.
-The hotel collects the revenues and distributes HOMI's portion.
-The hotel has the option to purchase the mini-bars during the term of the agreement, at set dates, as well as at the end of the term of the agreement.
-The agreements may be terminated upon written notice of breach of the agreement by the other party.


Industry Background

     The concept of in-room sales of food, beverages and other small non-perishable goods has existed for many years in the hotel industry. Traditionally, two primary means of selling in-room consumable goods have been used within the lodging industry- the "honor" system and the "vending machine" system. The honor system utilizes a small refrigerator and a form listing all items available for purchase within the refrigerator. Each day, the guest completes the form detailing items purchased during their stay. The following day, a hotel employee will remove the form from the room and manually add the invoice to the guest room charges. The vending machine system utilizes a refrigerator similar to the honor system, but the interior of the refrigerator resembles a traditional vending machine, comprised of plastic doors to access the goods. With this kind of system, product choice is made by pressing the selected button or by entering a specified code on an attached keyboard. By opening the section containing the product or entering the code on the keyboard, a command is sent from the room to the property management system and the appropriate amount is added to the guest's room charges.

     Management believes the honor system often results in losses attributable to non-reported or disputed selections by guests, and does not provide a central control for refilling, and requires manual inventory of each room, whether or not items are consumed. These systems often require at least two trips for inventory management; one to ascertain goods consumed and one to restock the goods consumed. Management believes the vending machine system presents a mechanical, machine-like appearance, which often conflicts with the aesthetics of a full service-lodging establishment and has a chilling effect on impulse purchases. HOMI also believes that the vending machine system does not provide an adequate selection of items to chose from, which potentially leads to guest dissatisfaction and loss of incremental revenue opportunities. Although the vending machine system avoids extra trips, the machines are mechanical and require a relatively expensive maintenance contract.

     We believe that the Bartech mini-bars we sell and/or operate address these shortcomings by providing fully computerized management system for open display mini-bars. Bartech mini-bars contain an automated control and management system that monitors the movements of all items in the mini-bar. Bartech mini-bars provide interfaces to the hotel's property management system. Furthermore, the system generates a refill report so that the attendant will only go to those rooms that require stocking. Accordingly, revenues are reported accurately and the unit is restocked timely. In fact, the average hotel utilizing traditional mini-bar systems requires one employee for every 100 rooms to monitor and manage mini-bar activity. Through utilization of the Bartech mini-bar, customers report that they can increase the number of rooms that one employee can manage to more than 300.

Customers  and  Markets

     HOMI currently markets and sells Bartech mini-bars to full-service hotels in 4 countries. These target hotels typically have a minimum of 100 rooms. Target customers in the full-service sector encompass deluxe, luxury, upscale and mid-scale establishments. According to Smith Travel Research, the U.S. full-service sector represented roughly 1.8 million hotel rooms in 2000. Smith Travel Research estimates that the number of new units under construction will increase in major metropolitan cities, specifically San Francisco, Las Vegas, Orlando, Chicago, New York, Washington D.C., Miami, and Los Angles. In 2002, HOMI, through its operating U.S. subsidiary, HOS, began an outsource operation program with Hyatt Regency Hotel in San Francisco, to provide and operate 805 mini-bars in that hotel. HOMI believes that this contract with Hyatt Corporation, a leading hotel chain, will facilitate further sales in the San Francisco market and other U.S. cities. HOMI through HOS, is looking to further penetrate the U.S. market. However, as with any new concept, there is substantial risk that the marketplace may not accept the potential benefits of the technology utilized in this products. Market acceptance of BSI's products will depend, in large part, upon our ability to demonstrate the performance advantages and cost-effectiveness of our products over competing products. There can be no assurance that we will be able to market our technology successfully or that our current or future products will be accepted in the marketplace which could hinder our sales.

We depend on the occupancy level of the hotels in which we operate mini-bars; low occupancy levels may result in low sales revenues.

     There seems to be a direct correlation between a hotel's occupancy level and the quantity of purchases made by guests from a hotel's mini-bars. As a result, our sales revenues are dependent on hotel occupancy levels. The failure of a hotel to attract a large number of guests could result in a corresponding decrease in revenues by HOMI.

Products

      HOMI purchases its mini-bars from BSI. The Bartech automatic mini-bars look like ordinary refrigerators, but their operation is controlled by a secure and automatic computer system.

     The mini-bars were originally developed by BSI in 1988 to meet the specifications of Hilton International. The first units were installed in the Hilton hotel in Geneva. The open display and optional "dry section" allow a wide range of items to be offered to hotel guests. The units can accommodate up to 42 different types of drinks and snacks and can hold up to 60 items. Capacities vary from 40 liters to 75 liters. BSI has 86 different models to fit varying cabinet sizes. Door, cabinet finish, volumes, styles and dry sections can be custom ordered based on a hotel's needs.

     The Bartech mini-bar marketed and operated by HOMI is an automated system containing proprietary software, sensors and interface to the hotel's property management system. HOMI believes that the Bartech system enables HOMI's customers to manage their inventory of in-room consumables more effectively, enhance service efficiency, reduce labor cost, and potentially increase revenue per available room.

     Bartech mini-bars contain software which allows them to interface directly with a hotel's own billing system. Data transmission can be by means of the telephone wires or co-axial antennae cable. System software controls billing, automatic refill reports, lists of rooms with credit or without credit, listing of anomalies, price and inventory management, cash flow reports and stock analysis. The systems control stock rotating and product expiration dates, which helps when ordering new stock and enables stock to be rotated or discounted prior to expiration. The computer system also controls the energy consumed by each unit by reference to time of day, season, maintenance, and can automatically activate defrosting. Energy consumption may be reduced approximately 40% through this system.

     Bartech mini-bars interface with a hotel's central computer and provide automatic invoicing, reducing shrinkage (loss or theft) from approximately 20%-30% to approximately 2%.

     The traditional mini-bar is a refrigerator with a lock. Hotel guests are supposed to report any usage to the front desk upon check out. Although mini-bar prices are very high, yielding gross margins of approximately 60%, hotels rarely make a profit from the traditional "honor" mini-bar systems.
Guests are often not honest in declaring their usage and/or hotel staff may remove items from the mini-bar.

     Bartech mini-bars considerably reduce labor costs as one minibar attendant can refill more than 300 Bartech mini-bars as opposed to one attendant per 90 - 100 manual mini-bars. The Bartech system provides inventory controls which mitigate product waste from expiration.

      At December 31, 2001, 46% of our revenues came from one customer, 14% from another, 13% from a third, and 12% from a fourth customer. 90% of our revenues are derived from operations in Israel.

     In order to comply with regulations related to the sale of alcoholic beverages in the United States and South Africa, we work under each hotel's license to sell alcohol. The hotel purchases the alcohol to be filled in our mini-bars, and we reimburse the hotel. On average, alcoholic beverages represent only 15-25% of mini-bar sales. In the United States, we intend to operate in a similar way. Currently, we are working Under to Hyatt Regency - San Francisco's alcohol license.

Strategy

     HOMI's objective is to grow its customer base, especially in the United States during the first stage, and later on, in other countries. To date, we have engaged in two types of agreements with hotels: (a) sales agreements where HOMI purchases mini-bars from BSI at distributors' prices and then resells them to hotels at end-user prices; and (b) agreements where HOMI purchases, installs and operates mini-bars in a hotel and shares the mini-bar revenues with the hotel in agreed upon ratios. While we are looking to develop both arms of this business, our primary focus is on our installation, operation and revenue sharing agreements. HOMI refers to this revenue sharing plan as its "Outsource Operation Program." We intend to enter into long term, 9-10 year, outsource operation program agreements with additional hotels. HOMI intends to develop its outsource operation program of Bartech mini-bars in the United States through HOS, and to offer the outsource operation program in other countries as well.
HOMI intends to purchase the Bartech mini-bars from BSI and to operate under exclusive outsourcing contracts with major hotels. Our main focus is on upscale hotels located in major cities and near airports. To date, HOMI and its subsidiaries have entered into such contracts with seven hotels located in
Israel and South Africa. In addition, we began the first such outsource operation of Bartech mini-bars in the United States in July 2002 when
HOS commenced installation and operation of 805 mini-bars located in the Hyatt Regency Hotel in San Francisco.

Mini-bars Sales

     Since inception of BTM in 1997, we have sold 830 mini-bars to hotels in Israel and 800 mini-bars to hotels in Turkey. These were Bartech mini-bars that we purchased from BSI, then re-sold. We do not anticipate further sales in Israel or South Africa until 2004. Since we began our outsource operation program in 1999, our strategy has been focused on our outsource operation program.

Outsource  Operation  Program

     HOMI is aware that many hotels do not want to pay upfront for their mini-bars, and many do not want to allocate resources to operate mini-bars either. As a result, HOMI has developed its outsource operation program which is designed to minimize the hotels' expenses. The Outsource Operation Program will become an integral part of HOMI's sales and marketing strategy in the United States and HOMI and BSI will offer it to hotels in the United States.

     This program has been successfully implemented by HOMI's subsidiaries since 1999, in Israel and South Africa, and began in the United States in July 2002.

Since Bartech's computerized mini-bar system will register the mini-bar revenues automatically and accurately, it enables us to share the revenues with the hotel in a precise and accurate manner, with a strict control on sales and inventory.

     The outsource operation program requires HOMI to purchase the mini-bars and install and operate them. The net revenues from all mini-bar purchases are divided between HOMI and the hotel. The exact terms may vary from hotel to hotel.

     We believe additional hotels will be interested in entering into outsource operation agreements with us for the following reasons:

  - No capital expenditure for the hotel
  - Another  revenue  stream
  - No  labor  expenses  and  no  operating  costs
  - No  purchase  of  goods  and  no  inventory  management
  - Added  service  to  guests,  improved  competitive  edge
  - No  downside:  hotel  is  taking  no  risks,  financial  or  other
  - Hotel  has  the  option  to purchase the system (allows for "wait and see")
  - Outsourcing  allows  the  hotel  to  focus  on  major  revenue  sources
  - Quality  of  service:  we  specialize  in  the  field
  - Increased  control  and  management,  extensive  reporting
  - No  maintenance  by  hotel
  - Constant  technical  and  technological  upgrade


Contracts

     The following are the basic terms of the outsource operation program contracts HOMI has entered into with several hotels and intends to enter into with additional hotels.

     - HOMI purchases the mini-bars from BSI and installs them in the hotels;

     - The hotel provides the cabinet into which the mini-bar is placed, at its own cost;

     - The hotel provides all wiring necessary for the mini-bars to interface with the hotel's computer system;

     - HOMI purchases the goods to be filled in the mini-bars; it refills and operates and maintains the mini-bars;

     - The personnel operating and maintaining the mini-bars are HOMI employees or hotel employees paid by HOMI;

     - The hotel bears the cost of electricity required for operation of the mini-bars;

     - The hotel supplies all glasses, bottle openers, trays and other accessories for the mini-bars, and replaces such accessories on a daily basis;

     - The hotel collects the revenues from all mini-bar purchases;

     - The pricing of the products stocked in the mini-bar is determined mutually by HOMI and the hotel;

     - The term of the contract is usually 9-10 years, and may thereafter be extended on a year-to-year basis;

     - The hotel has an option to purchase the Bartech system starting from the end of the third year of the operation;

     - Net revenues from all mini-bar purchases are allocated between the hotel and HOMI on a monthly basis;

     - The hotel will provide HOMI office and storage space within the hotel for a base of operations.

Competition

Presently, Bartech's main competitors in the United States are Minibar Systems, Inc. and eRoomSystem Technologies, both of which offer outsourcing or revenue sharing programs. We are also competing with certain options offered by BSI.

BSI  offers  four  different  options  to  its potential customers in the United
States:

     1. DIRECT SALE. Some major hotel chains have preferred vendor or exclusive vendor agreements with BSI. Should the hotel owners have the available cash-flow to purchase the system, they will often prefer this option, as they usually will be able to repay the system after only 3 years of operation. But as Bartech is a very expensive system, generally a lot of hotels do not have the resources to purchase it. In addition, for a long time, manual mini-bars have been associated with creating a lot of work with little profit or even losses. Many hotels will still prefer for a third party to take the operating burden and risk.

     2. LEASING. This allows a hotel to lease the mini-bars directly from BSI. A hotel which leases its mini-bars is responsible for all day-to-day operations concerning the mini-bars, and all costs involved with such operations.

     3. REVENUE SHARE. This program is different than our outsource operation as BSI (or a third party) will finance the equipment, but the hotel will operate the system. Consequently, the hotel is still involved in the day-to-day operation. The hotel will purchase the goods and employ the attendants and the hotel has a theoretical risk of having an operating loss during a slow period.

     4. OUTSOURCE OPERATION PROGRAM, offered exclusively through HOS with no financial risk whatsoever to the hotel.

     As a result of BSI's other options, even if a hotel has chosen the Bartech system, we still need to compete with the other plans offered by BSI. Our initial goal following a full introduction of the outsource program is a 25% - 33% market share of all Bartech sales in the United States. That may be the equivalent of approximately 4,000 new outsourced units per year. We intend to gradually increase our market penetration, and our exposure in the market, and believe that the outsourcing program will increase in popularity and sales.

     Automatic or computerized mini-bars are a relatively new concept. As a result, we are still competing with traditional or manual mini-bars, which, although they cost more money to run due to unreported sales or shrinkage, are less expensive to purchase. There is no competition with other vendors of computerized mini-bars in Israel or South Africa, as BTM, or its subsidiaries, is the only distributor of computerized mini-bars in those countries. The arrival of other companies offering similar products might force us to decrease our prices in order to remain competitive. In Turkey, our primary competitor is Electrolux Corp. In the United States, our competitors are Automatic Minibar Systems Ltd. (AMS) and eroom Systems, Inc. Their prices are competitive with ours. AMS offers outsource operation programs similar to the programs offered by HOS. We believe that in the United States, Bartech mini-bars are the best-selling open-display automatic mini-bar.

Intellectual  Property

     HOMI holds no patents, trademarks, service marks or other intellectual property for the Bartech mini-bars or its outsource operations.

Employees

     As of December 31, 2001, HOMI and its subsidiaries had ten full time and three part time employees.

Facilities

     HOMI's operations are based primarily at hotels in which we conduct our outsource operations. Most of these hotels allow us to utilize office space free of charge. We also maintain small offices in Tel Aviv, Johannesburg, San Francisco and New York.

     HOMI's headquarters are located at 63 Wall Street, Suite 1801, New York, New York, in the offices of Schonfeld & Weinstein, L.L.P., at no cost to HOMI. Schonfeld & Weinstein, L.L.P. is counsel to HOMI and is a shareholder of HOMI. BTM's headquarters are located at 25 HaMered Street, Tel Aviv, Israel. The monthly rent is $3,000. This lease expires in October 2002; we will either renew the lease or lease alternative space. HOS has its headquarters at 1 Enbarcadaro Center, Suite 500, San Francisco, California 94111. The monthly rent is $500. Most of HOS's operations are conducted from the office we utilize at the Hyatt Regency San Francisco. In South Africa, Batim Bartech operates from an office in Johannesburg for monthly rent of $350. We do not intend to acquire or lease any other facilities in the near future. As we enter into additional outsource operation programs, we will be receiving office space within those hotels from which to conduct our operations.

Legal  Proceedings

     HOMI  is  not  a  party  to  any  pending  legal  proceedings.


                                   MANAGEMENT

Executive  Officers  and  Directors

     The following is a list of the executive officers, directors and key employees of HOMI and BTM, and their respective ages as of June 30, 2002.

HOMI

NAME           AGE  POSITION
-------------  ---  ------------------------

Jacob Ronnel    45  CEO, President, Director
-------------  ---  ------------------------

Ariel Almog     34  COO, Secretary, Director
-------------  ---  ------------------------

Zeev Danziger   55  Director
-------------  ---  ------------------------

BTM


NAME           AGE  POSITION
-------------  ---  ------------------------

Jacob Ronnel    45  CEO, Director
-------------  ---  ------------------------

Ariel Almog     34  COO, Director
-------------  ---  ------------------------


Biographies

     Jacob Ronnel, 45, has been Chief Executive Officer, President and a director of HOMI since December 28, 2001, director of Bartech Mediterranean Ltd. since May 1997 where he became a managing director in March 1998; and director and chief executive officer of Hotel Outsource Services, Inc. since September 2001. From July 1997 to September 1997, Mr. Ronnel was a consultant to and provisional manager of Brookside Investments, Ltd. Since 1996, he has been consultant for Kassel Financial Consultants, located in Israel. Mr. Ronnel obtained a degree in International Hotel Administration from Ecole Hoteliere de Lausanne, Switzerland.

     Ariel Almog, 34, has been Chief Operating Officer, secretary and director of HOMI since December 28, 2001. He has been a director of Bartech Mediterranean Ltd. since May 1997 and a general manager since March 1998, and a director and chief operating officer of Hotel Outsource Services, Inc. since September 2001. Since 1996, Mr. Almog has been an owner of a franchise Apropo Cafe restaurant in Israel. He received a Bachelor of Business Administration and Marketing from Schiller International University (American University, Paris, France).

     Zeev Danziger, 55, has been a director of HOMI since February 4, 2002. Since May 2000, Mr. Danziger has served as a financial advisor for companies located in Israel. From 1972 to 2000 he worked at Leumi Bank in Israel, in which he spent 13 years as a manager in the corporate division. Mr. Danziger was credit manager of Bank Leumi's North Tel-Aviv banking division in 1999, when BTM was loaned money by Bank Leumi. Mr. Danziger received a Bachelor of Science in Chemistry, a Bachelor of Social Sciences in economics, and a Master degree of Business Administration (MBA), from Tel Aviv University in Israel.

Directors'  compensation

     Directors will be reimbursed for the expenses they actually incur in attending board meetings. Directors will not be paid a fee for their service or attendance at board meetings but may receive remuneration in the future. To date, directors have received no compensation.

Executive  officers'  compensation

     HOMI has not paid any officers' salaries to date. While we intend to hire a Chief financial officer and to offer a salary to our chief executive officer, we have no such agreement in place. However, BTM has paid officers' and directors' salaries.

     HOMI intends to adopt an Employee Stock Option Plan for management and key employees in which between 2,000,000 and 3,000,000 options would be issued, however as of the date of the prospectus, no such plan has been adopted.

HOMI

              ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
--------------------------------------------- --------------------------------------------------------
                                                          AWARDS
                                                         RESTRICTED
                                              OTHER ANNUAL STOCK    UNDERLYING    LTIP     ALL OTHER
                                              COMPENSATION AWARD(S) OPTIONS/SARS  PAYOUTS COMPENSATION
OFFICER           YEAR    SALARY($)  BONUS ($)      $        $           $           $         $
------------      ----    --------   -------- ------------ -------- ------------ -------- ------------
                  1999    N/A
                  2000    N/A
Jacob Ronnel      2001    N/A
                  1999    N/A
                  2000    N/A
Ariel Almog       2001    N/A
----------------  ----    -------  -------- ------------ -------- ------------ -------- ------------
                  1999    N/A
                  2000    N/A
Zeev Danzinger    2001    N/A
----------------  ----    -------  -------- ------------ -------- ------------ -------- ------------

 Joseph Stabholz  1999    N/A
                  2000    N/A
                  2001    $ 0
----------------  ----    -------  -------- ------------ -------- ------------ -------- ------------


              ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
--------------------------------------------- --------------------------------------------------------
                                                          AWARDS
                                                         RESTRICTED
                                              OTHER ANNUAL STOCK    UNDERLYING    LTIP     ALL OTHER
                                              COMPENSATION AWARD(S) OPTIONS/SARS  PAYOUTS COMPENSATION
OFFICER           YEAR    SALARY($)  BONUS ($)      $        $           $           $         $
------------      ----    --------   -------- ------------ -------- ------------ -------- ------------
                  1999    $ 5,672
                  2000    $18,724
Jacob Ronnel      2001    $27,970
                  1999    $44,613
                  2000    $56,871
Ariel Almog       2001    $66,744
----------------  ----    -------


Until April 2002, Ariel Almog received from BTM an annual salary of $66,600. Commencing in April 2002, Mr. Almog has been receiving an annual gross salary of $80,000 per year, plus up to $60,000 in expenses from HOS.

Until April 2002, Jacob Ronnel received an annual salary of $26,000 from BTM. Since April 2002, he has been receiving an annual salary of $40,000 from BTM and $40,000 per annum from HOS. Until December 31, 2002 Mr. Ronnel will be entitled to only 50% of the abovementioned salary.

Both Mr. Ronnel and Mr. Almog may be entitled to bonuses based on performances. The basis for determining these bonuses has not yet been determined.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to HOMI with respect to beneficial ownership of HOMI common stock as of December 31, 2001, and as adjusted for the sale of the securities offered by this prospectus, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

     more  than  5%  of  the  outstanding  shares  of  our  common  stock;
     each of our officers and directors; and all of our officers and directors as a group.

     Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them.


Names and Address of Beneficial    Number of Shares   % Beneficially
Owner                             Beneficially Owned       Owned
--------------------------------  ------------------  ---------------

Jacob Ronnel
21 Hasvoraim Street
Tel Aviv, Isreal                      3,326,917           15.12%
--------------------------------  ------------------  ---------------

Ariel Almog
Moshav Nordia
Isreal                                3,326,917           15.12%
--------------------------------  ------------------  ---------------


Blackborn Consulting (1999) LTD.
25 HaMerad Street
Tel Aviv, Isreal                      3,326,917           15.12%
--------------------------------  ------------------  ---------------

The beneficial owner of the securities held by Blackborn Consulting is Mr. Benzion Perko, 17 Alterman Street, Kfar-Saba, Israel.


                            DESCRIPTION OF SECURITIES

     As of the date of this prospectus, our authorized capital stock consists of 30,000,000 number of shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.


Common  Stock

     As of December 31, 2001 there were 22,000,000 shares of common stock outstanding held of record by 95 shareholders.

     Holders of common stock are entitled to one vote. Holders have no specified dividend, preemptive, subscription, or liquidation rights. There is no preferred stock issued or outstanding.

Transfer  Agent

     Atlas Stock Transfer Corp., 5899 South State St. Salt Lake City, Utah 84107, will serve as the Transfer Agent for the common stock.


                         SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering there has been no market for HOMI's securities. Future sales of substantial amounts of common stock or warrants in the public market could adversely affect market prices prevailing from time to time. HOMI has 22,000,000 shares outstanding, 7,191,032 of which are being registered in this registration statement. These shares will be freely tradable without restriction or further registration under the Securities Act (except for any shares purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act). Of the remaining 17,013,968 shares, 14,013,968 will be eligible to be sold pursuant to Rule 144 at various times until December 2002. The remaining 3,000,000 shares are considered "blank check" shares and must be registered in order to be freely tradable. HOMI has approximately 100 shareholders of its common stock. HOMI has not declared any cash dividends on its common stock since the company's incorporation.

     In general, under Rule 144 of the Securities Act as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three month period a number of shares that does not exceed the greater of: (i) one percent of the number of share of common stock then outstanding; or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about HOMI. Under Rule 144(k), a person who is not deemed to have been an Affiliate of HOMI at any time during the 90 days preceding a sale, and who has beneficially owned the share proposed to be sold for at least two years (including the holding period of any prior owner except for an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

     Inside shareholders, including management of HOMI own 45.36% of outstanding HOMI common stock. As a result, these insiders control the company, and will continue to be able to elect all of HOMI's directors, appoints its officers and control HOMI's affairs and operations. HOMI's articles of incorporation do not provide for cumulative voting.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for HOMI by its counsel, Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005. HOMI utilizes office space of Schonfeld & Weinstein, L.L.P., counsel to HOMI, free of charge. Schonfeld & Weinstein, L.L.P. owns 85,000 shares of HOMI common stock.

                                     EXPERTS

     Kost, Forer & Gabbay, a member of Ernst & Young Global independent auditors, have audited our consolidated financial statements at December 31, 2001, and for each of the two years in the period ended December 31, 2001, as set forth in their report. We have included our financial statements elsewhere in this prospectus and in the registration statement in reliance on Kost, Forer & Gabbay's, a member of Ernst & Young Global, independent auditors, report, given on their authority as experts in accounting and auditing.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 28, 2001, HOMI acquired 100% of the issued and outstanding common stock of BTM. Jacob Ronnel and Ariel Almog are officers, directors and principal shareholders of BTM. Upon consummation of the acquisition of BTM, Mr. Ronnel and Mr. Almog each became an officer and director and principal shareholder of HOMI.

     In 2001, HOMI lent BTM $400,000 and was issued promissory notes for this amount.

     Zeev Danziger, a director Homi since February 2002, was credit manager of Bank Leumi's north Tel Aviv banking division in 1999 when BTM received loans from Bank Leumi. He did not become affiliated with HOMI or its subsidiaries until 2002.

     Jacob Ronnel, Ariel Almog and Benzion Perko each gave a personal guarantee to a Bank on behalf of BTM's liabilities. Personal guarantees are usually required in Israel before a bank will lend money to a private company.

     The promoters of HOS are Ariel Almog and Jacob Ronnel. The promoters of BTM are Ariel Almog, Jacob Ronnel and Benzion Perko. The promoters of BAI prior to the acquisition of BTM, were Joseph Stabholz and Avraham Bahry. None of these individuals received or willreceive anything of value from these companies.

     As of December 31, 2001, the company was owed $5,000 from Jacob Ronnel, an officer and director of HOMI, BTM and HOS.

     The Israeli law firm Reif & Reif, represented BTM and BAI in its pre-merger transactions and during the merger transactions. The law firm of Mintz, Levin, Cohn, Globsky and Pepeo P.C., in New York City represented Hila, BTM and BSI in BSI's acquisition of 70% of HOS, and the stockholders agreement and stock option.

     The New York based law firm of Schonfeld & Weinstein, L.L.P. represented BAI in its acquisition of BTM.

     In September 2002, HOS received a loan of $550,000 from Bank Leumi USA, New York branch. The purpose of the loan is to purchase Bartech mini-bars as per HOS's agreement with Hyatt Regency-San Francisco. Mr. Avrahan Bahry, a shareholder of HOMI, participated in the loan. Until December 31, 2003, Bank Leumi has the right to purchase Mr. Bahry's participation. In the event of HOS's default on the loan, Mr. Bahry may require Bank Leumi to assign him all of its rights in the loan, including all security and collateral. The security and collateral includes all accounts and contract rights arising from the Hyatt Regency-San Francisco agreement, and the corporate guarantees of BSI (30% of the loan) and BTM (70% of the loan).

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

     The selling shareholders shall initially sell their shares at $.40 per share. However, once a securities market, such as OTC Bulletin Board quotes the securities, The selling shareholders may thereafter sell at market prices or at privately Negotiated prices. This offering will continue until the shareholders are notified Otherwise. HOMI will keep this prospectus evergreen until the termination of this Offering. The selling shareholders may effect such transactions by selling the shares directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both. Jacob Ronnel and Ariel Almog, directors of HOMI, have advised HOMI that they have not entered into any agreement with respect to the sale of their shares.

     The selling shareholders and any broker-dealers that act in connection with the sale of the shares as principals may be deemed to be "underwriters" within the meaning of Section 2 (11) of the Act and any commission received by them and any profit on the resale of the shares and/or as principals might be deemed to be underwriting discounts and commissions under the Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Act. HOMI will not receive any proceeds from sales of the shares by the selling shareholders. Sales of the shares by the selling shareholders, or even the potential of such sales, could have an adverse effect on the market price of the common stock.

     There can be no assurance that selling shareholders will be able to sell some or all of the shares listed for sale herein. There is no established public trading market for common stock as of the date of this prospectus.

     HOMI will provide copies of Regulation M of the Securities Act of 1933 to all selling shareholders and inform each one that he/she is obligated to comply with the terms of this regulation.

     The following table sets forth certain information with respect to the selling shareholders for whom HOMI registering the shares for resale to the public. HOMI will not receive any of the proceeds from the sale of their shares. There are no material relationships between any of the shareholders and HOMI except as otherwise indicated. Beneficial ownership of the shares by each selling stockholder after the sale will depend on the number of shares sold by each selling stockholder. The shares offered by the selling shareholders are not being underwritten.





SELLING SHAREHOLDERS                        NUMBER OF SHARES OF   NUMBER OF SHARES   NUMBER OF SHARES     %OF CLASS
------------------------------------------  --------------------  ----------------  ------------------- ----------------
                                             COMMON STOCK HELD    BEING REGISTERED  HELD AFTER OFFERING   AFTER OFFERING
                                            --------------------  ----------------  ------------------- ----------------

A. Salomon Investments & Consulting
 Ltd . (7)                                               12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  -------------------  ----------------
Abraham Barnett                                          25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Adagio Trading Ltd. (22)                                120,000             120000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Adam Stabholz  (1)                                       37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Agadi Consulting & Investments Ltd. (8)                  12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
AHD International Ltd. (9)                              269,950            269,950                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
AIG Private Bank Ltd.                                   750,000            750,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Alon Doron                                               25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Avi Kamar                                                 6,250              6,250                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Avinoam Unger                                            25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Avner Briner                                            100,000             50,000               50,000  0.23%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Baruch Ravid                                             28,500             28,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Beta Corp. (23)                                          15,000             15,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Bryss Enterprises (24)                                   25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Bouyiakasha Limited  (10)                                31,250             31,250                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
C.M.N. S.A. (11)                                        375,000             75,000              300,000  1.36%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Calderstone Investment Ltd. (12)                        568,000            568,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Carmel Naftali, Adv. (Trustee)                           50,000             50,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Dan Margalit                                             12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Dan Cahal                                                25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Dan Eilat                                                25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
David Yakov                                              25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Dennis Berger                                            10,000             10,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Dov Shaked                                               25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Dror Dvir                                                12,800             12,800                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Efraim Rothschild                                        75,000             50,000               25,000  0.11%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Ehud Guth                                                18,750             18,750                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Einat Meiri                                              12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Elishai Modlin, Adv (Trustee)                           125,000            125,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Ephrat Schneider                                         25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Eran Stabholz                                            50,000             25,000               25,000  0.11%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Ester Binjaminov                                         15,000             15,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Gadi Schneider                                           10,000             10,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Gal Briner                                               25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Gal Schneider                                            87,500             50,000               37,500  0.17%
------------------------------------------  --------------------  ----------------  ------------------- ----------------


Gershon Livne                                            62,500              62500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Geula Schneider                                          37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Ghanim Attili                                            37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Guy Bahry (2)                                           625,000             62,500              562,500  2.56%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Halkin Management  (25)                                  80,000              80000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Hanoch Keinan                                            50,000             50,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Henri Harel                                              25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Hillel Bronstein                                        400,000             400000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Ilan Bahry (2)                                          625,000             62,500              562,500  2.56%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Intellectual Property Registrars Ltd. (13)              432,000            432,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Iris Rosenheimer                                         12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Johann Reisler                                           12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Jonathan Stabholz (1)                                    50,000             25,000               25,000  0.11%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Joseph Stabholz, Adv. (Trustee)                         512,500             512500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Jutta Landau                                             25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
KRSL Investments&Management B.V.(22)                    125,000             125000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Lowood Trading Ltd. (14)                                100,000             50,000               50,000  0.23%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
                                                                                                         0.00%
                                            --------------------  ----------------  ------------------- ----------------
Mobile Software (Israel) Ltd. (15)                      105,000             50,000               55,000 0.25%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Mordechai Sugarman                                       37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Moshe Balter                                             18,750             18,750                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Moti Mordechai                                           25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------

Nachshon Giloh                                           10,000             10,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Navot Tel Zur                                            12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Pinchas Cohen                                            12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Pine Street Technologies, LLC  (28)                       5,000              5,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Raz Tenenbaum                                             7,500              7,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Robson Trading (27)                                      70,000              70000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Ronen Yoav Holdings Ltd. (16)                            25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Said Attili                                              37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Sari Schneider                                           37,500             37,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Schonfeld & Weinstein (29)                               85,000              85000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Seaford Trading Corp. (26)                               10,000             10,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Shai Sheffer                                            150,000            100,000               50,000  0.23%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Shimon Blander Ltd. (17)                                 31,250             31,250                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Shlomo Ashkenazi                                         25,000             25,000                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Tal Ekheizer                                             12,500             12,500                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Tali Bahry (2)                                          625,000             62,500              562,500 2.56%
------------------------------------------  --------------------  ----------------  ------------------- ----------------


Uri Bahry (2)                                         1,000,000            100,000              900,000 4.09%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Windway Corporation (18)                                 25,000             25,000                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Yair Solomon                                             12,500             12,500                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Yoram Buchner                                            25,000             25,000                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Yoram Zarfati                                            12,500             12,500                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Yosef Tal                                                25,000             25,000                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Yuval Kiriati Ltd. (19)                                  40,000             40,000                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Zipora Schneider                                         37,500             37,500                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Zohar Halperin                                           37,500             37,500                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Ariel Almog  (4)                                      3,326,917            220,000            3,106,917 14.12%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Jacob Ronnel  (5)                                     3,326,917            220,000            3,106,917 14.12%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Blackborn Financial consulting (1999)
 Ltd. (6)                                             3,326,917            220,000            3,106,917 14.12%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Eli Erlich                                              342,581            342,581                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Avraham Bahry  (2)                                      999,999            219,999              780,000 3.55%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Ice Meiden International Ltd. (3)                       200,000            200,000                    0 0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Regal Turst (20)                                        114,194            114,194                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
Brasmil Ltd (21)                                         34,258             34,258                    0  0.00%
------------------------------------------  --------------------  ----------------  ------------------- ----------------
                                                     20,496,783          7,191,032           13,305,751 60.48%
                                            --------------------  ----------------  ------------------- ----------------

1) Adam Stabholz is the brother of Joseph Stabholz. Jonathan Stabholz is the son of Joseph Stabholz.
2) Guy Bahry, Ilan Bahry, Tali Bahry are adult children of Avrahan Bahry. Uri Bahry is the adult brother of Avraham Bahry.
3) The principal of Ice Maiden International, Inc. is Daniel Golan. Mr. Golan is managing Director of Batim Bartech.
4)     Ariel  Almog  is  an  officer  and  director  of  HOMI,  BTM  and  HOS.
5)     Jacob  Ronnel  is  an  officer  and  director  of  HOMI,  BTM  and  HOS.
6) The principal of Blackborn Financial Consulting (1999) Ltd. is Benzion Perko, a promoter of BTM.
7)     An  Israeli  public  company  traded  on  the  Tel  Aviv  stock exchange.

8)     Mr.  Yoav  Bar-Nathan  is  the  beneficial  owner.

9)     Mrs.  Hadas  Ashlag-Sugerman  is  the  beneficial  owner.

10) Bouyiakasha Ltd. Is owned by Duk Investments (1988) Ltd., a registered company, which is beneficially owned by Mr. Joseph Amodai.

11) The beneficial owners of C.M.N.s.a. are Mr. Max Swerdlow, Mr. Israel Mokadi and Mr. Eliaw Zatalowski.

12)    Calderstone  Investment  Ltd. Is beneficially owned by Mr. Daviv Langer.

13) The beneficial owner of shares held by Intellectual Property Registars Ltd. Is Mr. Dan Greenberg (through L. Holdings Ltd.).

14) The shares held by Lowood Trading Ltd. are beneficially owned by Mr. Oded Ben-Tal.

15)    Shares  held  by  Mobile  Software (Israel) Ltd. are owned by Mr. Shmuel
       Dechner.

16) Mr. Yoav Ronen is the benefical owner of shares held by Ronen Yoav Hodlings Ltd.

17) Mr. Shimon Blander is the beneficial owner of shares held by Shimon Blander Ltd.

18)    Shares  held  by  Windway Corporation are held by Mr. Silvain Friedrich.

19)    Mr. Yuval Kirati is the beneficial owner of shares held by Yuval Kiriati
       Ltd.

20)    Mr. Brian Gruzd is the beneficial owner of shares held by Regal Trustees
       Ltd.

21)    Shares  held  by Brasmil Ltd. are beneficially owned by Mr. David Cohen.

22)    The  beneficial  owner  of  shares held by Adagio Trading is Ilan Kenig.

23)    The  beneficial  owner  of  shares  held  by  Beta  Corp is Ivan Kantor.

24)    The  beneficial owner of shares held by Bryss Enterprises is Amos Zamir.

25)    The beneficial owner of shares held by Halkin Management is Yael Veraro.

26)    The  beneficial  owner  of  shares  held  by Seaford Trading is Ami Mor.

27)    The  beneficial  owner of shares held by Robson Trading is Jacob Meller.

28)    The  beneficial  owner  of  shares  held  by Pine Street is David Goran.

29)    The  beneficial  owners  of shares held by Schonfeld & Weinstein, L.L.P.
       are  Andrea  I.  Weinstein  and  Joel  Schonfeld.


                             ADDITIONAL INFORMATION

     HOMI has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the common stock offered hereby by shareholders. This prospectus omits certain information contained in the registration statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities, reference is hereby made to the Registration Statement and such exhibits filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of all or any portion of the registration statement may be obtained from the Public Reference Section of the Commission, upon payment of the prescribed fees. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Registration Statement. The address of the SEC's World Wide Web site is http://www.sec.gov.

     Statements contained in this prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete and. In each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified is all respect by such reference.

     We are not currently a reporting company under the Securities and Exchange act of 1934, and therefore we have not filed any reports with the Securities and Exchange Commission. Upon completion of this offering we intend to register under the Securities Act, and will be required to furnish to our security holders annual reports containing audited financial statements reported on by independent auditors, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.
                                        34

        Hotel Outsourcing Management International Inc. and Subsidiaries
                       (formerly Benjamin Acquisitions Inc)

         Consolidated Unaudited Financial Statements as of June 30, 2002

        Hotel Outsourcing Management International Inc. and Subsidiaries
                      (formerly Benjamin Acquisitions Inc)

         Consolidated Unaudited Financial Statements as of June 30, 2002


                                Table of Contents

                                                            Page
                                                            ----



Consolidated Unaudited Balance Sheet                         2-3

Consolidated Unaudited Statements of Operations               4

Statements of Changes in Stockholders' Equity                 5

Consolidated Unaudited Statements of Cash Flows               6

Notes to the Consolidated Unaudited Financial Statements      7

HOTEL  OUTSOURCING  MANAGEMENT  INTERNATIONAL  INC.  AND  SUBSIDIARIES
(formerly  Benjamin  Acquisitions  Inc)
CONSOLIDATED  BALANCE  SHEETS
--------------------------------------------------------------------------------
U.S.  Dollars  in  Thousands


ASSETS:                                                June 30,
                                                     -----------
                                                         2002
                                                     -----------
 Current Assets-                                     (unaudited)
                                                     -----------
Cash and cash equivalents                                354
Deposits                                                  22
Trade receivables                                         60
Other accounts receivable and prepaid expenses            71
Inventories                                               65
                                                     ----------
Total current assets                                     572
                                                     ----------

Long-Term Investments and Receivables-

Investments in affiliated company                         29
Severance pay fund                                        11
                                                     ----------
                                                          40
                                                     ----------


    Property and Equipment, net-
    Minibars                                           1,653
    Other property and equipment                          13
                                                     ----------
                                                       1,666
                                                     ----------

    Other Assets -
    Deferred taxes                                        30
    Contract rights, net                                  44
                                                     ----------
                                                          74
                                                     ==========
    Total assets                                       2,352
                                                     ==========


The accompanying notes are an integral part of the consolidated unaudited financial statements.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (formerly Benjamin Acquisitions Inc)
CONSOLIDATED  BALANCE  SHEETS
-------------------------------------------------------------------------------
U.S.  Dollars  in  Thousands  (except share data)




LIABILITIES AND
SHAREHOLDERS' EQUITY:                                              June 30,
                                                                  -----------
                                                                     2002
                                                                  -----------
Current Liabilities-                                              (unaudited)
                                                                  -----------
Short-term bank credits                                               189
                                                                  -----------
Current maturities of long-term loans from banks and others           152
Trade  payables                                                        35
Other accounts payable and accrued expenses                           944
                                                                  -----------
Total current liabilities                                           1,320
                                                                  -----------


Long-Term Liabilities-

Long-term loans from banks and others                                 404
Accrued  severance pay                                                 14
                                                                  -----------
                                                                      418


Commitments and Contingent Liabities -

Minority Interest  -                                                  128
                                                                  -----------
Stockholders' Equity -
Share capital -
Common stock of $0.001 par value:
Authorized - 30,000,000 shares as of June 30, 2002
Issued and outstanding -  22,000,000 shares as of  June 30, 2002       22
Preferred shares of $0.001 par value:
Authorized - 5,000,000 shares as of June 30, 2002
Issued and outstanding - 0
Additional paid-in capital                                            867
Accumulated other comprehensive loss                                  (17)
Accumulated deficit                                                  (386)
                                                                  -----------
Total Stockholders' Equity                                            486
                                                                  ===========

Total liabilities and stockholders' equity                          2,352
                                                                  ===========

The accompanying notes are an integral part of the consolidated unaudited financial statements.

HOTEL  OUTSOURCING  MANAGEMENT  INTERNATIONAL  INC.  AND  SUBSIDIARIES
(formerly  Benjamin  Acquisitions  Inc)
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
--------------------------------------------------------------------------------
U.S.  Dollars  in  Thousands  (except  share  and  per  share  data)


                                                                                                      Six Months Ended June 30
                                                                                                      ------------------------
                                                                                                         2001         2002
                                                                                                      ------------------------
                                                                                                            (Unaudited)
                                                                                                      ------------------------
Revenues                                                                                                  277         247

Cost of revenues                                                                                         (238)       (169)
                                                                                                      ------------ -----------
Gross profit                                                                                               39          78

Operating expenses:

Selling and marketing                                                                                     (18)         (8)

General and administrative                                                                                (88)       (193)
                                                                                                      ------------ -----------
Operating loss                                                                                            (67)       (123)

Financial expenses, net                                                                                   (30)         (7)

Other expenses                                                                                            -.-          (2)
                                                                                                      ------------ -----------
Loss before taxes on income                                                                               (97)       (132)

Taxes on income                                                                                           -.-          13
                                                                                                      ------------ -----------
Loss after taxes on income                                                                                (97)        (119)

Equity in income of affiliated companies                                                                   10            7

Minority interest in subsidiaries                                                                         -.-            6
                                                                                                      ------------ -----------
Net loss                                                                                                  (87)        (106)
                                                                                                      ============ ===========

Basic and diluted net loss per share                                                                   (0.008)      (0.005)
                                                                                                      ============ ===========
Weighted average number of shares used in
computing basic and diluted net loss per share                                                         11,308,968   20,900,000
                                                                                                      ============ ===========

The accompanying notes are an integral part of the consolidated unaudited financial statements.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (formerly Benjamin Acquisitions Inc)
STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY
--------------------------------------------------
U.S.  Dollars  in  Thousands  (except  shares  data)

                         Number of                                           Accumulated
                         shares of         Receipts on Additional Receivable Other                                   Total
                         Common    Share   Account of  Paid-in    on Account Comprehensive Accumulated Comprehensive Stockholders'
                         Stock     Capital shares      Capital    of shares  Income (Loss) Deficit     Loss          Equity
                       ------------------- ----------- ---------- ---------- ------------- ----------- ------------- -------------
Balance as of January
1, 2001                 11,308,968    -.-     193         -.-                      1          (186)                        8
Issuance of common stock
As consideration for
the acquisition of a
subsidiary                 200,000    -.-     -.-          50         -.-         -.-           -.-         -.-           50
Issuance of common
stock, net                 491,032     12    (193)        207         -.-         -.-           -.-         -.-           26
Shares issued to acquire
HOMI through deemed
conversion of convertible
loan                    10,000,000     10     -.-         610        (220)        -.-           -.-         -.-          400
Foreign currency
Translation adjustments      -.-      -.-     -.-         -.-         -.-         (40)          -.-         (40)         (40)
Net loss                     -.-      -.-     -.-         -.-         -.-         -.-           (94)        (94)         (94)

Total comprehensive loss
                       ------------------- ----------- ---------- ---------- ------------- ----------- ------------- -------------
                                                                                                           (134)
                                                                                                        ============

Balance as of  December
31, 2001                22,000,000     22     -.-         867        (220)        (39)         (280)                     350
Receipt of receivables
onaccount of shares
(unaudited)                  -.-      -.-     -.-         -.-         220         -.-           -.-         -.-          220
Foreign currency
translation
adjustments (unaudited)      -.-      -.-     -.-         -.-         -.-          22           -.-          22           22

Net loss for the period
(unaudited)                  -.-      -.-     -.-         -.-         -.-          -.-         (106)       (106)        (106)
                       ------------------- ----------- ---------- ---------- ------------- ----------- ------------- -------------

Total comprehensive loss                                                                                    (84)
                                                                                                        ============
Balance as of June
30, 2002                22,000,000     22     -.-         867         -.-          (17)        (386)                     486
                        ==========  ======= ========    ========    ========     ========    ==========               =========

     The accompanying notes are an integral part of the consolidated unaudited financial statements

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (formerly Benjamin Acquisitions Inc)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
----------------------------------------------------------------------
U.S.  Dollars  in  Thousands

                                                                      Six Months Ended June 30
                                                                      ------------------------
                                                                         2001          2002
                                                                      -----------  -----------
                                                                            (Unaudited)
                                                                      ------------------------

Cash Flows From  Operating Activities-
Net loss for the period                                                  (87)          (106)
Adjustments to reconcile net loss to net cash
used in operating activities:

Capital loss                                                             -.-              2
Depreciation and amortization                                             40             56
Accrued Interest and Linkage differences on loans                        -.-             15
Equity in income of affiliated companies                                 (10)            (7)
Deferred Income taxes, net                                               -.-            (13)
Decrease (increase) in severance pay, net                                  3             (7)
Minority interest in subsidiaries                                        -.-             (6)
Increase in trade receivables                                            (25)            (1)
Decrease (increase) in other accounts receivable and prepaid expenses    (14)            11
Decrease (increase) in inventories                                         3             (4)
Decrease in trade payables                                               (18)            (4)
Increase (decrease) in other accounts payable and accrued expenses        (7)            32
                                                                        -----          -----
Net cash used in operating activities                                   (115)           (32)
                                                                        -----          -----

Cash Flows From Investing Activities-
Purchase of property and equipment                                       (16)          (228)
Proceeds from sale of property and equipment                             -.-             14
Investment in short-term bank deposits                                   -.-            (22)
Long-term loan to an affiliate                                           (26)           -.-
                                                                        -----          -----
Net cash used in investing activities                                    (42)          (236)
                                                                        -----          -----


Cash Flows From Financing Activities -
Issuance of shares to minority in a subsidiary                           -.-            150
Receipts on account of shares                                             15            220
Proceeds from long-term loans                                            -.-              9
Repayment of  long-term loans                                            (56)           (88)
Short-term bank credits, net                                             179            (50)
                                                                        -----          -----
Net cash provided by financing activities                                138            241
                                                                        -----          -----

Effect of exchange rate changes on cash and cash equivalents             -.-              5
                                                                        -----          -----

Decrease in cash and cash equivalents                                    (19)           (22)
Cash and cash equivalents at  beginning of period                         21            376
                                                                        -----          -----
Cash and cash equivalents at  end of period                                2            354
                                                                        =====          =====

Supplemental Disclosure of Non-cash Investing and Financing activities:
Purchase of property and equipment                                       -.-            676
                                                                        =====          =====

The accompanying notes are an integral part of the consolidated unaudited financial statements.

HOTEL  OUTSOURCING  MANAGEMENT  INTERNATIONAL  INC.  AND  SUBSIDIARIES
(formerly  Benjamin  Acquisitions  Inc)
NOTES  TO  THE  CONSOLIDATED  UNAUDITED  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------


1.   SIGNIFICANT  ACCOUNTING  POLICIES-
     The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2001 are applied consistently in these consolidated financial statements.

2.   UNAUDITED  INTERIM  CONSOLIDATED  FINANCIAL  STATEMENTS-
     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

3.   OTHER  MATERIAL  EVENTS-

a. In February 2002 the 70% held subsidiary in the USA completed an initial $500 thousand capital round from which $150 thousand was raised from minority shareholders. This subsidiary was formed in 2001 in order to commence outsourcing operations in the USA.

b. In February 2002, the Company entered an agreement to purchase 805 minibars at a total cost of approximately $850 thousand to be installed and operated by the subsidiary. A down payment of $162 thousand was paid and the balance will be paid by means of long term bank loan of $550 thousand received in September 2002 and from the cash on hand. The loan is for a period of six months, with monthly payments of principle and interest at 10% per annum. The loan was received in September 2002. Mr. Abraham Bahry, a shareholder of HOMI, participated in the loan so that in case the company defaulted in its payments, he may require the bank to assign him its rights in the loan, including all the security and collateral consisting of the equipment, all accounts and contract rights arising from the agreement with the hotel and the corporate guarantees given to the lending bank. The minibars were installed and started operating in July 2002.

        Hotel Outsourcing Management International Inc. and Subsidiaries
                       (formerly Benjamin Acquisition Inc.)


            Consolidated Financial Statements as of December 31, 2001


                                Table of Contents

                                                                Page
                                                                ----
Report of Independent Auditors'                                  2

Consolidated Balance Sheet                                     3 - 4

Consolidated Statements of Operations                            5

Statements of Changes in Stockholders' Equity                    6

Consolidated Statements of Cash Flows                          7 - 8

Notes to the Consolidated Financial Statements                 9 - 22

                         Report of Independent Auditors
                              to the Shareholders of
                 Hotel Outsourcing Management International Inc.
                       (formerly Benjamin Acquisition Inc.)

We have audited the accompanying consolidated balance sheet of Hotel Outsourcing Management International Inc. (formerly Benjamin Acquisition Inc.) (the
"Company") and its and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2001, and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.





 Tel  Aviv,  Israel
 May 14,2002
                                              KOST FORER AND GABBAY
                                   A Member of Ernst & Young Global

                HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES
                                            (FORMERLY BENJAMIN ACQUISITION INC.)
                                                      CONSOLIDATED BALANCE SHEET
                                                      --------------------------
                                                       U.S. DOLLARS IN THOUSANDS

ASSETS                                          NOTE      DECEMBER  31,
                                                          -------------
CURRENT ASSETS-                                                2001
                                                          -------------
Cash and cash equivalents                                      376
Trade receivables                                               56
Other accounts receivable and prepaid expenses      3           76
Inventories                                                     60
                                                          -------------
Total Current assets                                           568
                                                          -------------


LONG-TERM INVESTMENTS AND RECEIVABLES-


Investments in an affiliated company                4           22
Severance pay fund                                              21
                                                          -------------
                                                                43
                                                          -------------


PROPERTY AND EQUIPMENT, NET-                        5
Minibars                                                       758
Other property and equipment                                    36
                                                          -------------
                                                               794
OTHER ASSETS -
Deferred taxes                                     14           21
Contract rights, net                                            40
                                                          -------------
                                                                61
                                                           ============

Total Assets                                                 1,466
                                                           ============


The accompanying notes are an integral part of the consolidated financial statements.

HOTEL  OUTSOURCING  MANAGEMENT  INTERNATIONAL  INC.  AND  SUBSIDIARIES
(FORMERLY  BENJAMIN  ACQUISITION  INC.)
CONSOLIDATED  BALANCE  SHEET
----------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)



LIABILITIES AND  STOCKHOLDERS' EQUITY                                                   NOTE     DECEMBER 31,
                                                                                                -------------
                                                                                                      2001
                                                                                                -------------

CURRENT LIABILITIES-

Short-term bank credits                                                                    7            239
Current maturities of long-term loans from banks and others                                9            155
Trade  payables                                                                                          38
Other accounts payable and accrued expenses                                                8            226
                                                                                                -------------
Total current liabilities                                                                               658
                                                                                                -------------


LONG-TERM LIABILITIES-

Long-term loans from banks and others                                                      9            453
Accrued  severance pay                                                                                   31
                                                                                                -------------
                                                                                                        484
                                                                                                -------------

COMMITMENTS AND CONTINGENT LIABILITIES -                                                  10

MINORITY INTEREST -                                                                                     (26)
                                                                                                -------------

STOCKHOLDERS' EQUITY -
Share capital -                                                                           11
 Preferred  -Authorized- 5,000,000 as of December 31, 2001
  issued and outstanding - 0
Common stock of $0.001 par value:
Authorized - 30,000,000 shares as of December 31, 2001
issued and outstanding -   22,000,000 shares                                                            22
Additional paid-in capital                                                                             867
Receivables on account of shares                                                                      (220)
Accumulated other comprehensive loss                                                                   (39)
Accumulated deficit                                                                                   (280)
Total stockholders' equity                                                                             350
                                                                                                 -------------

Total liabilities and stockholders' equity                                                           1,466
                                                                                                 =============



The accompanying notes are an integral part of the consolidated financial statements.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  AND  PER  SHARE  DATA)

                                                                        NOTE           YEAR ENDED DECEMBER 31,
                                                                                      -------------------------
                                                                                          2000         2001
                                                                                       -----------  -----------
Revenues                                                                 12                   631          607
Cost of revenues                                                                             (459)        (476)
                                                                                       -----------  -----------
Gross profit                                                                                  172          131
Operating Expenses:
Selling and marketing                                                                         (83)         (40)
General and administrative                                                                   (136)        (171)
                                                                                       -----------  -----------
Operating (loss) profit
                                                                                              (47)         (80)
Financial expenses, net                                                  13                   (77)         (57)
                                                                                       -----------  -----------
Loss before taxes on income                                                                  (124)        (137)
Taxes on Income                                                          14                    --           32
                                                                                       -----------  -----------

                                                                                             (124)        (105)
Equity in income (losses) of affiliated companies                                              (2)           8
Minority interest in losses of a subsidiary                                                    --            3
                                                                                       -----------  -----------
Net loss                                                                                     (126)         (94)
                                                                                       ============  ===========

Basic and diluted net loss per share                                                       (0.011)      (0.008)
                                                                                       ============  ===========

Weighted average number of shares used in
computing basic and diluted net loss per share                                          11,308,968   11,850,000
                                                                                       ============  ===========
The accompanying notes are an integral part of the consolidated financial statements.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY
--------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARES  DATA)


                                                     Addi-                Accumulated
                      Number of        Receipts on  tional   Receivable     Other                                      Total
                      Common    Share   Account of  Paid-in  on Account  Comprehensive   Accumulated  Comprehensive   Shareholders'
                      Shares    Capital  Shares     Capital  of  Shares  Income  (Loss)   Deficit       Loss           Equity
                  ------------- ------- ----------  -------  ----------  -------------   -----------  ------------   --------------

Balance as of
January 1, 2000      11,308,968 -.-      -.-          -.-       -.-          -.-          (60)           -.-           (60)
Receipts on Account
of stock                    -.-  -.-      193          -.-       -.-          -.-           -.-                          193
Foreign Currency
Translation Adjustments     -.-  -.-      -.-          -.-       -.-          1           -.-             1              1
Net Loss                    -.-  -.-      -.-          -.-       -.-          - -          (126)         (126)           (126)
                   ------------  ---- -----------  -------  ----------  -------------   -----------  ------------   --------------
Total comprehensive loss                                                                                  125
                                                                                                      ===========

Balance as of December
 31, 2000             11,308,968          193          -.-       - -           1          (186)                            8
Issuance of stock in
Consideration for the
Acquisition of
subsidiary              200,000  - -      -.-          50       -.-          -.-           -.-           -.-              50
Issuance of common
 Stock, net             491,032   12     (193)        207       - -          - -           - -           - -              26
Shares issued to     10,000,000   10      - -         610      (220)         - -           - -           - -             400
 acquire HOMI through
 deemed conversion of
 convertible loans
Foreign currency
translation adjustments     -.-  -.-      -.-         -.-       -.-           (40)         -.-           (40)            (40)
Net Loss                    -.-  -.-      -.-         -.-       -.-           - -         (94)           (94)            (94)
                   ------------ ---- -----------  -------  ----------  -------------   -----------  ------------   --------------
Total comprehensive loss                                                                                 134
                                                                                                    ============

Balance as of
December
31, 2001             22,000,000   22      -.-        867       (220)         (39)        (280)                           350
                   ============ ====  ==========  ========  =========  =============  ============                 ==============


     The accompanying notes are an integral part of the consolidated financial statements
                                        6

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
-----------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

                                                          YEAR ENDED DECEMBER 31,
                                                          ------------------------
                                                                2000         2001
                                                          ------------  ------------
CASH FLOWS FROM  OPERATING ACTIVITIES-
Net loss                                                         (126)       (94)
Adjustments to reconcile net loss to net cash
Used in operating activities

Depreciation and amortization                                      56        77
Accrued  severance pay, net                                         6         4
Accrued interest  on loans differences                            (11)       50
Equity in income (losses) of affiliated companies                   2        (8)
Minority interest in losses of a subsidiary                       -.-        (3)
Deferred income taxes, net                                        -.-       (32)
Decrease (increase) in inventories                                (28)        4
Decrease (increase) in trade receivables                          (19)       10
Decrease (increase) in other accounts receivable and prepaid
expenses                                                            8       (40)
Increase  in trade payables                                        (6)      (20)
Increase in other accounts payable and accrued expenses            72        14
                                                          ------------  ------------
Net cash used in operating activities                             (46)      (38)
                                                          ------------  ------------

CASH FLOWS FROM  INVESTING ACTIVITIES-
Purchase of property and equipment                               (225)      (40)
Investment in shares of affiliated companies                       (9)      -.-
Long-term loan to an affiliate                                    (87)      (70)
Acquisition of a subsidiary (a)                                   -.-         7
                                                          ------------  ------------
Net cash used in investing activities                            (321)     (103)
                                                          ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES -
Issuance of shares, net                                           -.-        26
Proceeds of convertible loans                                     400       400
Receipts on account of shares                                     193       -.-
Proceeds from long-term loans                                     539       -.-
Repayment of  long-term loans                                    (145)     (153)
Short-term bank credits, net                                     (206)      225
                                                          ------------  ------------
Net cash provided by financing activities                         381       498
                                                          ------------  ------------
Effect of  exchange rate changes on cash  and cash
 equivalents                                                      -.-        (2)
                                                          ------------  ------------
Increase in cash and cash equivalents                              14       355

Cash and cash equivalents at  the beginning of the year             7        21
                                                          ------------  ------------
Cash and cash equivalents at  the end of the year                   21      376
                                                           ===========  ============

     The accompanying notes are an integral part of the consolidated financial statements
                                        7

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

                                                                                         Year Ended
                                                                                         December 31,
                                                                                       --------------
                                                                                            2001
                                                                                        --------------
Working capital, net (excluding cash and cash equivalents)                                   (39)
Property and Equipment                                                                      (169)
Contract Rights                                                                              (53)
Long-term loan                                                                                90
Investment in Affiliate Prior to Consolidation                                               141
Minority Interest                                                                            (13)
                                                                                        ----------
                                                                                             (43)
Issuance of common stock                                                                      50
                                                                                        ----------
Acquired cash and cash equivalents                                                             7
                                                                                        ==========

Appendix  B -                                                 Year Ended December 31,
                                                              -----------------------
Supplemental cash flow activities:                                2000        2001
                                                               ----------  -----------
(a) Non-cash transactions:
Purchase of Property and Equipment                                 -.-         97
                                                                =========  ===========

Shares issued to acquire HOMI
  through deemed conversion of convertible loans                    0         400
                                                                =========  ===========

(b)Cash Paid During the Year for Interest                          45          36
                                                                =========  ===========

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

1.     ORGANIZATION  AND  PRINCIPAL  ACTIVITIES  -

A. Hotel Outsourcing Management International Inc.("HOMI") was incorporated under the laws of Delaware on November 9, 2000. The Company changed its name from Benjamin Acquisitions Inc. in January, 2002.

Pursuant to the terms of an Agreement and Acquisition Plan (the "Agreement") dated December 28, 2001 between HOMI, Bartech Med and its shareholders, HOMI issued 12 million shares to the shareholders of Bartech Med in exchange for all of the outstanding share capital of Bartech Med, thus converting Bartech Med into a wholly owned subsidiary of HOMI.

HOMI had been inactive since inception, and was only involved in raising capital for investments. Prior to signing the Agreement, HOMI granted Bartech Med convertible loans which were converted into Bartech Med capital upon signing the Agreement. The acquisition plan between HOMI and Bartech Med was an acquisition by a non-operating corporation (HOMI) of an operating company (Bartech Med) that resulted in the owners and management of the operating company having operating control (54.5%) of the combined company subsequent to the transaction. The transaction has been accounted for as a "reverse acquisition" whereby Bartech Med, the accounting acquirer, is deemed to have acquired HOMI, the legal acquirer. Because HOMI was a non-operating shell company with nominal assets and Bartech Med was a private operating company, the acquisition was recorded as the issuance of stock for the net monetary assets of HOMI, accompanied by a recapitalization and no goodwill or other intangible assets were recorded. Comparative figures reflect the operations of Bartech Med.

B. Bartech Mediterranean Ltd. ("Bartech Med") was incorporated under the laws of Israel in 1997. Bartech Med is a provider of services to hotels. Bartech Med is the exclusive distributor of Bartech Systems International and Bartech EMEA SARL (together: "Bartech Int.") in Israel, Jordan, and Turkey (see Note 10b). Bartech Int. is a manufacturer of computerized minibars for hotels. Since inception, Bartech Med has sold and installed computerized minibars in hotels. In 1999, Bartech Med expanded its scope of operations to purchasing minibars and signing exclusive outsourcing agreements with hotels for the provision and operation of the minibars. The hotels receive a monthly commission computed as a percentage of the revenues. In addition, Bartech Med operates through subsidiaries and affiliates. For a description of Bartech Med's subsidiaries and affiliates, see below, Note 1c.

The Company is dependent upon a sole supplier to provide minibars custom built to client specifications. Failure of this supplier to supply the Company with products in a timely and satisfactory manner or termination of exclusivity agreement could adversely effect the financial condition and operating results of the Company, see Note 10b.

As for geographic markets and major customers, see Note 12. Hereinafter, HOMI and Bartech Med will be referred to as "the Company."

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

     C.     SUBSIDIARIES  AND  AFFILIATES  OF  THE  COMPANY:

     1) Commencing with the end of 1999, a 50% owned Israeli affiliate operated minibars in one hotel in Israel.

      2) Commencing with the year 2000, a wholly owned Israeli subsidiary operates in Eilat, Israel.

      3) Commencing with the year 2000, a 50% owned affiliate commenced operations in South Africa. As of December 31,2001, this company operates minibars in 2 hotels in Johannesburg South Africa . Bartech Med's holdings in this affiliate are via its 100% ownership of a company incorporated in the British Virgin Islands.

On October 1, 2001 the Company purchased an additional 10% of the shares of the affiliate in South Africa increasing its ownership interest to 60%. Henceforth, operations of the subsidiary are included in the consolidated financial statements of the Company. Since this acquisition was completed after June 30, 2001, it is subject to the accounting under Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combination" and SFAS No. 142 "Goodwill and Other Intangible Assets".

The acquisition was accounted for in accordance with the purchase method of accounting. The purchase price consisted of 200,000 shares of the Company's Common shares stock (total estimated fair value of $50 - based on last stock cash transaction in the company), The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the acquisition date. The purchase price was allocated mainly to contract rights of the subsidiary and will be amortized over a period of ten years commencing October 2001. (See Note 6.)

The following represents the unaudited pro-forma revenues, net loss and earnings per share for the years ended December 31, 2000 and 2001, assuming that the acquisition had been consummated as of January 1, 2000 and 2001, respectively.

                                    Year Ended December 31,
                                       2000          2001
                                       ----          ----
          Revenues                       633          666
          Net  loss                     (128)        (109)
          Earnings  per  share        (0.011)      (0.009)

4) During the year 2001, through a wholly owned U.S. subsidiary, the Company formed a 70% owned subsidiary in the U.S. in order to commence outsourcing operations in the U.S Subsequent to balance sheet date, the 70% owned subsidiary signed a contract to install and operate minibars in an 805 room hotel in San Francisco. The remaining 30% is held by Bartech Int. - the Company's major supplier of minibars . (see Note 10d)

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

2.   SIGNIFICANT  ACCOUNTING  POLICIES  -

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

a.  Use  of  estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

b.  Financial  statements  in  U.S.  dollars:
The majority of the Company's sales are in dollars or in dollar linked currencies. In addition, the majority of the Company's financing is received in U.S. dollars. Accordingly, the Company has determined the U.S. dollar as the currency of its primary economic environment and thus, its functional and reporting currency. Non-dollar transactions and balances have been remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52 "Foreign Currency Translation" ("SFAS No. 52"). All transaction gains and losses from the remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

The financial statements of a foreign subsidiary, whose functional currency is not the U.S. dollar, have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the period. The resulting translation adjustments are not included in determining net loss but are reported in a separate component of accumulated other comprehensive loss in stockholders' equity.

c.     Principles  of  consolidation:
The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances, including profits from intercompany sales not yet realized outside the group, have been eliminated in consolidation.

d.  Cash  and equivalents:
The Company considers all highly liquid investments originally purchased with maturities of three months or less to be cash equivalents.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

e.     Inventories:
Inventories are stated at the lower of cost or market value. Inventory write-offs are provided to cover risks arising from slow moving items. Cost is determined using the "first-in, first-out" method. Inventories are composed of food products and drinks which are sold at the minibars in hotels.

f.     Property  and  Equipment:
Property and Equipment are stated at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, at the following annual rates:
                                                     %
                                              ----------------------

Minibars                                   10%  or  over  the  term  of the hotel agreement
                                           (mainly  8-10  years), whichever is shorter
Computers  and  electronic  equipment      15  -  33
Office  furniture  and  equipment          7
Motor  vehicles                            15

The Company and its subsidiaries periodically assess the recoverability of the carrying amount of property and equipment, and provides for any possible impairment loss, based upon the difference between the carrying amount and fair value of such assets, in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" ("SFAS No. 121"). As of December 2001, no impairment losses have been identified.

g.  Other  assets:
Contract rights for operating minibars in hotels in South Africa are amortized using the straight-line method over the contract period with the hotel - 10 years.

h.  Revenue  recognition:
Revenues are mainly derived from operating minibars through exclusive long term revenue sharing agreements with hotels. Also the Company assigned its exclusive rights for marketing Bartech Int. products in Turkey to a Turkish company.

Revenues from product sales derived from outsourcing activity (minimar's content) are recognized net of the hotel's portion, in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred, persuasive evidence of an arrangement exists, the vendor's fee is fixed or determinable and collectability is probable. The company determines such revenues by receiving confirmation of sales from hotels using its minibars.

Revenues from royalties commissions earned from minibar sales due from the Turkish company, are determined based on a specified percentage of its revenues recognized when such royalties are reported to the Company (see Note 10b).

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
U.S.  DOLLARS  IN  THOUSANDS

i.     Investments  in  affiliates:
The investment in companies over which the Company can exercise significant influence (generally, entities in which the Company holds 20% to 50% of ownership or voting rights) is presented using the equity method of accounting. The Company generally discontinues applying the equity method when its investment (including advances and loans) is reduced to zero and it has not guaranteed obligations of the affiliate or otherwise committed to provide further financial support to the affiliate. Where the Company's share of an affiliate's losses is greater than the investment in such an affiliate and in which the Company has guaranteed obligations of the affiliate, the excess amount is presented as a liability.


j.  Start-up  and  pre-operating  costs:
Start-up and pre-operating costs are expensed as incurred in accordance with SOP 98-5.

k.   Income  taxes:
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce the amount of deferred tax assets to their estimated realizable value.

l.  Concentrations  of  credit  risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The majority of the Company's cash and cash equivalents are invested in dollar and dollar linked instruments or in NIS deposits bearing interest with major Israeli and U.S. banks. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. To date, the Company has not experienced any material losses. An allowance for doubtful accounts is provided with respect to those amounts that the Company has determined to be doubtful of collection. No allowance was deemed necessary for the years ending December 31, 2001, and 2000.

The Company has no off-balance sheet concentration of credit risk, such as foreign exchange contracts or other foreign currency hedging arrangements.

m.  Severance  pay:
The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. The Company's liability in Israel is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits.

Severance pay expenses for the years ended December 31, 2000 and 2001 amounted to $21 and $16, respectively.

n.  Basic  and  diluted  net  loss  per  share:
Basic net loss per share is computed based on the weighted average number of shares of common shares outstanding during each year. Diluted loss per share is computed based on the weighted average number of Common Shares outstanding during each year, plus dilutive potential common shares considered outstanding during the year, in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128").

Shares issued at par value are recorded as outstanding shares for all reported periods in the same manner as stock issued as a stock dividend or a stock split. All share and per share amounts have been retroactively adjusted to reflect such issuance.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


o.  Fair  value  of  financial  instruments:
The financial instruments of the company consist mainly of cash and cash equivalents, trade receivables, other accounts receivable, short-term bank credit, trade payables, other accounts payable and long-term loans from banks and others.

In view of their short term nature, the fair value of the financial instruments included in working capital of the company is usually identical, or close, to their carrying value. The fair value of and long-term loans also approximates the carrying value, since they bear interest at approximately the prevailing market rates.

p.  Impact  of  recently  issued  accounting  standards:
In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and No. 142, "Goodwill and other Intangible Assets", effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. Company management does not anticipate that adoption of these statements will have a significant effect on earnings or on the financial position of the Company. Any goodwill arising in acquisitions will be subject to annual tests for impairment.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and superseded SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed Of " and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a disposal of a segment of a business." SFAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company will apply this standard from January 1, 2002 and does not anticipate that its adoption of this Statement will have a significant impact on earnings or on the financial position of the Company.


      3. OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES -     DECEMBER 31,
                                                              ------------
                                                                  2001
                                                              ------------
       Government  authorities                                   22
       Loans to shareholder                                       5
       Deferred  taxes  (Note  14d.)                             11
       Related  Parties                                          10
       Others                                                    24
       Affiliate                                                  4
                                                              =============
                                                                 76
                                                              =============

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------

                                                           U.S. DOLLARS IN THOUSANDS

 4.   INVESTMENTS  IN  AFFILIATES-                               DECEMBER  31,

                                                          -----------------------
                                                                     2001
                                                          -----------------------
(1) Equity, net (a)                                                   22
                                                          -----------------------
      Total investments in affiliates                                 22
                                                          =======================
      (a) As follows:
      Net equity as at purchase date                                   1
      Changes commencing with purchase date:
              Accumulated profits                                     21
                                                          -----------------------
                                                                      22
                                                          =======================



HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS



5.   PROPERTY AND EQUIPMENT -                                                                            DECEMBER 31,
                                                                                                          -----------
                                                                                                             2001
                                                                                                          -----------
 Minibars                                                                                                     857
                                                                                                          -----------
 Computers and electronic equipment                                                                            20
 Office furniture and equipment                                                                                14
 Motor vehicles                                                                                                32
                                                                                                          -----------
                                                                                                              923
ACCUMULATED DEPRECIATION:
 Minibars                                                                                                      99
 Computers and electronic equipment                                                                             6
 Office furniture and equipment                                                                                11
 Motor vehicles                                                                                                13
                                                                                                          -----------
                                                                                                              129
                                                                                                          -----------

Depreciated costs                                                                                             794
                                                                                                          ===========


Depreciation expenses amounted to $56 and $77 for the years ended December 31, 2000 and 2001, respectively. As for liens, see Note 10f.




6.  CONTRACT RIGHTS, NET                       DECEMBER 31,
                                               ------------
                                                   2001
                                                  -------


Cost                                                 53
Accumulated amortization                             (1)
Effect of exchange rate change                      (12)
                                                 --------
                                                     40
                                                 ========

Also see Note 1c and 2g

7.   SHORT-TERM BANK CREDIT-
As of December 31, 2001, the Company had authorized credit lines from a bank in the amount of $250, denominated in NIS and bearing $239  is outstanding at December 31, 2001.
The Company pays quarterly fees for maintaining its credit line at the rate of 0.375%.

8.  OTHER  ACCOUNTS PAYABLE AND ACCRUED EXPENSES -        DECEMBER 31,
                                                             2001
                                                          ------------
  Payable in respect of revenue sharing agreement             109
  Payables for property and equipment                          79
  Employees and payroll accruals                               17
  Others                                                        3
  Accrued expenses                                             18
                                                          ------------
                                                              226
                                                          ============


HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

9.     LONG-TERM LOANS-                         ANNUAL                DECEMBER 31,
                                                                      ------------
     a. Composed as follows:                 INTEREST RATE                2001
                                                                      ------------


Banks  In U.S. dollars or linked thereto     Libor + 2.25%               376
                 In Euros                              9.7%               142
                                                                      ------------
                                                                          518
                                                                      ------------

Minority shareholder loan to subsidiary       Libor+2%                     90
                                                                      ------------
                                                                           90
                                                                      ------------
                                                                      ------------
                    Total                                                 608

  Less current maturities                                                (155)
                                                                      ------------
                                                                          453
                                                                      ============
b.  Aggregate maturities of long-term loans for years subsequent to December 31,
2001  are  as  follows:

                 Year                                        Amount
                ----                                      ------------
                2002                                          155
                2003                                          154
                2004                                          151
                2005                                           58
                Repayment date is as yet undetermined          90
                                                         ------------
                                                              608
                                                         ============

10.     COMMITMENTS  AND  CONTINGENT  LIABILITIES  -

a. The Company and its affiliate have contractual obligations to hotels in regard to operating minibars in hotel rooms. These minibars are owned by the Company and its affiliate. Several hotels have a contractual purchase option which allows them to purchase and operate the minibars during the agreement period and receive a reduction in the purchase price relative to the term of the operating agreement which has already elapsed.

b. The Company is the exclusive distributor of Bartech Int. - manufacturer of computerized minibars (see note 1) in Israel, Jordan and Turkey. The agreements with Bartech Int. have one year terms and automatically renewed for up to 3 years ending December 31, 2003 that is if neither party gives termination. There are distribution or revenue milestones, which, if not achieved, permit Bartech Int. to terminate the exclusivity of the Company. In 2001 the Company did not meet the marketing targets but the contract was renewed and no targets were set for 2002. The Company assigned its exclusive rights for marketing Bartech Int. products in Turkey to a Turkish company and collects royalties on the Turkish company's sales of these products. Revenues from royalties for the year ended 2000, 2001 were $40 and $11 respectively.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS

     c. In 1998, the Company entered into a "revenue sharing" agreement in one hotel. As consideration for providing the minibars, the other company is entitled to receive a percentage of the Company's income received from that hotel during six years commencing in 1999. The other company's share in revenue in regard with this agreement amounted to $ 171 and $131 in the years 2000, 2001 respectively.

     d. In 2001, the Company established a wholly owned subsidiary in the United States. The wholly owned subsidiary established another U.S. company (hereinafter HOS) in order to provide outsourcing serivces to hotels using minibars manufactured by Bartech Int. (manufacturers of minibars - see Note 1). The Company currently owns 70% of HOS and Bartech Int. holds 30%.
Both  sides contributed  their  equity  participation in cash on  February 2002.

          Bartech Int. will not refer outsourcing leads in the U.S. to any person other than HOS and will not, without the Company's consent, knowingly sell, rent or license its minibars in the U.S. to any person who intends to use them in outsourcing for hotels; provided, that Bartech Int. may refer outsourcing leads or sell, rent or license minibars to hotels (i) which have pre-existing relationships with outsourcing vendors other than HOS, or (ii) to which HOS is not able or not willing to provide outsourcing.

          HOS will purchase the minibars from Bartech Int. at a 15% discount For providing the minibars from its then current US price list. First installation is anticipated in July 2002.

          Bartech Int., was granted on October 1, 2001 an option, according to which, during the eighteen months subsequent to its purchasing 30% of HOS, will have an option to increase its holdings in HOS up to 50% in consideration of the purchase price per share that equals to the equity value per share (the equity value is the aggregate dollar amount of equity capital contributions made prior to the exercise of the option, divided by the number of shares then outstanding). If the option is exercised after 12 months from the grant date the purchase price shall be 115% of the equity value.

          Also subsequent to installation at least 5,000 minibars in hotels in the U.S by HOS and for a period of 60 months thereafter, Bartech Int. shall have the option to purchase all shares issued by HOS for a price that shall reflect the value of the U.S. subsidiary according to the higher of (a) $2.25 multiplied by the number of minibars operated by HOS (minimum of $ 11,250) or (b) HOS net after tax income, determined in accordance with U.S. generally accepted accounting principles, for the 12 full months completed prior to the month the option is exercised, multiplied by 15.

     e. Shareholders of the Company gave unlimited personal guarantees to a bank in respect of the Company liabilities. Total liabilities of the Company to the bank as of December 31, 2001 were in the amount of approximately $615.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS  (EXCEPT  SHARE  DATA)

     f. Liens have been placed on all Company assets, including rights to receive amounts due from customers, in favor of banks as security for amounts due. Total liabilities that are secured by these liens as of December 31, 2001 is in the amount of approximately $ 615.

     11.       STOCKHOLDERS'  EQUITY  -

STOCKHOLDERS'  RIGHTS:

In the reverse acquisition, the historical outstanding shares of the legal acquirer are deemed to be the shares issued by the accounting acquirer. The common stock confer upon the holders the right to receive a notice to participate and vote in the general meetings of the Company and to receive dividends, if and when declared. Preferred shares rights have yet to be determined.

In December 2001 the HOMI completed an issuance of 6.5 million shares of Common stock to private investors, thereby raising an amount of $ 650 of which $ 220 was received after balance sheet date.

On December 28, 2001 HOMI issued 12 million shares of Common stock to the shareholders of Bartech Med in exchange for all the outstanding share capital of Bartech Med. These shares have been deemed to be historically outstanding shares of Bartech Med in the reverse acquisition.

     During the years 2000 and 2001 Bartech Med issued shares of Common stock as follows:

In  November  2001  491,032  Common shares were issued to private investors at $
0.42 per share for total proceeds of $ 209 of which $ 193 that were received in 2000.

In October 2001 200,000 shares of Common stock were issued as consideration for acquisition of an additional 10% interest in a South African affiliate at a value of the shares acquired of $50.(see Note 1g.3).

In November 2001 11,245,528 shares of Common shares were issued to founders of Bartech Med at par value ($0.001). This issuance is reflected in a manner similar to a stock split effected as stock dividend in accordance with the provisions of SEC Staff Accounting Bulletin Topic 4d "Earnings per Computations in an Initial Public Offering". Therefore, all share and per share data were retroactively adjusted to reflect the issuance.

HOMI considers to adopt an Employee Stock Option Plan for management and key employees in which between 2,000,000 and 3,000,000 options would be issued. However, as of May 2002, no such plan has been adopted.

12. CUSTOMERS AND GEOGRAPHIC INFORMATION- The Company manages its business on a basis of one reportable segment (see Note 1a for a brief description of the Company's business) and follows the requirements of Statement of Financial
Accounting Standard No. 131 "Disclosures About Segments of an Enterprise and Relation Information" ("SFAS No. 131").

     Major customers' data as a percentage of total sales to unaffilated customers:

                                       YEAR  ENDED  DECEMBER  31,
                                            2000          2001
                                            -----         ----
                    Customer A               58%          46%
                    Customer B               15%          14%
                    Customer C               12%          13%
                    Customer D               -.-          12%

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


During the year of 2000, 2001, 94% and 90% respectively of the consolidated revenues were from customers in Israel.

As of December 31, 2001, $ 306 thousand of the consolidated long-lived assets were located in South Africa and $ 565 thousand were located in Israel.

As of December 31, 2000, all consolidated long-lived assets were located in Israel.

       13.    FINANCIAL  EXPENSES,  NET  -

                                                YEAR  ENDED  DECEMBER  31,
                                                      2000          2001
                                                      ----          ----
Financial  expenses,  net:
Interest on long-term bank loans                        50           51
Other, net                                              27            6
                                                      ----          ----
                                                        77           57
                                                      ====          ====

14.     INCOME  TAXES  -

a. The subsidiaries in Israel are subject to a 36% corporate tax rate. The South African subsidiary is subject to a 30% corporate tax rate.

b. Pursuant to the Income Tax (Inflationary Adjutsments) Law - 1985, results for tax purposes in Israel are measured in real terms, in accordance with changes in the Israeli Consumer Price Index. However, Paragraph 9(f) of Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), prohibits the recognition of deferred tax liabilities or assets that arise from differences between the financial reporting and tax bases of assets and liabilities that are remeasured from the local currency into U.S. dollars using historical exchange rates and that result from changes in exchange rates or indexing for tax purposes.

c. As of December 31, 2001 the subsidiaries in Israel had approximately $ 223 Israeli net operating loss carryforwards. As of December 31, 2001 the South African subsidiary had approximately $ 65 net operating loss carryforwards. The loss carryforwards in Israel and South Africa have no expiration date.

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


     d.     Deferred  income  taxes:
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company and its subsidiary's deferred tax assets are as follows:

                                                       DECEMBER  31,
                                                    2000          2001
                                                    ----          ----
     Operating loss carryforwards                    14           100

     Temporary differences in regard to
      expenses and property and equipment, net       15            22
                                                    ----          ----


     Net deferred tax asset before
       valuation allowance                           29           122
     Valuation allowance                            (29)          (90)
                                                    ----          ----
                                                     -.-           32
                                                    ====          ====
     Presentation  in  the  Financial  Statements:
        Other receivables (current assets)                         11
        Other assets                                               21
                                                                  ----

        Net deferred tax assets                                    32
                                                                  ====
     As of December 31, 2001, the Company and its subsidiaries have provided valuation allowances of $ 90 in respect of deferred tax assets resulting from tax loss and temporary differences. Management currently believes that it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized.

     In  the  year  2001,  the  valuation  allowance  increased  by  $  61.

e.     Composition  of  income  taxes:     YEAR  ENDED  DECEMBER  31,
                                           --------------------------
                                                2000          2001
                                           --------------  ----------
Current taxes                                    -.-          -.-
Deferred taxes                                   -.-          32
                                           --------------  ----------
                                                 -.-          32
                                           ==============  ==========
f.     Breakdown  of  losses  before  taxes:

                                    Year Ended December 31, 2001
                                   ------------------------------
                                   ISRAEL     SOUTH AFRICA    TOTAL
                                  --------  ---------------  -------
                                     12             20          32
                                  ========  ===============  =======

HOTEL OUTSOURCING MANAGEMENT INTERNATIONAL INC. AND SUBSIDIARIES (FORMERLY BENJAMIN ACQUISITION INC.)
NOTES  TO  THE  CONSOLIDATED  FINANCIAL  STATEMENTS
---------------------------------------------------
U.S.  DOLLARS  IN  THOUSANDS


15.      RELATED  PARTIES  -


    a.     The  following  transactions  with  shareholders, are included in the
          financial statements as follows:     YEAR ENDED DECEMBER 31,
                                               -----------------------
                                                    2000          2001
                                               -------------  --------
            Selling and marketing expenses              19          25
                                               =============  ========
               General and administrative               75         105
                                               =============  ========

b.  Guarantees  from  shareholders  -  see  Note  10e.

c. During the year 2001, affiliated companies paid the Company , reimbursement of expense and management fees in the amount of $38 ($ 12 in 2000).

d. During 2001, the Company received installation fees amounting to $ 10 from an affiliate in South Africa ($15 in 2000 from affiliate in Israel). This sale is included in the financial statements as revenues.

e.  As for balance  as  of  December,  31,  2001-  see  Note  3

Until ______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


PART  II     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
--------     ------------------------------------------

Item  24.     Indemnification  of  Directors  and  Officers

     Pursuant to Section 145 of the Delaware General Corporation Law, HOMI's Certificate of Incorporation provides that HOMI shall, to the fullest extent permitted by law, indemnify all directors, officers, incorporators, employees and agents of HOMI against liability for certain of their acts. HOMI's
Certificate of Incorporation also provides that, with certain exceptions, no director of HOMI will be liable to HOMI for monetary damages as a result of certain breaches of fiduciary duties as a director. Exceptions to this include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit.

     The Certificate of Incorporation and the By-Laws of HOMI provide that HOMI shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the General Corporation Law of Delaware provides in pertinent part as follows:

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of he corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsection (a) and (b) of this section (unless ordered by a court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by he board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer of director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board deems appropriate.

     (f) The indemnification and advancement of expense provided by, or granted pursuant to, the subsections of this section shall not be deemed exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under his section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporations as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans' references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include  any  service  as  a  director,  officer,  employee  or  agent  of  the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a persons.

     In accordance with Section 102(b)(7) of the GCL, Article Seven of the Certificate of Incorporation of the Registrant eliminates the personal liability of the Company's directors to HOMI or its stockholders for monetary damages for breach of their fiduciary duties as a director, with certain exceptions set forth in said Section 102(b)(7).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of HOMI pursuant to the foregoing provisions or otherwise, HOMI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item  25.  Expenses  of  Issuance  and  Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


     Securities  and  Exchange  Commission
     Registration  Fee                                  $719.10
     Legal  Fees                                       $150,000
     Accounting  Fees                                   $40,000
     Printing  and  Engraving                            $5,000
     Blue  Sky  Qualification  Fees  and  Expenses       $3,000
     Miscellaneous                                       $2,500
     Transfer  Agent  Fee.                               $3,500

     TOTAL                                             $204,719.10

Item  26.  Recent  Sales  of  Unregistered  Securities

     On November 11, 2000, HOMI issued a total of 500,000 shares of common stock to 13 founding shareholders for $.001 per share for a total of $500. All investors in this offering were sophisticated investors. The shares bear legends restricting their trading.

     On January 10, 2001, HOMI issued 3,000,000 shares to 9 sophisticated shareholders at $.001 per share for a total of $3,000. These shares were issued as part of a consulting agreement. All investors were sophisticated.

     In November 2001, HOMI completed a private placement to raise $650,000 and issued a total of 6,500,000 shares of common stock to 64 people at $.10 per share.

     On December 28, 2001, HOMI acquired Bartech Mediterranean, Ltd. In exchange for all the outstanding shares of BTM, HOMI issued 12,000,000 shares of HOMI common stock to 9 BTM shareholders on a pro-rata basis.

     In October 1, 2001, we issued 200,000 of BTM common stock to Ice Maiden International in exchange for 10% of Batim Bartech.

     In October 1,2001, we issued $150,000 worth of HOS common stock to BSI for its 30% interest in HOS.

     Each of these offerings was conducted pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. All shares of common stock bear legends restricting the trading of such shares.

                                    EXHIBITS

Item  27.

 3.1     Certificate  of  Incorporation.**

 3.1A    Certificate  of  Amendment  to  Certificate  of  Incorporation**

 3.2     By-Laws.**

 4.1     Specimen  Certificate  of  Common  Stock.**

 5.0     Opinion  of  Counsel.

10.1     BTM-BSI Agreement for Israel, Jordan and Turkey

10.2     BTM-BSI Agreement for South Africa

10.3     HOS-BTM Stock Purchase Agreement

10.4     HOS-BTM Stockholders' Agreement

10.5     HOS-BTM Option

10.6     HOS Purchase Option Agreement

10.7     Bank Leumi Credit Agreement

10.8     Bank Leumi Promissory Note

10.9     Bank Leumi Security Agreement

21.0     Subsidiaries

24.0     Accountant's  Consent  to  Use  Opinion.

24.1     Counsel's  Consent  to  Use  Opinion.*

24.5 Acquisition Agreement between Benjamin Acquisitions, Inc. and Bartech Mediterranean International, Ltd.

*  Included  in  Opinion  of  Counsel
** Included in initial filing of registration statement on Form SB-2.


Item  28.  Undertakings

     The  registrant  undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Tel Aviv, Israel on October 8, 2002.


                                HOTEL OUTSOURCE MANAGEMENT INTERNATIONAL, INC.

                                         /s/ Jacob  Ronnel
                                BY:   ___________________________________
                                         Jacob  Ronnel,  CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Jacob  Ronnel                             Dated  October 8, 2002
________________________________
Jacob  Ronnel,
Chief  Executive  Officer,  President
Director


/s/ Ariel Almog                               Dated  October 8, 2002
________________________________
Ariel  Almog,
Vice  President,  Secretary,  Director



Zeev Danziger                                 Dated  October 8, 2002
________________________________
Zeev  Danziger
Director

EXHIBIT 5.0


October  11,  2002

Securities  and  Exchange  Commission
Washington,  D.C.

               Re:  Hotel  Outsource  Management  International,  Inc.


To  Whom  It  May  Concern:

Hotel Outsource Management International, Inc. (the "Company") is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Delaware. The Company has full corporate powers to own its property and conduct its business, as such business is described in the prospectus. The Company is qualified to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of property and the conduct of business requires such qualification.

This opinion is given in connection with the offering for sale of 7,191,032 shares of common stock by selling shareholders of the Company.

We have acted as counsel to the company in connection with the preparation of its Registration Statement on Form SB-2, pursuant to which such shares are being registered and, in so acting, we have examined the originals and copies of the corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary in order to form the basis for the opinion hereafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photo copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

All of the 7,191,032 shares being offered are authorized and issued.

Based upon the foregoing, we are of the opinion that the 7,191,032 shares of common stock of the Company being registered in this public offering on Form SB-2 will be legally issued, fully paid and non-assessable, and there will be no personal liability to the owners thereof.

The undersigned hereby consents to the use of this opinion in connection with such Registration Statement and its inclusion as an exhibit accompanying such Registration Statement.

Very  truly  yours,


SCHONFELD  &  WEINSTEIN,  L.L.P.
SCHONFELD  &  WEINSTEIN,  L.L.P.

EXHIBIT 10.1

 EXCLUSIVE

                            DISTRIBUTORSHIP AGREEMENT

This  Exclusive  Distributorship Agreement (the "Agreement") is entered into and made effective this thursday, 28th december 2000 by and between BARTECH E.M.E.A SARL, 4, Rue du Port aux Vins, 92 150 Suresnes, France. ("BARTECH"), and BARTECH MEDITERRANEAN LTD - Hamered Street 25 - P.O Box 50501 - Tel-Aviv 61500 - ISRAEL.

1. DEFINITIONS. Unless the context clearly requires otherwise, the following terms shall be defined as follows:

(a) "Annual target" shall mean the amount specified on Exhibit A. "Monthly target " shall mean the annual target for the then current target year divided by twelve except as otherwise specified in Exhibit A. In calculating whether Distributor has met its annual target or its monthly target, BARTECH shall compute the net invoice cost of all Covered Products delivered by it to the Distributor during the target year or target month less any taxes, interest, freight or insurance charges.

(B) "Authorized location(s)" shall mean Distributor's place(s) of business located at Hamered Street 25 - P.O Box 50501 - Tel Aviv 61500 - ISRAEL.

(C) "Covered Products" shall mean the Hardware Products listed on Exhibit B and the Software Products listed on Exhibit C.

(d) "Engineering Change" shall mean any mechanical or electrical change to a Hardware Product which affects its form, fit, function, safety, reliability, performance or maintainability.

(e) "Hardware Product(s)" shall mean the products listed on Exhibit B which BARTECH may amend at any time, as provided in subparagraph 3(a), by adding or deleting any Hardware Product.

(f) "Target Year" shall mean a year commencing on January 1 and ending on the succeeding December 31.

(g) "Software Product(s)" shall mean the products listed on Exhibit C which BARTECH may amend at any time, as provided in subparagraph 3(a), by adding or deleting any Software Product.

(h) "Software Registration Agreement" shall mean Exhibit D the form of which BARTECH may unilaterally amend at any time.

(i)  "Territory"  shall  mean  the  geographic  area  consisting  of

                             ISRAEL, TURKEY, JORDAN


2. APPOINTMENT. BARTECH appoints the Distributor as an exclusive distributor of BARTECH Covered Products in the Territory and for this purpose grants to the Distributor the exclusive right to sell, license and generally to import, market, distribute, install and service the Covered Products as an exclusive distributor within the Territory. The Distributor accepts such appointment as an exclusive distributor on the terms and conditions of this Agreement.


3. BASIC OBLIGATIONS OF BARTECH. During the term of this Agreement and any renewal, BARTECH agrees that it will:

(a) Sell Covered Products to Distributor for distribution within the Territory. BARTECH may, in its sole discretion, from time to time, add items to the list of Covered Products, delete items from the list of Covered Products and add other distributors of Covered Products in the Territory without obligation to Distributor. Any Covered Product which BARTECH for any reason ceases to sell in the Territory shall automatically be deleted from the list of Covered Products without obligation to Distributor;

(b) Provide Distributor with technical and marketing bulletins, and, as it deems appropriate, sponsor service and sales seminars for Distributor's personnel;

(c) Use its reasonable efforts to obtain, at BARTECH' own cost and expense, any required licenses, certifications, declarations, affidavits, or other documentation; required by the laws of the France, or applicable international treaties or conventions, for the export of Covered Products to the Territory; provided however that BARTECH will in no case be liable to the Distributor for any loss, damage or claim, whether direct, indirect or consequential, arising from BARTECH' inability to obtain such licenses, certificates, declarations, affidavits or other documentation; and

(d) Repair or replace at its sole discretion any Hardware Products received from BARTECH which are determined by BARTECH to have been defective at time of shipment at F.O.B Suresnes (or such international shipping point designated in writing by BARTECH). All claims relative to alleged defective Hardware Products must be made in writing to BARTECH by the Distributor within three (3) weeks after receipt of the Product. Failure by the Distributor to provide the timely written notice required hereunder shall result in Distributor's loss of protection under this Agreement.


4. BASIC OBLIGATIONS OF DISTRIBUTOR. During the term of this Agreement and any renewal, Distributor agrees that it will:

     (a) Use its best efforts within its Territory to promote actively and diligently market the sale of BARTECH Products so as to satisfy or exceed those targeted sales numbers as stated on Exhibit A, (i) by means of personal visits to and by correspondence with potential purchasers (ii) by advertising and by the distribution of printed matter; provided, however, that the form, manner, extent and wording of all such advertising and distributed matter shall be submitted to BARTECH forthwith after publication or distribution as the case may be and BARTECH shall have the right to require the Distributor to cease the advertising or the distribution of the printed matter in the form of that submitted to it without the Distributor having recourse to BARTECH for any expense incurred unless BARTECH shall have specifically agreed in writing to bear such expense;

     (b) Provide all end users regardless of location with prompt and efficient installation, training, programming, documentation, and repair services;

     (c) At each of its Authorized locations, maintain a sufficient supply of Covered Products for spare parts ("Spares") and for demonstration purposes, and employ a sufficient number of trained sales, service, and programming personnel; and employ and train personnel to carry out policies set forth by BARTECH and other written customer service policies published by BARTECH and notified to Distributor;

     (d) Use the service mark "A BARTECH Distributor" which BARTECH hereby grants Distributor a non-exclusive right to use during the term of this Agreement to indicate that Distributor is an authorized distributor of the Covered Products. Use of the service mark by Distributor must comply with BARTECH graphics standards, available upon request from BARTECH. Distributor shall acquire no proprietary rights with respect to the service mark, and Distributor's authorization to use the service mark shall exist only so long as Distributor is in full compliance with all material terms of this Agreement. In any event, such authority shall cease immediately upon the termination of this Agreement; Distributor will display BARTECH Products in its facility, using signs and sales aids which BARTECH may make available;

Distributor will not alter, remove or permit the removal of any patent numbers, serial numbers, date codes or identifying marks from BARTECH products;

Distributor will not use or permit others to use the BARTECH name, or any variation thereof, or any of the names of BARTECH products in Distributor's business name or title unless agreed to by BARTECH in a signed writing;

BARTECH retains full control over its trade name and all of its trade or service marks, and nothing herein shall limit or modify BARTECH' right to pursue its legal remedies independently of Distributor or any business the Distributor may be associated with, in the event of violation by others of said trade name or said trade or service marks. The Distributor shall register BARTECH as the owner and itself as the user of the "BARTECH" trade mark in the Territory to the extent that such registration is required by law or desirable for the sale by the Distributor of the Covered Products and Spares therein and BARTECH shall take all reasonable steps to enable the Distributor to effect such registration including (without limitation) the registration of BARTECH at its expense as registered owner thereof. Upon termination of this Agreement for whatsoever cause, the Distributor shall cancel such registration forthwith. The expense of any such registration of the Distributor or cancellation thereof shall be borne solely by the Distributor. The Distributor shall permit BARTECH at BARTECH' expense to have full conduct of all matters in relation to any alleged infringements (including without prejudice to the generality of the foregoing the settlement, compromise or other disposal of any claim and the conduct of any proceedings relating thereto) and shall itself take no such action in respect of such infringement without the prior consent of BARTECH. The Distributor shall provide all such reasonable assistance at BARTECH' expense in relation to such matters as BARTECH may require;

     (e) Fully advise all potential end users as to the terms of the BARTECH software license agreement;

     (f) Refrain from removing, defacing or otherwise changing any descriptive markings or labels on any Covered Product and from making any Engineering Change to any Hardware Product without the prior written consent of BARTECH;


     (g) Refrain from using any non-BARTECH replacement part or other supplies on any Hardware Product without the prior written consent of BARTECH;

     (h) Perform any Engineering Change requested by BARTECH on all Hardware Products which it sells or which are located in the Territory;

     (i) Obey all applicable laws, regulations, rules and ordinances and conduct its business in an ethical manner;

     (j)  Pay  BARTECH  in  accordance  with  the  provisions of this Agreement;


     (k) For a period of not less than ten (10) years, maintain a record of all end users of Covered Products, which record shall include the end users' address, the serial numbers of the Covered Products and the dates of sale, delivery and installation, and permit BARTECH immediate access upon request to such records for purposes of inspection and copying of such records (i) in the case of any product recall or safety campaign, or (ii) for the purpose of assuring or providing customer service; which right of access shall continue during the term of this Agreement and for an additional period of ten (10) years following termination or expiration of this Agreement;

     (l) Promptly notify BARTECH in writing of all suspected product defects and safety problems.

     (m) Not sell, represent, distribute, license or promote, either directly or indirectly, any goods competitive with BARTECH Covered Products in the Territory during the initial term of this Agreement or any renewal periods without the prior written consent of BARTECH provided that a Covered Product shall not be considered competitive unless it has the same or an equivalent function and the same or equivalent characteristics, price and use and provided further that the provisions of this sub-clause shall not apply in respect of any product(s) currently supplied to the Distributor by its existing suppliers as at the date hereof;

     (n) Promptly bring to the notice of BARTECH any information received by it which is likely to be of material interest, use or benefit to BARTECH in relation to the future development of the Covered Products for use in the Territory and their marketing generally;

     (o) Obtain, prepare and maintain, at the Distributor's own cost and expense, all required licenses, certificates, declarations, affidavits, or other documentation required by the laws of the Territory or applicable international treaties or conventions, for the import, sale, service, promotion and distribution of the Covered Products;

     (p) Supply such reports, returns and other information relating to orders and projected orders for Covered Products and Spares as BARTECH may from time to time reasonably require for the purposes of general information required for planning and/or scheduling production of Covered Products;

     (q) Refrain from moving or closing any of its Authorized locations without the prior written consent of BARTECH, which consent shall not be unreasonably withheld.

     (r) Not engage in any activity which may be deleterious to BARTECH Customers or to the promoting, marketing, sale and service of all BARTECH products; and

     (s) Comply with all terms herein, and the underlying intent and meaning of this Agreement.


5. DISTRIBUTOR REPRESENTATIONS, WARRANTIES AND COVENANTS. Distributor represents to BARTECH as follows (and covenants that, during the pendency of this Agreement, Distributor will continue to be):

     (a) Distributor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. No provisions of the Distributor's Certificate of Incorporation or By-Laws (Statute, or equivalent organizational documents), nor any provision or covenant of any credit or other agreement (including security agreements incident thereto) to which Distributor is a party or by which Seller is bound have been or will be violated by the execution, delivery and performance by the Distributor of this Agreement or the performance or satisfaction of any condition herein contained on its part to be performed or satisfied;

     (b) This Agreement has been duly and validly authorized, executed and delivered by the Distributor and is the valid and legally binding obligation of Distributor enforceable in accordance with its terms; and

     (c) Distributor possesses the requisite work expertise, employee staffing, facilities and equipment necessary to perform its duties hereunder and is capable of upgrading and improving systems and procedures to remain competitive.


6. AREA OF SALES. Distributor agrees that it will not sell the Covered Products directly or indirectly to customers located outside the Territory without the prior written approval of BARTECH, which BARTECH may give or withhold in its sole and absolute discretion. If the provisions of this Paragraph 6 are or shall be prohibited under the law of any jurisdiction, then such provisions shall not apply in such country and, in lieu thereof, Distributor agrees to use its best efforts to promote, sell and service the Covered Products in the Territory and further agrees that it shall be primarily responsible for servicing retail accounts with the Covered Products in the Territory and that it shall concentrate its efforts in the Territory, which concentration Distributor acknowledges to be essential to proper sales and servicing efforts.


7.     PLACING  AND  DELIVERY  OF  ORDERS.

     (a) (i) The Distributor shall on or before the beginning of each calendar quarter inform BARTECH in writing of its approximate requirements for Covered Products for the next following quarter so that BARTECH shall have at least one quarter's advance notice of such requirements; (ii) Orders shall be placed on a firm basis by the Distributor from time to time and in accordance with such further ordering procedures as BARTECH and the Distributor may agree; (iii) All orders for the Covered Products shall be governed by the provisions of this Agreement and shall not be modified by anything that may be printed on the Distributor's purchase order. [BARTECH' then current Standard Conditions of Sale for the relevant Covered Products shall apply save that in the event of any inconsistency between such conditions and the terms of this Agreement, the terms of this Agreement shall prevail.];
          (iv) No order for Covered Products shall be binding on BARTECH until written confirmation of that order is received by BARTECH and BARTECH has confirmed in writing that such order is acceptable.

     (b) During the term of this Agreement BARTECH shall sell to the Distributor, in accordance with the Distributor's orders accepted by BARTECH, the Distributor's reasonable requirements of the Covered
          Products but BARTECH shall not be liable in any way for any loss of trade or profit or any other loss occurring to the Distributor in the event that BARTECH is unable to supply any of the Covered Products.

     (c) (i) BARTECH shall ship to the Distributor the Covered Products and Spares in accordance with the orders placed by the Distributor and accepted by BARTECH as provided in subparagraph 7(a); (ii) Each sale shall constitute a separate contract and shall be invoiced to the Distributor accordingly.


8.     TERMS.

     (a) The price of all Hardware Products and the licensing fee for all Software Products shall be the distributor price in Euro in effect at the time of shipment, regardless of what the price was at time of Distributor order. BARTECH agrees to notify Distributor in writing of all price changes and in the event of a price increase agrees at Distributor's option to cancel only those unshipped orders.

     (b) Unless Distributor has qualified for credit, payment in full shall be made in advance of shipment. To the extent that BARTECH extends credit to Distributor, Distributor grants BARTECH a security interest in such Covered Products until full Distributor price has been paid for the Covered Products shipped to Distributor and in the receivables due Distributor in respect thereof and in all proceeds therefrom, and Distributor further agrees to execute any financing statement for filing or other similar document as requested or required by BARTECH. Distributor's failure to pay any amounts when due shall give BARTECH the right to possession and removal of the Covered Products at any time upon BARTECH' demand. BARTECH' taking of such possession shall be without prejudice to any other legal remedy BARTECH may have. All collection costs, including legal fees, shall be borne by Distributor. BARTECH reserves the right to withdraw or reduce any credit line when in its sole discretion such a withdrawal or reduction is warranted. Distributor agrees to pay interest on all overdue payments in accordance with the then current BARTECH policy.

     (c) In the event product is sold hereunder to the Distributor on credit, all payment terms shall be net thirty (30) days. Service charges in the amount of the lesser of 1.5% per month or the highest charge permitted under applicable law shall be imposed by BARTECH on the account of the Distributor on all amounts past due. Service charges will continue to accrue until the past due balance is liquidated in full by the Distributor.

     (d) In the event product is sold to Distributor on letter of Credit (LC), the Distributor shall cause a Irrevocable letter of credit (LC) to be issued in favor of BARTECH for the payment of orders on the day the applicable bill of lading is executed. The Distributor shall be responsible for the payment of Irrevocable LC fees and expenses.

     (e) All shipments of Covered Products shall be made on an F.O.B. Suresnes, France (or such alternative international shipping point designated in writing by BARTECH) with Distributor bearing all freight, duty and insurance charges and all applicable import, sales, use, value added, property, excise and any other taxes of any nature whatsoever. BARTECH reserves the right to make any shipment on a freight collect basis when Distributor is responsible for freight charges and reserves the right to refuse to make shipments other than to a Distributor's Authorized location.

     (F) All risk of loss or damage to Hardware Products shall pass to Distributor upon delivery in good condition, F.O.B., Suresnes, France (or such alternative international shipping point designated in writing by BARTECH).

     (G) Title to all Hardware Products shall pass on the date of shipment by BARTECH. BARTECH shall retain all applicable rights to the intellectual property in Software Products which, therefore, are not subject to transfer of title. Title to the media on which Software Products are recorded shall pass to Distributor upon shipment.

     (h) Subject to the then current BARTECH policy on return items, BARTECH will grant credit for return Hardware Products. BARTECH may modify the policy on credits for returns in its sole discretion, but in no event more than twice a year. (But see subparagraph 19(b) in respect of the effect of the expiration or termination of this Agreement.)

     (i) An advance payment discount, as specified by BARTECH from time to time, is offered for any order for which BARTECH receives payment from the Distributor via wire transfer simultaneously with the order. The advance payment must be made via wire transfer of funds to the BARTECH account specified above and must take place simultaneously with the placement of the order. Such wire transfer must include instructions to the receiving BARTECH bank to notify BARTECH immediately upon receipt of such funds.

9.     WARRANTY  ON  HARDWARE  PRODUCTS.

     (a) Except as expressly provided in paragraph 11 hereof, no warranty condition or term (whether express, implied, statutory or otherwise) as to the condition, quality, performance, merchantability, durability or fitness for purpose of the Hardware is given or assumed by BARTECH and all such warranties, conditions and terms are hereby excluded.

     (b) The Distributor agrees to indemnify and hold BARTECH harmless from any and all claims for losses or liability by a third party arising out of or related to the business of the Distributor including but not limited to, the installations, training or servicing carried out by the Distributor or its affiliates or agents, any misrepresentation concerning Covered Products made by the Distributor in the promotion thereof (other than misrepresentations comprising the publication, disclosure or other dissemination of sales, technical or other literature originating from BARTECH or relating to information or data published, disclosed or otherwise disseminated, derived from information or data supplied to the Distributor by BARTECH) or any breach of any representations, warranties, covenants, or other obligations of the Distributor contained in this Agreement.


10. MARKETING OF SOFTWARE. Distributor agrees to the following terms and conditions with respect to the marketing of Software Products:

     (a) This Agreement shall operate during the current term of the Agreement, as a license for the Distributor to use the Software Products for demonstration, testing, support and such other purposes as are directly connected with the implementation of this Agreement;

     (b) The Distributor shall not modify, amend, add to or in any way alter any Software Product supplied to it under this Agreement without BARTECH' prior written consent;

     (c) BARTECH will keep the Distributor informed of any enhancement or modification to the Software Products by BARTECH which affects its operation, performance or cost and which BARTECH considers suitable for general release. BARTECH reserves the right to introduce any substitute software product which it considers will adequately fulfill the same or similar function as that which it replaces;

     (d) All the Intellectual Property Rights of BARTECH in the Software Products are and shall remain the property of BARTECH and BARTECH reserves the right to grant licenses to use the Software Products to such other persons and on such terms as it shall think fit, subject to the terms of this Agreement;

     (e) The Distributor agrees to purchase an annual BARTECH License-to-Copy software agreement for those BARTECH Software Products License-to-Copy is made available for at the prevailing International Distributor price;

     (f) Distributor agrees to take any necessary steps to insure that each end user understands the meaning of the applicable license agreement;

     (h) Software Products are currently made available under the Software Registration Agreement. Distributor agrees that it will secure the end user's signature on the Software Registration Agreement prior to transferring the related Software Product(s); and

     (i) In its discretion, BARTECH may make available certain Software Products to Distributor to market under a license agreement that need not be signed by the end user. Distributor agrees that where an unsigned license agreement is specified, Distributor will accept return of any unopened Software Product from those end users and in such cases will refund any license fee paid by the end user. In such event, BARTECH will refund the amounts paid by Distributor for the unopened Software Product provided the unopened Software Product is returned to BARTECH freight prepaid.



11. EXCLUSIVE WARRANTY ON HARDWARE OR SOFTWARE PRODUCTS. BARTECH MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE HARDWARE OR SOFTWARE, ITS QUALITY OR PERFORMANCE. BARTECH DISCLAIMS ANY
     WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE HARDWARE AND SOFTWARE PRODUCTS ARE SOLD AND LICENSED RESPECTIVELY "AS IS" WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE HARDWARE AND SOFTWARE IS WITH THE DISTRIBUTOR AND END USER. BARTECH DOES NOT WARRANT THAT THE OPERATION OF THE HARDWARE OR THE FUNCTIONS CONTAINED IN THE
     SOFTWARE WILL MEET DISTRIBUTORSHIP'S OR END USER'S REQUIREMENTS OR THAT OPERATION OF THE HARDWARE AND SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. BARTECH SHALL HAVE NO LIABILITY TO DISTRIBUTOR OR END USER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR ANY OTHER LOSS, DAMAGE OR INJURY INCLUDING, WITHOUT LIMITATION ANY DAMAGES ARISING FROM LOSS OF USE OR LOST PROFIT. The Distributor is prohibited from providing to customer or end-user any additional warranty. In the event Distributor extends to the end user any express or implied warranty or assumes any other obligation whatsoever, then Distributor shall (i) be solely responsible therefore;
     (ii) have no recourse against BARTECH therefore; (iii) defend, indemnify and hold BARTECH harmless against any claim, loss, judgment or cause of action whatsoever arising out of, or occasioned by, Distributor's conduct including but not limited to Distributor's extension to end user of any express or implied warranty.


12. DISTRIBUTOR OWNERSHIP, MANAGEMENT AND BUSINESS. This Agreement is entered into by BARTECH in reliance on Distributor's representations as set forth in Exhibit E regarding its ownership, management and control. Distributor agrees to give BARTECH thirty (30) days prior written notice of its intention to either directly or indirectly sell or transfer, in whole or in part, its ownership. No such change in Distributor's ownership shall be made without the prior written consent of BARTECH.


13.  INDEPENDENT  DISTRIBUTOR;  FRANCHISE  DISCLAIMER.

     (a) Distributor agrees that it is neither the agent of, nor legal representative of BARTECH, and has no right or authority to make any warranties or promises or to incur any obligations on behalf of BARTECH and that neither the Distributor nor any of its employees are employees of BARTECH. Distributor agrees to indemnify and hold BARTECH harmless from any claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees, arising from Distributor's conduct, which if true, would constitute a violation of this provision.

     (b) The Distributor shall be entitled to describe itself as an authorized distributor of the Covered Products but shall not be entitled to describe itself as agent for BARTECH or in any words indicating any relationship of agency existing between the parties.

     (c) Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto.

     (d) BARTECH shall not in any event be responsible for any statement or representation made in regard to any of the Covered Products or Spares in any sales literature or advertising material issued by the Distributor (other than contained in or based directly upon material supplied or agreed by BARTECH), and to the extent that any such responsibility shall fall on BARTECH as a result of statutory regulations or otherwise the Distributor shall indemnify BARTECH against any claims or demands arising out of any such statement or representation.


14. CONFIDENTIALITY OF TRADE SECRETS. Distributor agrees that all confidential information received from BARTECH, including without limitation all technical information and service manuals, is and shall remain the property of BARTECH and any and all confidential information of BARTECH may not be copied, reproduced or transferred or disclosed without the prior written consent of BARTECH. Distributor shall return at Distributor's expenses all confidential information to BARTECH at BARTECH' request or upon expiration or termination of this Agreement as provided in paragraph 19 hereof. Distributor shall take all necessary and appropriate action to prevent the unauthorized use or distribution of BARTECH' confidential information.


15. MAJOR ACCOUNT POLICY. BARTECH reserves to itself notwithstanding anything to the contrary herein contained the right to sell Covered Products to any corporate entity, or any subsidiary or affiliate thereof, even though the entity intends to use Covered Products at a location in the Territory. Any such sales are to be carefully coordinated with Distributor to avoid conflicts with local policies of Distributor.


16.  DURATION  AND  RENEWAL.

(a) The initial term of this Agreement (the "Initial Term") shall be from the date hereof until the following December 31, unless earlier terminated in accordance with the provisions of paragraph 17 or 18.

(b) Except as provided herein, this Agreement shall be automatically renewed after the Initial Term on each January 1 for an additional period of one year unless either party (1) notifies the other not less than three months prior to the end of any particular term that it does not agree to such an automatic renewal or (2) terminates this Agreement in accordance with the provisions of paragraph 17 or 18. The failure of either party to agree to such an automatic renewal shall not be deemed a violation of this Agreement. Such automatic renewal shall only apply for two one year periods after the Initial Term.

17. TERMINATION BY DISTRIBUTOR. At any time, Distributor may terminate this Agreement by giving BARTECH not less than ninety (90) days written notice.

18. TERMINATION BY BARTECH. At any time, BARTECH may terminate this Agreement by giving Distributor not less than thirty (30) days written notice (the "Notice Period") if:

     (a) Distributor's account with BARTECH becomes more than 60 days past due, provided however that, if Distributor makes full payment of all amounts due to BARTECH during the Notice Period, then the notice of termination shall be deemed to have been withdrawn;

     (b) (i) Distributor achieves monthly target in no months or only one month during any six consecutive month period (regardless of whether such six months encompass one or two Target Years); (ii) Distributor fails to achieve at least 75% of its annual target in any single Target Year;

     (c) Distributor directly or indirectly sells or transfers its ownership in whole or in part without the prior written consent of BARTECH as required by paragraph 12;

     (d)  Distributor provides BARTECH information which is false or misleading;

     (e) Distributor breaches any of its responsibilities under this Agreement, including failure not remedied within ninety (90) days notice from BARTECH, to carry out the terms of BARTECH' customer service policies as required by subparagraph 4 hereof; or

     (f) If the Distributor enters into liquidation, whether compulsory or voluntarily (otherwise than for the purpose of amalgamation or reconstruction), or compounds with its creditors or has a receiver appointed for all or any part of its assets or takes or suffers any similar action in consequence of debt.


19. EFFECT OF TERMINATION OR EXPIRATION. The termination or expiration of this Agreement shall not:

(a) Relieve BARTECH of the obligation from filling orders placed by Distributor and accepted by BARTECH prior to the effective date of the termination or expiration; provided, however, that as a condition precedent to filling any such order, BARTECH may demand that the Distributor pay in advance and pay any amounts which might otherwise be due to BARTECH prior to shipment;

(b) Entitle Distributor to any termination or expiration compensation or to any other compensation for lost profits, goodwill or for any order for the sale, rental, lease or licensing of Covered Products by BARTECH or any of its authorized distributors. The Distributor shall immediately cease to sell the Covered Products provided that subject to next clause, BARTECH will permit the Distributor to sell its existing stock of the Covered Products on the terms set out in this Agreement which, to that extent and for this purpose only, will stay in force; Nevertheless, BARTECH at its sole option will repurchase, at Distributor's option, all or any part of Distributor's inventory of new and unused Hardware Products as follows: the Distributor shall offer for sale to BARTECH all Products and Spares at that time the property of the Distributor and which are not the subject to binding contracts for sale. BARTECH shall be under no obligation to repurchase all or any of those Covered Products or Spares but shall notify its determination whether or not to repurchase any or all of them within four weeks of the offer being made. The price to be paid for such Covered Products and Spares shall be a percentage of the Quoted Price paid by the Distributor as follows: (1) 75% for Product to be returned to BARTECH within twelve months of delivery; (2) 50% for a Product to be returned to BARTECH between twelve and twenty-four months of delivery; (3) 25% for a Product to be returned to BARTECH between twenty-four and thirty-six months of delivery. The cost of insurance, packaging, freight and any other costs which may be payable in respect of a returned Product shall be borne (as between the Distributor and BARTECH) by the Distributor and less any deduction determined by BARTECH because the Hardware Products are shop-worn, incomplete, obsolete or outdated. BARTECH' obligation to repurchase shall expire if Distributor does not provide BARTECH with a written list of the Hardware Products to be repurchased within thirty (30) days of the effective date of the termination or expiration of this Agreement. Distributor agrees that it shall be responsible for all costs and risks associated with returning any Hardware Products and agrees to permit BARTECH reasonable access for purposes of inspection prior to reshipment; nor

(c) Relieve Distributor of its obligation to protect the confidential information and trade secrets of BARTECH under paragraph 14 herein. Upon termination or expiration of this Agreement, Distributor shall not retain and shall return to BARTECH all BARTECH confidential information in its possession or control including originals and all copies. Upon, or as a consequence of, termination or expiration:

(d) All outstanding unpaid invoices in respect of the Products and Spares shall become payable in place of the payment terms previously agreed between the parties;

(e) BARTECH and Distributor each agree not to hire an employee of the other or any person who has been employed by either party during the previous 6 months during the term of this Agreement and for a period of one (1) year following the termination of the Agreement except by written mutual consent;

(f) Any such notice shall be deemed to have been dully received at the time of actual delivery or when sent by telex or fax or three business days after it was posted in the manner provided.

(g) The waiver by BARTECH of any breach of any terms of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.


20. INDEMNIFICATION. Distributor agrees that it will indemnify, defend and hold harmless BARTECH, its officers, directors, employees, affiliates and agents from any and all losses, claims, damages, expenses and causes of action of every nature whatsoever, including attorneys' fees, which are caused solely by the negligent acts, omissions or intentional wrongdoing of Distributor in connection with the performance or non-performance of its obligations under this Agreement or which may arise as a result of a breach of this Agreement.

21. ASSIGNABILITY. Neither this Agreement, nor any right or obligation hereunder, is assignable by Distributor, whether by operation of law or otherwise, without the prior written consent of BARTECH, which consent shall not be unreasonably withheld.

22. NOTICES AND OTHER COMMUNICATIONS. Unless otherwise provided, every notice hereunder shall be in writing and deemed given when delivered in person or when mailed, postage prepaid. Notices mailed to Distributor shall be sent to its principal place of business or any of its Authorized locations. Notices to BARTECH shall be mailed to its address first above written to the attention of: (1) Vice President of Sales and Marketing; copy to (2) Corporate Secretary.

23. FORCE MAJEURE. BARTECH shall not be liable for any loss, damage, delay or other consequences resulting from causes beyond its reasonable control, including, but not limited to, Acts of God, fire, strikes, labor disputes, riot or civil commotion, acts of war (declared or undeclared), labor or material shortages or government regulations, orders, or decisions.



24. NON-WAIVER. The failure of either party to enforce any of the terms of this Agreement shall not be deemed a waiver or bar to the subsequent enforcement of such term or to be a waiver of any other provision of this Agreement.


25. ENTIRE AGREEMENT. This Agreement constitutes the parties' entire agreement and may not be amended except by a writing signed by both parties.
     Distributor expressly represents to BARTECH that no officer, employee, representative or agent of BARTECH has made or entered into any oral agreement, promise or understanding which alters, expands or modifies any of the terms of this Agreement; provided, however, the execution of this Agreement shall not relieve either party of the obligation to pay for any products or services rendered pursuant to any previous distributorship agreement. In the case of any inconsistency between this Agreement and any other writing (manuals, technical and marketing bulletins, etc), this Agreement shall govern unless such writing references this Agreement, providing for amendment hereto, and is executed by both parties hereto.


26. GOVERNING LAW. The validity, construction and enforceability of this Agreement, and all other disputes between the parties arising directly or indirectly hereunder, shall be governed and decided by the laws of France, and not including the 1980 UN Convention on Contracts for the International Sale of Goods. The Distributor agrees to submit to the exclusive jurisdiction of the Court of Nanterre, France for the resolution of any and all disputes by and between the parties hereunder. The Distributor shall not in any manner contest the entering of a judgement, order or other court ruling obtained pursuant to this Paragraph 26 against the Distributor in any other court (including international courts) which may have jurisdiction over the Distributor.


27. EXECUTION. This Agreement shall not be effective unless and until it has been executed by a duly authorized officer of BARTECH.

Signed  By:   _______________________________
              For and on behalf of Distributor: ________________________
                                                     (Print Name)

Date:     _________________  Its:  ______________________________

in  the  presence  of:  ________________________


Signed  By:  _______________________________
For  and  on  behalf  of  BARTECH,  EMEA.

Date:     _________________  Its:  ______________________________

in  the  presence  of:  ________________________

EXHIBIT  A

TARGET


     (a) Distributor's annual target for the year commencing XXXXXXXXXX shall be XXXXXX Units.

     (b) Distributor's annual target for each successive Target Year shall be notified to Distributor by BARTECH thirty (30) days before the end of the current Target Year based upon the current target and other factors, if applicable, including any expanded Territory, the introduction of new products and increased potential for product sales.

     (c) Neither the establishment of an annual target or monthly target for a period beyond the scheduled expiration of this Agreement nor Distributor meeting any annual or monthly target shall create any right on the part of the Distributor to continue as an authorized BARTECH distributor for a period of time beyond the scheduled expiration of this Agreement.

Effective  Date:  ____________
Supersedes  Exhibit  B  Dated:  _____________


EXHIBIT  B

Hardware  Product  Description


AUTOMATIC  MINIBARS  AND  THE  OPTIONS  RELATED  TO  THESE  BARS  AND  FRIDGES.

CENTRAL  UNIT  :  to  control  and  manage  minibars  connected  on  line  to it

REMOTE  CONTROLERS:  for  refill  mode,  maintenance,  room  status

Effective  Date:  _________________
Supersedes  Exhibit  C  Dated:  _________________


EXHIBIT  C

Software  Product  Description

-All software necessary for BARTECH operation as well as add on features like CESS (computerized energy saving system), room maintenance and room status

Effective  Date:  ___________________
Supersedes  Exhibit  D  Dated:  _________________


EXHIBIT  D
SOFTWARE  REGISTRATION  AGREEMENT


Name  of  END  USER     _____________________________________
Address  of  END  USER

--------------------------------------------------------------------------------

Telephone  of  END  USER  _____________________________________

Name  of  DISTRIBUTOR     _____________________________________


SOFTWARE  PRODUCTS
Description               Quantity     Part  Number






The software products listed above are provided by BARTECH, E.M.E.A ("BARTECH") and its Distributor subject to the following terms:

1. End user shall have a non-exclusive license to (a) use the software products; and (b) copy the software programs in a machine readable or printed form for back-up or modification purposes. END USER'S LICENSE DOES NOT PERMIT ANY OTHER USE OF THE SOFTWARE PRODUCTS. END USER SHALL BE IN COMPLIANCE WITH ALL APPLICABLE LAWS AND SHALL BE PROHIBITED HEREUNDER FROM USING THE SOFTWARE PRODUCTS IN VIOLATION OF APPLICABLE LAWS.

2.   End  user's  license shall terminate immediately without notice if end user
     (a) uses the software products for other than a permitted use; or (b) transfers possession of the original or any copy of the software programs or related documentation to another person or entity; or (c) attempts to transfer this license. Upon termination of this license, end user agrees to destroy immediately the original and all copies (in an original or merged form) of the software programs and related documentation.

3. BARTECH MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, ITS QUALITY OR PERFORMANCE. BARTECH DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


4. THE SOFTWARE PROGRAMS ARE PROVIDED "AS IS" WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE PROGRAMS IS WITH END USER. BARTECH DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE PROGRAMS WILL MEET END USER'S REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE PROGRAMS WILL BE UNINTERRUPTED OR ERROR FREE. NEITHER BARTECH NOR ITS INDEPENDENT DISTRIBUTOR SHALL HAVE ANY LIABILITY TO END USER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR ANY OTHER LOSS, DAMAGE OR INJURY INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ARISING FROM LOSS OF USE OR LOSS PROFIT ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE PROGRAMS.

5. The entire agreement between the parties is in this Agreement which supersedes and merges all prior discussions and agreements between the parties relative to the subject matter hereof.


--------------------------------------------------------------------------------
(Name  of  end  user)


By:   ___________________________________


Its:  ___________________________________


Date: ___________________________________

EXHIBIT  E
DISTRIBUTOR  APPLICATION/INFORMATION  SHEET

Distributorship  Name          _____________________

Address                        ____________________________
                               ____________________________
                               ____________________________

City                           __________

Zip  Code                      __________

Country                        _________________


MAILING  ADDRESS  IF  DIFFERENT  THAN  ABOVE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Phone  Number           _________________________

After  Hours  Phone     _________________________

Fax  Number             _________________________


ADDRESS,  PHONE,  FAX,  OF  ADDITIONAL  OFFICES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributorship  is:  __Proprietorship  __Partnership __Corporation __Subsidiary

Names(s) and home address(es) of Principals. Include Titles of a Corporation, include Ownership Percent of Partnerships and Corporations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





Corporation  in  Business  since  (Date  of  incorporation)  :


Total  Number  of  full  time  employees  in  the  corporation  :

Product  presently  marketed,  distributed,  or  produced  by  the corporation :

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



Based  on  Audited  ANNUAL  FINANCIAL  STATEMENT  :

Total  Company  Sales  1995     :    FF  ____________

Total  Company  Sales  1996          FF  ____________

Total  Company  Sales  1997          FF  ____________

SALES  DEPARTMENT  DATA


Number  of  Sales  Representatives  Employed,  Full  Time:

Sales  Manager's  Name

Sales  Manager's  Experience  Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Summary  of  Sales  Representatives  Experience

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Name(s)  of  Individuals  Authorized  to  Place  ORDERS  for  BARTECH  products

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SERVICE/SUPPORT  DEPARTMENT(S)  DATA


Number  of  Technicians  Employed,  FIELD  _____  SHOP  _____

Service  Manager's  Name     ___________________________________
Service  Manager's  Experience  Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Summary  of  Technician's  Experience

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Summary  of  Technical  Services  offered  to  Customers

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Does  a  Programming/Installation/Training/Support  Department  Exist?__________

How  many  Employees  are  in  this  Department:__________

Does  this  department  perform  software  development  :______________________

If  Yes,  please  describe  software  development  tools  used

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Signature:     _____________________________________


Name  ______________________  Title  ____________________  Date  ________


Manager  Submitting  Application:     _____________________________________


DISTRIBUTORSHIP  AGREEMENT  TABLE  OF  CONTENTS


                                                         PAGE


1. Definitions . . . . . . . . . . . . . . . . . . . . .   1


2. Appointment . . . . . . . . . . . . . . . . . . . . .   2

3. Basic Obligations of BARTECH. . . . . . . . . . . . .   2

4. Basic Obligations of Distributor. . . . . . . . . . .   2

5. Distributor Representations, Warranties and Covenants   5

6. Area of Sales . . . . . . . . . . . . . . . . . . . .   5

7. Placing and Delivery of Orders. . . . . . . . . . . .   5

8. Terms . . . . . . . . . . . . . . . . . . . . . . . .   6

9. Warranty on Hardware Products . . . . . . . . . . . .   7

10. Marketing of Software. . . . . . . . . . . . . . . .   8

11. Exclusive Warranty on Software Products. . . . . . .   8

12. Distributor Ownership, Management and Business . . .   9

13. Independent Distributor; Franchise Disclaimer. . . .   9

14. Confidentiality of Trade Secrets . . . . . . . . . .  10

15. Major Account Policy . . . . . . . . . . . . . . . .  10

16. Duration and Renewal . . . . . . . . . . . . . . . .  10

17. Termination by Distributor . . . . . . . . . . . . .  10

18. Termination by BARTECH . . . . . . . . . . . . . . .  10

19. Effect of Termination or Expiration. . . . . . . . .  11

20. Indemnification. . . . . . . . . . . . . . . . . . .  12

                                                      Table of Contents - Page 1


DISTRIBUTORSHIP  AGREEMENT  TABLE  OF  CONTENTS [cont'd]

                                                        PAGE


21. Assignability. . . . . . . . . . . . . . . . . . . .  12

22. Notices and Other Communications . . . . . . . . . .  13

23. Force Majeure. . . . . . . . . . . . . . . . . . . .  13

24. Non-waiver . . . . . . . . . . . . . . . . . . . . .  13

25. Entire Agreement . . . . . . . . . . . . . . . . . .  13

26. Governing Law. . . . . . . . . . . . . . . . . . . .  13

27. Execution. . . . . . . . . . . . . . . . . . . . . .  13

Exhibit A Target . . . . . . . . . . . . . . . . . . . .  15

Exhibit B Hardware Products. . . . . . . . . . . . . . .  16

Exhibit C Software Products. . . . . . . . . . . . . . .  17

Exhibit D Software Registration Agreement. . . . . . . .  18

Exhibit E Distributor Form of Application. . . . . . . .  20



                                                      Table of Contents - Page 2

EXHIBIT 10.2

                                    EXCLUSIVE

                            DISTRIBUTORSHIP AGREEMENT

This Exclusive Distributorship Agreement (the "Agreement") is entered into and made effective this thursday, 28th december 2000 by and between BARTECH E.M.E.A SARL, 4, Rue du Port aux Vins, 92 150 Suresnes, France. ("BARTECH"), and
BATIM BAR-TECH AGENCIES (PTY) LTD - 18, BOLTON ROAD PARKWOOD - 2193 JOHANNESBURG - SOUTH AFRICA.

1. DEFINITIONS. Unless the context clearly requires otherwise, the following terms shall be defined as follows:

     (a) "Annual target" shall mean the amount specified on Exhibit A. "Monthly target " shall mean the annual target for the then current target year divided by twelve except as otherwise specified in Exhibit A. In calculating whether Distributor has met its annual target or its monthly target, BARTECH shall compute the net invoice cost of all Covered Products delivered by it to the Distributor during the target year or target month less any taxes, interest, freight or insurance charges.

     (b) "Authorized location(s)" shall mean Distributor's place(s) of business located at 18, BOLTON ROAD PARKWOOD - 2193 JOHANNESBURG - SOUTH AFRICA.

     (c) "Covered Products" shall mean the Hardware Products listed on Exhibit B and the Software Products listed on Exhibit C.

     (d) "Engineering Change" shall mean any mechanical or electrical change to a Hardware Product which affects its form, fit, function, safety, reliability, performance or maintainability.

     (e) "Hardware Product(s)" shall mean the products listed on Exhibit B which BARTECH may amend at any time, as provided in subparagraph 3(a), by adding or deleting any Hardware Product.

     (f) "Target Year" shall mean a year commencing on January 1 and ending on the succeeding December 31.

     (g) "Software Product(s)" shall mean the products listed on Exhibit C which BARTECH may amend at any time, as provided in subparagraph 3(a), by adding or deleting any Software Product.

     (h) "Software Registration Agreement" shall mean Exhibit D the form of which BARTECH may unilaterally amend at any time.

     (i)  "Territory"  shall  mean  the  geographic  area  consisting  of

                                  South Africa

2. APPOINTMENT. BARTECH appoints the Distributor as an exclusive distributor of BARTECH Covered Products in the Territory and for this purpose grants to the Distributor the exclusive right to sell, license and generally to import, market, distribute, install and service the Covered Products as an exclusive distributor within the Territory. The Distributor accepts such appointment as an exclusive distributor on the terms and conditions of this Agreement.

3. BASIC OBLIGATIONS OF BARTECH. During the term of this Agreement and any renewal, BARTECH agrees that it will:


     (a) Sell Covered Products to Distributor for distribution within the Territory. BARTECH may, in its sole discretion, from time to time, add items to the list of Covered Products, delete items from the list of Covered Products and add other distributors of Covered Products in the Territory without obligation to Distributor. Any Covered Product which BARTECH for any reason ceases to sell in the Territory shall automatically be deleted from the list of Covered Products without obligation to Distributor;

     (b) Provide Distributor with technical and marketing bulletins, and, as it deems appropriate, sponsor service and sales seminars for Distributor's personnel;

     (c) Use its reasonable efforts to obtain, at BARTECH' own cost and expense, any required licenses, certifications, declarations, affidavits, or other documentation; required by the laws of the France, or applicable international treaties or conventions, for the export of Covered Products to the Territory; provided however that BARTECH will in no case be liable to the Distributor for any loss, damage or claim, whether direct, indirect or consequential, arising from BARTECH' inability to obtain such licenses, certificates, declarations, affidavits or other documentation; and

     (d) Repair or replace at its sole discretion any Hardware Products received from BARTECH which are determined by BARTECH to have been defective at time of shipment at F.O.B Suresnes (or such international shipping point designated in writing by BARTECH). All claims relative to alleged defective Hardware Products must be made in writing to BARTECH by the Distributor within three (3) weeks after receipt of the Product. Failure by the Distributor to provide the timely written notice required hereunder shall result in Distributor's loss of protection under this Agreement.


4. BASIC OBLIGATIONS OF DISTRIBUTOR. During the term of this Agreement and any renewal, Distributor agrees that it will:

     (a) Use its best efforts within its Territory to promote actively and diligently market the sale of BARTECH Products so as to satisfy or exceed those targeted sales numbers as stated on Exhibit A, (i) by means of personal visits to and by correspondence with potential purchasers (ii) by advertising and by the distribution of printed matter; provided, however, that the form, manner, extent and wording of all such advertising and distributed matter shall be submitted to BARTECH forthwith after publication or distribution as the case may be and BARTECH shall have the right to require the Distributor to cease the advertising or the distribution of the printed matter in the form of that submitted to it without the Distributor having recourse to BARTECH for any expense incurred unless BARTECH shall have specifically agreed in writing to bear such expense;

     (b) Provide all end users regardless of location with prompt and efficient installation, training, programming, documentation, and repair services;

     (c) At each of its Authorized locations, maintain a sufficient supply of Covered Products for spare parts ("Spares") and for demonstration purposes, and employ a sufficient number of trained sales, service, and programming personnel; and employ and train personnel to carry out policies set forth by BARTECH and other written customer service policies published by BARTECH and notified to Distributor;

     (d) Use the service mark "A BARTECH Distributor" which BARTECH hereby grants Distributor a non-exclusive right to use during the term of this Agreement to indicate that Distributor is an authorized distributor of the Covered Products. Use of the service mark by Distributor must comply with BARTECH graphics standards, available upon request from BARTECH. Distributor shall acquire no proprietary rights with respect to the service mark, and Distributor's authorization to use the service mark shall exist only so long as Distributor is in full compliance with all material terms of this Agreement. In any event, such authority shall cease immediately upon the termination of this Agreement; Distributor will display BARTECH Products in its facility, using signs and sales aids which BARTECH may make available;

          Distributor will not alter, remove or permit the removal of any patent numbers, serial numbers, date codes or identifying marks from BARTECH products;

          Distributor will not use or permit others to use the BARTECH name, or any variation thereof, or any of the names of BARTECH products in Distributor's business name or title unless agreed to by BARTECH in a signed writing;

          BARTECH retains full control over its trade name and all of its trade or service marks, and nothing herein shall limit or modify BARTECH' right to pursue its legal remedies independently of Distributor or any business the Distributor may be associated with, in the event of violation by others of said trade name or said trade or service marks. The Distributor shall register BARTECH as the owner and itself as the user of the "BARTECH" trade mark in the Territory to the extent that such registration is required by law or desirable for the sale by the Distributor of the Covered Products and Spares therein and BARTECH shall take all reasonable steps to enable the Distributor to effect such registration including (without limitation) the registration of BARTECH at its expense as registered owner thereof. Upon termination of this Agreement for whatsoever cause, the Distributor shall cancel such registration forthwith. The expense of any such registration of the Distributor or cancellation thereof shall be borne solely by the Distributor. The Distributor shall permit BARTECH at BARTECH' expense to have full conduct of all matters in relation to any alleged infringements (including without prejudice to the generality of the foregoing the settlement, compromise or other disposal of any claim and the conduct of any proceedings relating thereto) and shall itself take no such action in respect of such infringement without the prior consent of BARTECH. The Distributor shall provide all such reasonable assistance at BARTECH' expense in relation to such matters as BARTECH may require;

     (e) Fully advise all potential end users as to the terms of the BARTECH software license agreement;

     (f) Refrain from removing, defacing or otherwise changing any descriptive markings or labels on any Covered Product and from making any Engineering Change to any Hardware Product without the prior written consent of BARTECH;

     (g) Refrain from using any non-BARTECH replacement part or other supplies on any Hardware Product without the prior written consent of BARTECH;

     (h) Perform any Engineering Change requested by BARTECH on all Hardware Products which it sells or which are located in the Territory;

     (i) Obey all applicable laws, regulations, rules and ordinances and conduct its business in an ethical manner;

     (j)  Pay  BARTECH  in  accordance  with  the  provisions of this Agreement;

     (k) For a period of not less than ten (10) years, maintain a record of all end users of Covered Products, which record shall include the end users' address, the serial numbers of the Covered Products and the dates of sale, delivery and installation, and permit BARTECH immediate access upon request to such records for purposes of inspection and copying of such records (i) in the case of any product recall or safety campaign, or (ii) for the purpose of assuring or providing customer service; which right of access shall continue during the term of this Agreement and for an additional period of ten (10) years following termination or expiration of this Agreement;

     (l) Promptly notify BARTECH in writing of all suspected product defects and safety problems.

     (m) Not sell, represent, distribute, license or promote, either directly or indirectly, any goods competitive with BARTECH Covered Products in the Territory during the initial term of this Agreement or any renewal periods without the prior written consent of BARTECH provided that a Covered Product shall not be considered competitive unless it has the same or an equivalent function and the same or equivalent characteristics, price and use and provided further that the provisions of this sub-clause shall not apply in respect of any product(s) currently supplied to the Distributor by its existing suppliers as at the date hereof;

     (n) Promptly bring to the notice of BARTECH any information received by it which is likely to be of material interest, use or benefit to BARTECH in relation to the future development of the Covered Products for use in the Territory and their marketing generally;

     (o) Obtain, prepare and maintain, at the Distributor's own cost and expense, all required licenses, certificates, declarations, affidavits, or other documentation required by the laws of the Territory or applicable international treaties or conventions, for the import, sale, service, promotion and distribution of the Covered Products;

     (p) Supply such reports, returns and other information relating to orders and projected orders for Covered Products and Spares as BARTECH may from time to time reasonably require for the purposes of general information required for planning and/or scheduling production of Covered Products;

     (q) Refrain from moving or closing any of its Authorized locations without the prior written consent of BARTECH, which consent shall not be unreasonably withheld.

     (r) Not engage in any activity which may be deleterious to BARTECH Customers or to the promoting, marketing, sale and service of all BARTECH products; and

     (s) Comply with all terms herein, and the underlying intent and meaning of this Agreement.


5. DISTRIBUTOR REPRESENTATIONS, WARRANTIES AND COVENANTS. Distributor represents to BARTECH as follows (and covenants that, during the pendency of this Agreement, Distributor will continue to be):

(a) Distributor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. No provisions of the Distributor's Certificate of Incorporation or By-Laws (Statute, or equivalent organizational documents), nor any provision or covenant of any credit or other agreement (including security agreements incident thereto) to which Distributor is a party or by which Seller is bound have been or will be violated by the execution, delivery and performance by the Distributor of this Agreement or the performance or satisfaction of any condition herein contained on its part to be performed or satisfied;

     (b) This Agreement has been duly and validly authorized, executed and delivered by the Distributor and is the valid and legally binding obligation of Distributor enforceable in accordance with its terms; and (c) Distributor possesses the requisite work expertise, employee staffing, facilities and equipment necessary to perform its duties hereunder and is capable of upgrading and improving systems and procedures to remain competitive.


6. AREA OF SALES. Distributor agrees that it will not sell the Covered Products directly or indirectly to customers located outside the Territory without the prior written approval of BARTECH, which BARTECH may give or withhold in its sole and absolute discretion. If the provisions of this Paragraph 6 are or shall be prohibited under the law of any jurisdiction, then such provisions shall not apply in such country and, in lieu thereof, Distributor agrees to use its best efforts to promote, sell and service the Covered Products in the Territory and further agrees that it shall be primarily responsible for servicing retail accounts with the Covered Products in the Territory and that it shall concentrate its efforts in the Territory, which concentration Distributor acknowledges to be essential to proper sales and servicing efforts.

7.   PLACING  AND  DELIVERY  OF  ORDERS.

     (a) (i) The Distributor shall on or before the beginning of each calendar quarter inform BARTECH in writing of its approximate requirements for Covered Products for the next following quarter so that BARTECH shall have at least one quarter's advance notice of such requirements; (ii) Orders shall be placed on a firm basis by the Distributor from time to time and in accordance with such further ordering procedures as BARTECH and the Distributor may agree; (iii) All orders for the Covered Products shall be governed by the provisions of this Agreement and shall not be modified by anything that may be printed on the Distributor's purchase order. [BARTECH' then current Standard Conditions of Sale for the relevant Covered Products shall apply save that in the event of any inconsistency between such conditions and the terms of this Agreement, the terms of this Agreement shall prevail.];
          (iv) No order for Covered Products shall be binding on BARTECH until written confirmation of that order is received by BARTECH and BARTECH has confirmed in writing that such order is acceptable.

     (b) During the term of this Agreement BARTECH shall sell to the Distributor, in accordance with the Distributor's orders accepted by BARTECH, the Distributor's reasonable requirements of the Covered
          Products but BARTECH shall not be liable in any way for any loss of trade or profit or any other loss occurring to the Distributor in the event that BARTECH is unable to supply any of the Covered Products.

     (c) (i) BARTECH shall ship to the Distributor the Covered Products and Spares in accordance with the orders placed by the Distributor and accepted by BARTECH as provided in subparagraph 7(a); (ii) Each sale shall constitute a separate contract and shall be invoiced to the Distributor accordingly.

8.   TERMS.

     (a) The price of all Hardware Products and the licensing fee for all Software Products shall be the distributor price in Euro in effect at the time of shipment, regardless of what the price was at time of Distributor order. BARTECH agrees to notify Distributor in writing of all price changes and in the event of a price increase agrees at Distributor's option to cancel only those unshipped orders.

     (b) Unless Distributor has qualified for credit, payment in full shall be made in advance of shipment. To the extent that BARTECH extends credit to Distributor, Distributor grants BARTECH a security interest in such Covered Products until full Distributor price has been paid for the Covered Products shipped to Distributor and in the receivables due Distributor in respect thereof and in all proceeds therefrom, and Distributor further agrees to execute any financing statement for filing or other similar document as requested or required by BARTECH. Distributor's failure to pay any amounts when due shall give BARTECH the right to possession and removal of the Covered Products at any time upon BARTECH' demand. BARTECH' taking of such possession shall be without prejudice to any other legal remedy BARTECH may have. All collection costs, including legal fees, shall be borne by Distributor. BARTECH reserves the right to withdraw or reduce any credit line when in its sole discretion such a withdrawal or reduction is warranted. Distributor agrees to pay interest on all overdue payments in accordance with the then current BARTECH policy.

     (c) In the event product is sold hereunder to the Distributor on credit, all payment terms shall be net thirty (30) days. Service charges in the amount of the lesser of 1.5% per month or the highest charge permitted under applicable law shall be imposed by BARTECH on the account of the Distributor on all amounts past due. Service charges will continue to accrue until the past due balance is liquidated in full by the Distributor.

     (d) In the event product is sold to Distributor on letter of Credit (LC), the Distributor shall cause a Irrevocable letter of credit (LC) to be issued in favor of BARTECH for the payment of orders on the day the applicable bill of lading is executed. The Distributor shall be responsible for the payment of Irrevocable LC fees and expenses.

     (e) All shipments of Covered Products shall be made on an F.O.B. Suresnes, France (or such alternative international shipping point designated in writing by BARTECH) with Distributor bearing all freight, duty and insurance charges and all applicable import, sales, use, value added, property, excise and any other taxes of any nature whatsoever. BARTECH reserves the right to make any shipment on a freight collect basis when Distributor is responsible for freight charges and reserves the right to refuse to make shipments other than to a Distributor's Authorized location.

     (f) All risk of loss or damage to Hardware Products shall pass to Distributor upon delivery in good condition, F.O.B., Suresnes, France (or such alternative international shipping point designated in writing by BARTECH).

     (g) Title to all Hardware Products shall pass on the date of shipment by BARTECH. BARTECH shall retain all applicable rights to the intellectual property in Software Products which, therefore, are not subject to transfer of title. Title to the media on which Software Products are recorded shall pass to Distributor upon shipment.

     (h) Subject to the then current BARTECH policy on return items, BARTECH will grant credit for return Hardware Products. BARTECH may modify the policy on credits for returns in its sole discretion, but in no event more than twice a year. (But see subparagraph 19(b) in respect of the effect of the expiration or termination of this Agreement.)

     (i) An advance payment discount, as specified by BARTECH from time to time, is offered for any order for which BARTECH receives payment from the Distributor via wire transfer simultaneously with the order. The advance payment must be made via wire transfer of funds to the BARTECH account specified above and must take place simultaneously with the placement of the order. Such wire transfer must include instructions to the receiving BARTECH bank to notify BARTECH immediately upon receipt of such funds.


9.   WARRANTY  ON  HARDWARE  PRODUCTS.

     (a) Except as expressly provided in paragraph 11 hereof, no warranty condition or term (whether express, implied, statutory or otherwise) as to the condition, quality, performance, merchantability, durability or fitness for purpose of the Hardware is given or assumed by BARTECH and all such warranties, conditions and terms are hereby excluded.

     (b) The Distributor agrees to indemnify and hold BARTECH harmless from any and all claims for losses or liability by a third party arising out of or related to the business of the Distributor including but not limited to, the installations, training or servicing carried out by the Distributor or its affiliates or agents, any misrepresentation concerning Covered Products made by the Distributor in the promotion thereof (other than misrepresentations comprising the publication, disclosure or other dissemination of sales, technical or other literature originating from BARTECH or relating to information or data published, disclosed or otherwise disseminated, derived from information or data supplied to the Distributor by BARTECH) or any breach of any representations, warranties, covenants, or other obligations of the Distributor contained in this Agreement.

10. MARKETING OF SOFTWARE. Distributor agrees to the following terms and conditions with respect to the marketing of Software Products:

     (a) This Agreement shall operate during the current term of the Agreement, as a license for the Distributor to use the Software Products for demonstration, testing, support and such other purposes as are directly connected with the implementation of this Agreement;

     (b) The Distributor shall not modify, amend, add to or in any way alter any Software Product supplied to it under this Agreement without BARTECH' prior written consent;

     (c) BARTECH will keep the Distributor informed of any enhancement or modification to the Software Products by BARTECH which affects its operation, performance or cost and which BARTECH considers suitable for general release. BARTECH reserves the right to introduce any substitute software product which it considers will adequately fulfill the same or similar function as that which it replaces;

     (d) All the Intellectual Property Rights of BARTECH in the Software Products are and shall remain the property of BARTECH and BARTECH reserves the right to grant licenses to use the Software Products to such other persons and on such terms as it shall think fit, subject to the terms of this Agreement;

     (e) The Distributor agrees to purchase an annual BARTECH License-to-Copy software agreement for those BARTECH Software Products License-to-Copy is made available for at the prevailing International Distributor price;

     (f) Distributor agrees to take any necessary steps to insure that each end user understands the meaning of the applicable license agreement;

     (h) Software Products are currently made available under the Software Registration Agreement. Distributor agrees that it will secure the end user's signature on the Software Registration Agreement prior to transferring the related Software Product(s); and

     (i) In its discretion, BARTECH may make available certain Software Products to Distributor to market under a license agreement that need not be signed by the end user. Distributor agrees that where an unsigned license agreement is specified, Distributor will accept return of any unopened Software Product from those end users and in such cases will refund any license fee paid by the end user. In such event, BARTECH will refund the amounts paid by Distributor for the unopened Software Product provided the unopened Software Product is returned to BARTECH freight prepaid.



11. EXCLUSIVE WARRANTY ON HARDWARE OR SOFTWARE PRODUCTS. BARTECH MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE HARDWARE OR SOFTWARE, ITS QUALITY OR PERFORMANCE. BARTECH DISCLAIMS ANY
     WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE HARDWARE AND SOFTWARE PRODUCTS ARE SOLD AND LICENSED RESPECTIVELY "AS IS" WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE HARDWARE AND SOFTWARE IS WITH THE DISTRIBUTOR AND END USER. BARTECH DOES NOT WARRANT THAT THE OPERATION OF THE HARDWARE OR THE FUNCTIONS CONTAINED IN THE
     SOFTWARE WILL MEET DISTRIBUTORSHIP'S OR END USER'S REQUIREMENTS OR THAT OPERATION OF THE HARDWARE AND SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. BARTECH SHALL HAVE NO LIABILITY TO DISTRIBUTOR OR END USER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR ANY OTHER LOSS, DAMAGE OR INJURY INCLUDING, WITHOUT LIMITATION ANY DAMAGES ARISING FROM LOSS OF USE OR LOST PROFIT. The Distributor is prohibited from providing to customer or end-user any additional warranty. In the event Distributor extends to the end user any express or implied warranty or assumes any other obligation whatsoever, then Distributor shall (i) be solely responsible therefore;
     (ii) have no recourse against BARTECH therefore; (iii) defend, indemnify and hold BARTECH harmless against any claim, loss, judgment or cause of action whatsoever arising out of, or occasioned by, Distributor's conduct including but not limited to Distributor's extension to end user of any express or implied warranty.


12. DISTRIBUTOR OWNERSHIP, MANAGEMENT AND BUSINESS. This Agreement is entered into by BARTECH in reliance on Distributor's representations as set forth in Exhibit E regarding its ownership, management and control. Distributor agrees to give BARTECH thirty (30) days prior written notice of its intention to either directly or indirectly sell or transfer, in whole or in part, its ownership. No such change in Distributor's ownership shall be made without the prior written consent of BARTECH.


13.  INDEPENDENT  DISTRIBUTOR;  FRANCHISE  DISCLAIMER.

     (a) Distributor agrees that it is neither the agent of, nor legal representative of BARTECH, and has no right or authority to make any warranties or promises or to incur any obligations on behalf of BARTECH and that neither the Distributor nor any of its employees are employees of BARTECH. Distributor agrees to indemnify and hold BARTECH harmless from any claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees, arising from Distributor's conduct, which if true, would constitute a violation of this provision.

     (b) The Distributor shall be entitled to describe itself as an authorized distributor of the Covered Products but shall not be entitled to describe itself as agent for BARTECH or in any words indicating any relationship of agency existing between the parties.

     (c) Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties hereto.

     (d) BARTECH shall not in any event be responsible for any statement or representation made in regard to any of the Covered Products or Spares in any sales literature or advertising material issued by the Distributor (other than contained in or based directly upon material supplied or agreed by BARTECH), and to the extent that any such responsibility shall fall on BARTECH as a result of statutory regulations or otherwise the Distributor shall indemnify BARTECH against any claims or demands arising out of any such statement or representation.


14. CONFIDENTIALITY OF TRADE SECRETS. Distributor agrees that all confidential information received from BARTECH, including without limitation all technical information and service manuals, is and shall remain the property of BARTECH and any and all confidential information of BARTECH may not be copied, reproduced or transferred or disclosed without the prior written consent of BARTECH. Distributor shall return at Distributor's expenses all confidential information to BARTECH at BARTECH' request or upon expiration or termination of this Agreement as provided in paragraph 19 hereof. Distributor shall take all necessary and appropriate action to prevent the unauthorized use or distribution of BARTECH' confidential information.


15. MAJOR ACCOUNT POLICY. BARTECH reserves to itself notwithstanding anything to the contrary herein contained the right to sell Covered Products to any corporate entity, or any subsidiary or affiliate thereof, even though the entity intends to use Covered Products at a location in the Territory. Any such sales are to be carefully coordinated with Distributor to avoid conflicts with local policies of Distributor.


16.  DURATION  AND  RENEWAL.

     (a) The initial term of this Agreement (the "Initial Term") shall be from the date hereof until the following December 31, unless earlier terminated in accordance with the provisions of paragraph 17 or 18.

     (b) Except as provided herein, this Agreement shall be automatically renewed after the Initial Term on each January 1 for an additional period of one year unless either party (1) notifies the other not less than three months prior to the end of any particular term that it does not agree to such an automatic renewal or (2) terminates this Agreement in accordance with the provisions of paragraph 17 or 18. The failure of either party to agree to such an automatic renewal shall not be deemed a violation of this Agreement. Such automatic renewal shall only apply for two one year periods after the Initial Term.


17. TERMINATION BY DISTRIBUTOR. At any time, Distributor may terminate this Agreement by giving BARTECH not less than ninety (90) days written notice.

18. TERMINATION BY BARTECH. At any time, BARTECH may terminate this Agreement by giving Distributor not less than thirty (30) days written notice (the "Notice Period") if:

     (a) Distributor's account with BARTECH becomes more than 60 days past due, provided however that, if Distributor makes full payment of all amounts due to BARTECH during the Notice Period, then the notice of termination shall be deemed to have been withdrawn;

     (b) (i) Distributor achieves monthly target in no months or only one month during any six consecutive month period (regardless of whether such six months encompass one or two Target Years); (ii) Distributor fails to achieve at least 75% of its annual target in any single Target Year;

     (c) Distributor directly or indirectly sells or transfers its ownership in whole or in part without the prior written consent of BARTECH as required by paragraph 12;

     (d)  Distributor provides BARTECH information which is false or misleading;

     (e) Distributor breaches any of its responsibilities under this Agreement, including failure not remedied within ninety (90) days notice from BARTECH, to carry out the terms of BARTECH' customer service policies as required by subparagraph 4 hereof; or

     (f) If the Distributor enters into liquidation, whether compulsory or voluntarily (otherwise than for the purpose of amalgamation or reconstruction), or compounds with its creditors or has a receiver appointed for all or any part of its assets or takes or suffers any similar action in consequence of debt.


19. EFFECT OF TERMINATION OR EXPIRATION. The termination or expiration of this Agreement shall not:

     (a) Relieve BARTECH of the obligation from filling orders placed by Distributor and accepted by BARTECH prior to the effective date of the termination or expiration; provided, however, that as a condition precedent to filling any such order, BARTECH may demand that the Distributor pay in advance and pay any amounts which might otherwise be due to BARTECH prior to shipment;

     (b) Entitle Distributor to any termination or expiration compensation or to any other compensation for lost profits, goodwill or for any order for the sale, rental, lease or licensing of Covered Products by BARTECH or any of its authorized distributors. The Distributor shall immediately cease to sell the Covered Products provided that subject to next clause, BARTECH will permit the Distributor to sell its existing stock of the Covered Products on the terms set out in this Agreement which, to that extent and for this purpose only, will stay in force; Nevertheless, BARTECH at its sole option will repurchase, at Distributor's option, all or any part of Distributor's inventory of new and unused Hardware Products as follows: the Distributor shall offer for sale to BARTECH all Products and Spares at that time the property of the Distributor and which are not the subject to binding contracts for sale. BARTECH shall be under no obligation to repurchase all or any of those Covered Products or Spares but shall notify its determination whether or not to repurchase any or all of them within four weeks of the offer being made. The price to be paid for such Covered Products and Spares shall be a percentage of the Quoted Price paid by the Distributor as follows: (1) 75% for Product to be returned to BARTECH within twelve months of delivery; (2) 50% for a Product to be returned to BARTECH between twelve and twenty-four months of delivery; (3) 25% for a Product to be returned to BARTECH between twenty-four and thirty-six months of delivery. The cost of insurance, packaging, freight and any other costs which may be payable in respect of a returned Product shall be borne (as between the Distributor and BARTECH) by the Distributor and less any deduction determined by BARTECH because the Hardware Products are shop-worn, incomplete, obsolete or outdated. BARTECH' obligation to repurchase shall expire if Distributor does not provide BARTECH with a written list of the Hardware Products to be repurchased within thirty (30) days of the effective date of the termination or expiration of this Agreement. Distributor agrees that it shall be responsible for all costs and risks associated with returning any Hardware Products and agrees to permit BARTECH reasonable access for purposes of inspection prior to reshipment; nor

     (c) Relieve Distributor of its obligation to protect the confidential information and trade secrets of BARTECH under paragraph 14 herein. Upon termination or expiration of this Agreement, Distributor shall not retain and shall return to BARTECH all BARTECH confidential information in its possession or control including originals and all copies. Upon, or as a consequence of, termination or expiration:

     (d) All outstanding unpaid invoices in respect of the Products and Spares shall become payable in place of the payment terms previously agreed between the parties;

     (e) BARTECH and Distributor each agree not to hire an employee of the other or any person who has been employed by either party during the previous 6 months during the term of this Agreement and for a period of one (1) year following the termination of the Agreement except by written mutual consent;

     (f) Any such notice shall be deemed to have been dully received at the time of actual delivery or when sent by telex or fax or three business days after it was posted in the manner provided.

     (g) The waiver by BARTECH of any breach of any terms of this Agreement shall not prevent the subsequent enforcement of that term and shall not be deemed a waiver of any subsequent breach.


20. INDEMNIFICATION. Distributor agrees that it will indemnify, defend and hold harmless BARTECH, its officers, directors, employees, affiliates and agents from any and all losses, claims, damages, expenses and causes of action of every nature whatsoever, including attorneys' fees, which are caused solely by the negligent acts, omissions or intentional wrongdoing of Distributor in connection with the performance or non-performance of its obligations under this Agreement or which may arise as a result of a breach of this Agreement.


21. ASSIGNABILITY. Neither this Agreement, nor any right or obligation hereunder, is assignable by Distributor, whether by operation of law or otherwise, without the prior written consent of BARTECH, which consent shall not be unreasonably withheld.

22. NOTICES AND OTHER COMMUNICATIONS. Unless otherwise provided, every notice hereunder shall be in writing and deemed given when delivered in person or when mailed, postage prepaid. Notices mailed to Distributor shall be sent to its principal place of business or any of its Authorized locations. Notices to BARTECH shall be mailed to its address first above written to the attention of: (1) Vice President of Sales and Marketing; copy to (2) Corporate Secretary.


23. FORCE MAJEURE. BARTECH shall not be liable for any loss, damage, delay or other consequences resulting from causes beyond its reasonable control, including, but not limited to, Acts of God, fire, strikes, labor disputes, riot or civil commotion, acts of war (declared or undeclared), labor or material shortages or government regulations, orders, or decisions.



24. NON-WAIVER. The failure of either party to enforce any of the terms of this Agreement shall not be deemed a waiver or bar to the subsequent enforcement of such term or to be a waiver of any other provision of this Agreement.


25. ENTIRE AGREEMENT. This Agreement constitutes the parties' entire agreement and may not be amended except by a writing signed by both parties.
     Distributor expressly represents to BARTECH that no officer, employee, representative or agent of BARTECH has made or entered into any oral agreement, promise or understanding which alters, expands or modifies any of the terms of this Agreement; provided, however, the execution of this Agreement shall not relieve either party of the obligation to pay for any products or services rendered pursuant to any previous distributorship agreement. In the case of any inconsistency between this Agreement and any other writing (manuals, technical and marketing bulletins, etc), this Agreement shall govern unless such writing references this Agreement, providing for amendment hereto, and is executed by both parties hereto.


26. GOVERNING LAW. The validity, construction and enforceability of this Agreement, and all other disputes between the parties arising directly or indirectly hereunder, shall be governed and decided by the laws of France, and not including the 1980 UN Convention on Contracts for the International Sale of Goods. The Distributor agrees to submit to the exclusive jurisdiction of the Court of Nanterre, France for the resolution of any and all disputes by and between the parties hereunder. The Distributor shall not in any manner contest the entering of a judgement, order or other court ruling obtained pursuant to this Paragraph 26 against the Distributor in any other court (including international courts) which may have jurisdiction over the Distributor.


27. EXECUTION. This Agreement shall not be effective unless and until it has been executed by a duly authorized officer of BARTECH.

Signed  By:  _______________________________
                For and on behalf of Distributor: ________________________
                                                    (Print Name)

Date:     _________________  Its:  ______________________________


in  the  presence  of:  ________________________


Signed  By:  _______________________________
For  and  on  behalf  of  BARTECH,  EMEA.

Date:     _________________  Its:  ______________________________

in  the  presence  of:  ________________________

EXHIBIT  A

TARGET


     (a) Distributor's annual target for the year commencing XXXXXXX shall be XXXXX Units.

     (b) Distributor's annual target for each successive Target Year shall be notified to Distributor by BARTECH thirty (30) days before the end of the current Target Year based upon the current target and other factors, if applicable, including any expanded Territory, the introduction of new products and increased potential for product sales.

     (c) Neither the establishment of an annual target or monthly target for a period beyond the scheduled expiration of this Agreement nor Distributor meeting any annual or monthly target shall create any right on the part of the Distributor to continue as an authorized BARTECH distributor for a period of time beyond the scheduled expiration of this Agreement.

Effective  Date:  ____________
Supersedes  Exhibit  B  Dated:  _____________


EXHIBIT  B

Hardware  Product  Description


AUTOMATIC  MINIBARS  AND  THE  OPTIONS  RELATED  TO  THESE  BARS  AND  FRIDGES.

CENTRAL  UNIT  :  to  control  and  manage  minibars  connected  on  line  to it

REMOTE  CONTROLERS:  for  refill  mode,  maintenance,  room  status

Effective  Date:  _________________
Supersedes  Exhibit  C  Dated:  _________________


EXHIBIT  C

Software  Product  Description

-All software necessary for BARTECH operation as well as add on features like CESS (computerized energy saving system), room maintenance and room status

Effective  Date:  ___________________
Supersedes  Exhibit  D  Dated:  _________________


EXHIBIT  D
SOFTWARE  REGISTRATION  AGREEMENT


Name  of  END  USER     _____________________________________
Address  of  END  USER

--------------------------------------------------------------------------------


Telephone  of  END  USER     _____________________________________

Name  of  DISTRIBUTOR        _____________________________________


SOFTWARE  PRODUCTS
Description               Quantity     Part  Number






The software products listed above are provided by BARTECH, E.M.E.A ("BARTECH") and its Distributor subject to the following terms:

1. End user shall have a non-exclusive license to (a) use the software products; and (b) copy the software programs in a machine readable or printed form for back-up or modification purposes. END USER'S LICENSE DOES NOT PERMIT ANY OTHER USE OF THE SOFTWARE PRODUCTS. END USER SHALL BE IN COMPLIANCE WITH ALL APPLICABLE LAWS AND SHALL BE PROHIBITED HEREUNDER FROM USING THE SOFTWARE PRODUCTS IN VIOLATION OF APPLICABLE LAWS.
2.   End  user's  license shall terminate immediately without notice if end user
     (a) uses the software products for other than a permitted use; or (b) transfers possession of the original or any copy of the software programs or related documentation to another person or entity; or (c) attempts to transfer this license. Upon termination of this license, end user agrees to destroy immediately the original and all copies (in an original or merged form) of the software programs and related documentation.

3. BARTECH MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE, ITS QUALITY OR PERFORMANCE. BARTECH DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4. THE SOFTWARE PROGRAMS ARE PROVIDED "AS IS" WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE SOFTWARE PROGRAMS IS WITH END USER. BARTECH DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE PROGRAMS WILL MEET END USER'S REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE PROGRAMS WILL BE UNINTERRUPTED OR ERROR FREE. NEITHER BARTECH NOR ITS INDEPENDENT DISTRIBUTOR SHALL HAVE ANY LIABILITY TO END USER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR ANY OTHER LOSS, DAMAGE OR INJURY INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ARISING FROM LOSS OF USE OR LOSS PROFIT ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE PROGRAMS.

5. The entire agreement between the parties is in this Agreement which supersedes and merges all prior discussions and agreements between the parties relative to the subject matter hereof.

--------------------------------------------------------------------------------
(Name  of  end  user)


By:   ___________________________________


Its:  ___________________________________


Date:     ___________________________________

EXHIBIT  E
DISTRIBUTOR  APPLICATION/INFORMATION  SHEET

Distributorship  Name          _____________________

Address                        ____________________________
                               ____________________________
                               ____________________________

City                           __________

Zip  Code                      __________

Country                        _________________


MAILING  ADDRESS  IF  DIFFERENT  THAN  ABOVE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------







Phone  Number           _________________________

After  Hours  Phone     _________________________

Fax  Number             _________________________


ADDRESS,  PHONE,  FAX,  OF  ADDITIONAL  OFFICES

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Distributorship  is: __Proprietorship __Partnership  __Corporation __Subsidiary

Names(s) and home address(es) of Principals. Include Titles of a Corporation, include Ownership Percent of Partnerships and Corporations.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Corporation  in  Business  since  (Date  of  incorporation)  :

Total  Number  of  full  time  employees  in  the  corporation  :

Product  presently  marketed,  distributed,  or  produced  by  the corporation :

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Based  on  Audited  ANNUAL  FINANCIAL  STATEMENT  :

Total  Company  Sales  1995     :     FF  ____________

Total  Company  Sales  1996           FF  ____________

Total  Company  Sales  1997           FF  ____________

SALES  DEPARTMENT  DATA


Number  of  Sales  Representatives  Employed,  Full  Time:
Sales  Manager's  Name
Sales  Manager's  Experience  Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



Summary  of  Sales  Representatives  Experience

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



Name(s)  of  Individuals  Authorized  to  Place  ORDERS  for  BARTECH  products


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

SERVICE/SUPPORT  DEPARTMENT(S)  DATA


Number  of  Technicians  Employed,  FIELD  _____  SHOP  _____
Service  Manager's  Name     ___________________________________
Service  Manager's  Experience  Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Summary  of  Technician's  Experience


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




Summary  of  Technical  Services  offered  to  Customers

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Does  a  Programming/Installation/Training/Support  Department  Exist?__________

How  many  Employees  are  in  this  Department:__________

Does  this  department  perform  software  development  :______________________

If  Yes,  please  describe  software  development  tools  used

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Signature:     _____________________________________

Name  ______________________  Title  ____________________  Date  ________


Manager  Submitting  Application:     _____________________________________

BARTECH  EXCLUSIVE
DISTRIBUTORSHIP  AGREEMENT

DISTRIBUTORSHIP  AGREEMENT  TABLE  OF  CONTENTS


                                                         PAGE


1. Definitions . . . . . . . . . . . . . . . . . . . . .   1

2. Appointment . . . . . . . . . . . . . . . . . . . . .   2

3. Basic Obligations of BARTECH. . . . . . . . . . . . .   2

4. Basic Obligations of Distributor. . . . . . . . . . .   2

5. Distributor Representations, Warranties and Covenants   5

6. Area of Sales . . . . . . . . . . . . . . . . . . . .   5

7. Placing and Delivery of Orders. . . . . . . . . . . .   5

8. Terms . . . . . . . . . . . . . . . . . . . . . . . .   6

9. Warranty on Hardware Products . . . . . . . . . . . .   7

10. Marketing of Software. . . . . . . . . . . . . . . .   8

11. Exclusive Warranty on Software Products. . . . . . .   8

12. Distributor Ownership, Management and Business . . .   9

13. Independent Distributor; Franchise Disclaimer. . . .   9

14. Confidentiality of Trade Secrets . . . . . . . . . .  10

15. Major Account Policy . . . . . . . . . . . . . . . .  10

16. Duration and Renewal . . . . . . . . . . . . . . . .  10

17. Termination by Distributor . . . . . . . . . . . . .  10

18. Termination by BARTECH . . . . . . . . . . . . . . .  10

19. Effect of Termination or Expiration. . . . . . . . .  11

20. Indemnification. . . . . . . . . . . . . . . . . . .  12

                                                      Table of Contents - Page 1

DISTRIBUTORSHIP AGREEMENT TABLE OF CONTENTS [cont'd]

                                                        PAGE
21. Assignability. . . . . . . . . . . . . . . . . . . .  12

22. Notices and Other Communications . . . . . . . . . .  13

23. Force Majeure. . . . . . . . . . . . . . . . . . . .  13

24. Non-waiver . . . . . . . . . . . . . . . . . . . . .  13

25. Entire Agreement . . . . . . . . . . . . . . . . . .  13

26. Governing Law. . . . . . . . . . . . . . . . . . . .  13

27. Execution. . . . . . . . . . . . . . . . . . . . . .  13

Exhibit A Target . . . . . . . . . . . . . . . . . . . .  15

Exhibit B Hardware Products. . . . . . . . . . . . . . .  16

Exhibit C Software Products. . . . . . . . . . . . . . .  17

Exhibit D Software Registration Agreement. . . . . . . .  18

Exhibit E Distributor Form of Application. . . . . . . .  20

                                                      Table of Contents - Page 2

EXHIBIT 10.3

 STOCK PURCHASE AGREEMENT

     This Purchase Agreement (this "Agreement") is made as of ____________ ___, 2001 by and between HOTEL OUTSOURCE SERVICES, INC., a Delaware corporation (the "Company"), BARTECH MEDITERRANEAN LTD., a corporation organized under the laws of Israel ("BarMedit"), HILA INTERNATIONAL CORP., a Delaware corporation ("BarMedit Sub") and BARTECH SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Bartech").

                                    ARTICLE I

                      AUTHORIZATION AND SALE OF SECURITIES
..1     Authorization.

     Before the Closing (as hereinafter defined), the Company will authorize the sale and issuance to Bartech of an aggregate of 300 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock").

..2     Sale  of  Shares.

     Subject to the terms and conditions of this Agreement, at the Closing, Bartech agrees to purchase, and the Company agrees to sell and issue to Bartech the Shares for an aggregate purchase price of $XXXXXX (the "Purchase Price").

                                   ARTICLE II

CLOSING  DATES,  DELIVERY

..1     Closing  Date;  Location.

     The closing of the purchase by Bartech and the sale by the Company of the Shares under this Agreement shall be held at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, New York 10017 at 10:00 a.m. on the date of this Agreement (the "Closing"), or at such time and place upon which the parties hereto shall mutually agree. The date of the Closing is hereinafter referred to as the "Closing Date."

..2     Closing  Deliveries.

     At the Closing, (a) the Company will deliver to Bartech a certificate registered in Bartech's name, representing the Shares, (b) Bartech shall pay the Purchase Price, and (c) the Company and the other parties hereto shall execute and deliver to each other, or cause to be executed and delivered to each other, as applicable, (i) a Stockholders' Agreement, by and among the Company and the other parties hereto, substantially in the form annexed hereto as Exhibit A (the "Stockholders' Agreement"), (ii) an Option Agreement, by and between the Company and Bartech, substantially in the form annexed hereto as Exhibit B (the "Option Agreement"), (iii) an Option Agreement, by and between BarMedit, BarMedit Sub and Bartech, substantially in the form annexed hereto as Exhibit C (the "Purchase Option Agreement"), and (iv) such other documents and instruments required to be executed and delivered in connection herewith.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company, BarMedit and BarMedit Sub, jointly and severally, hereby represent and warrant to Bartech as follows:

..1     Corporate  Organization.

     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is a newly formed entity and, except as contemplated by this Agreement and/or the Transaction Documents (as hereinafter defined), (i) has not engaged in any business activities of any type of kind whatsoever, (ii) does not own any properties or assets other than $XXXXX received from BarMedit Sub in connection with the subscription for 700 shares of the Company's Common Stock,
(iii) has not employed or retained the services of any person other than Jacob Ronnel and Ariel Almog, and (iv) is not a party to or bound by any contract, commitment, agreement or understanding (whether written or oral) other than as relating to the Company's installation of minibars in the Hyatt Regency Hotel in San Francisco, California.

..2     Authorization.

     The Company has full power and authority (i) to execute, deliver and perform this Agreement and all other documents, instruments and agreements required to be executed, delivered and performed by it in connection with the transactions contemplated by this Agreement, including, without limitation, the Stockholders' Agreement, the Option Agreement, and the Purchase Option (collectively, the "Transaction Documents"), and (ii) to issue the Shares. All action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of all its obligations under the Transaction Documents and for the issuance of the Shares has been taken or will be taken prior to the Closing. Each of the Transaction Documents, when executed and delivered by the Company and the other parties thereto will constitute legally binding and valid obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, moratorium, creditors' rights and other similar laws.

..3     Capitalization.

(a) Immediately prior to the Closing, the authorized capital stock of the Company shall consist of a total of 3,000 shares of Common Stock. Immediately prior to the Closing there will be no shares of Common Stock outstanding except for 700 shares of Common Stock issued to BarMedit Sub. Except as provided in the Transaction Documents, (i) there are no outstanding warrants, options, conversion or exchange privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company, and (ii) there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company.

..4     Subsidiaries.

(a) The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

..5     Validity  of  Shares.

     The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws, assuming the accuracy of the representations and warranties of Bartech set forth herein), and free and clear of all liens, encumbrances and restrictions on transfer of every kind and nature whatsoever, other than restrictions on transfer imposed on Bartech under applicable state and federal securities laws and the Transaction Documents. The issuance, sale and delivery of the Shares is not subject to any preemptive right, right of first refusal or other similar right in favor of any person.

..6     No  Conflict  with  Other  Instruments.

     The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any violation of, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, with or without the passage of time or the giving of notice, or both, (i) any provision of the Company's Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated); (ii) any provision of any judgment, writ, injunction, decree or order to which the Company is a party; or (iii) any law, statute, rule or regulation applicable to the Company.

..7     Governmental  Consents.

     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with (i) the execution, delivery and performance of the Transaction Documents, and (ii) the issuance, sale and delivery of the Shares, except for such filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings, if any, will be effected by the Company within the required statutory period.

..8     No  Defaults  or  Violations.

     The Company is not in violation of, in conflict with, in breach of or in default under any term or provision of, and no right of any party to accelerate, terminate, modify or cancel has come into existence under, (i) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the Company is a party; or (iii) any law, statute, rule or regulation applicable to the Company.

..9     Private  Offering.

     Subject to the truth and accuracy of Bartech's representations set forth in
Article IV of this Agreement, the offer, sale and issuance of the Shares, as contemplated by this Agreement will be made in reliance on one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the qualification or registration requirements of applicable blue sky laws.

..10     Litigation.

     There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, BarMedit and BarMedit Sub, currently threatened against the Company that questions the validity of the Transaction Documents or the right of the Company to enter into any of such agreements or to consummate the transactions contemplated hereby and thereby. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, BarMedit and BarMedit Sub, currently threatened against the Company, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

..11     Brokers'  Fees  and  Commissions.

     Neither the Company nor any of its officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by the Transaction Documents.

..12     Full  Disclosure.

     The Company has fully provided or made available to Bartech all the information that Bartech has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable Bartech to make such decision. The information so provided to Bartech by the Company does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BARTECH

     Bartech hereby represents and warrants to the Company with respect to the purchase of the Shares by it as of the date of this Agreement as follows:

..1     Experience.

     Bartech has such knowledge and experience in financial, tax, and business matters so as to enable Bartech to evaluate the risks and merits of an investment in the Common Stock.

..2     Investment.

     Bartech is acquiring the Shares for investment for Bartech's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. Bartech is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the certificates representing the Shares will bear restricted legends.

..3     No  Public  Market.

     Bartech understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

..4     Risk  of  Loss.

     Bartech is financially able to bear the economic risk of an investment in the Shares, including a total loss of investment. Bartech has adequate means of providing for its current needs and has no need for liquidity in its investment in the Company and has no reason to anticipate any material change in its financial condition in the foreseeable future. Bartech understands that neither the U.S. Securities and Exchange Commission nor any other U.S. federal or state agency has reviewed the proposed offering of the Shares or made any finding or determination of fairness of the offering of the Shares or any recommendation or endorsement of such investment.

..5     No  Advertising.

     Bartech acknowledges that it has not received any information regarding the offering of the Shares or any invitation to attend any seminar or meeting held by the Company, through any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

..6     Governmental  Consents.

     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Bartech is required in connection with (i) the execution, delivery and performance of the Transaction Documents,
(ii) the purchase of the Shares, and (iii) the consummation by Bartech of the transactions contemplated by the Transaction Documents.

..7     Broker's  Fees  and  Commissions.

     Neither Bartech nor any of Bartech's officers, directors, employees, stockholders, agents or representatives has employed any investment banker, broker, or finder in connection with the transactions contemplated by the Transaction Documents.

                                    ARTICLE V

                      CONDITIONS TO CLOSING OF THE COMPANY

     The Company's obligation to issue the Shares to Bartech at the Closing is, at the option of the Company, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

..1     Correct  Representations  and  Warranties.

     The representations and warranties made by Bartech in Article IV shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

..2     Covenants.

     All covenants, agreements and conditions contained in this Agreement to be performed by Bartech on or prior to the Closing Date shall have been performed or complied with in all material respects.

..3     Delivery  of  Purchase  Price.

     The Company shall receive, by wire transfer of immediately available funds to an account designated in writing by the Company at least three business days prior to the Closing Date, or by bank or certified check, the Purchase Price.

                                   ARTICLE VI

                        CONDITIONS TO CLOSING OF BARTECH

     Bartech's obligation to purchase the Shares at the Closing is, at the option of Bartech, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

..1     Correct  Representations  and  Warranties.

     The representations and warranties made by the Company in Article III shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

..2     Covenants.

     All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

..3     Compliance  Certificate.

     If the Closing Date is not the date of this Agreement, the Company shall have delivered to Bartech a certificate of the Company, executed by an executive officer of Bartech, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement.

..4     Share  Certificates.

     The Company shall have executed and delivered to Bartech one or more certificates representing the Shares, registered in the name of Bartech.

..5     Debt  Financing.

     The Company shall obtain, through the efforts of BarMedit and/or BarMedit Sub, a credit line or loan in an amount at least equal to 50% of the estimated costs of installing minibars in the Hyatt Regency Hotel in San Francisco, California. Such credit line or loan shall be made by a lender and on terms both reasonably satisfactory to Bartech and shall either be closed prior to the Closing or shall be evidenced by a commitment letter reasonably satisfactory to Bartech.

                                  ARTICLE VII

                                INDEMNIFICATION

..1     Indemnification  Obligations  of  the Company, BarMedit and BarMedit Sub.

     Each of the Company, BarMedit and BarMedit Sub, jointly and severally, agrees to and will indemnify, defend and hold Bartech (including for purposes of this Article VII, each officer, director, employee, stockholder, agent and representative of Bartech) harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (hereinafter collectively referred to as "Damages"), imposed upon or incurred by Bartech by reason of or resulting from or arising out of a breach of any representation, warranty, covenant or agreement of them contained in any Transaction Document.

..2     Notification  of  Claims.

     Any party entitled to indemnification pursuant to Section 7.1 hereof (each, an "Indemnified Party") shall (i) provide the Company, BarMedit and BarMedit Sub with prompt notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Article VII (collectively, "Third Party Claims") brought at any time following the Closing Date, and (ii) provide the Company, BarMedit and BarMedit Sub with notice of all other claims or demands for indemnification pursuant to the provisions of this Article VII; provided, however, that the failure to provide timely notice shall not affect the indemnification obligations of the Company, BarMedit or BarMedit Sub except to the extent they shall have been materially prejudiced as a result of such failure. In the case of a Third Party Claim, the Indemnified Party shall make available to the Company, BarMedit and BarMedit Sub all relevant information material to the defense of such claim. The Company shall have the right to control the defense of all Third Party Claims with counsel reasonably acceptable to the Indemnified Party, subject to the Indemnified Party's right to participate in the defense; provided, that the Indemnified Party may control such defense at the Company's expense in the event
(i) of a failure by the Company to assume control of the defense of any Third Party Claim within five days after the Company is notified of such Third Party Claim, (ii) that the defense of the Indemnified Party by the Company would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding, or (c) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Company, and the Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Party which are different from or in addition to those available to the Company. Notwithstanding any assumption of such defense and without limiting the indemnification obligations provided for under this
Article VII, the Indemnified Party shall have the right to elect to join or participate in the defense of any Third Party Claim (at its sole expense if the Company is permitted to assume and continue control of the defense and has elected to do so and otherwise at the expense of the Company), and no claim shall be settled or compromised without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

                                  ARTICLE VIII

                                  MISCELLANEOUS

..1     Governing  Law;  Jurisdiction.

     This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any court of competent subject matter jurisdiction sitting in New York County, New York. Each of the parties hereto by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the exclusive personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 8.5 hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

..2     Survival.

     The representations, warranties, covenants and agreements made in this Agreement shall survive the Closing indefinitely until, by their respective terms, they are not longer operative and shall in no way be affected by any investigation of the subject matter hereof made by or on behalf of Bartech.

..3     Successors  and  Assigns.

     The provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties to this Agreement, except that none of the Company, BarMedit or BarMedit Sub may assign this Agreement without the written consent of Bartech.

..4     Entire  Agreement;  Amendment.

     This Agreement and the other documents delivered pursuant to this Agreement at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

..5     Notices,  etc.

     All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission or otherwise delivered by hand or by messenger, addressed to the parties as follows (or at such other address as any such party shall have furnished to the other parties hereto in writing):

       If  to  the  Company:                 With  a  Copy  to:

       Hotel  Outsource  Services,  Inc.     ________________________________
       40  Wall  Street,  Suite  33A         ________________________________
       New  York,  New  York  10005          ________________________________
       Attention:  Jacob  Ronnel             Attention:______________________
       Facsimile:  011-9723-516-8577         Facsimile:______________________

       If  to  BarMedit:                     With  a  Copy  to:

      Bartech  Mediterranean  Ltd.
      Trade  Tower  Building
      Hamered  25
      Tel-Aviv  61500                        ________________________________
      Israel                                 ________________________________
      Attention:  Jacob  Ronnel              ________________________________
      Facsimile:  011-9723-516-8577          Attention:______________________
                                             Facsimile:______________________

       If  to  BarMedit:                     With  a  Copy  to:

      Hila  International  Corp.             ________________________________
      63  Wall  Street,  Suite  1801         ________________________________
      New  York,  New  York  10005           ________________________________
      Attention:  Jacob  Ronnel              Attention:______________________
      Facsimile:  011-9723-516-8577          Facsimile:______________________

       If  to  BarMedit:                     With  a  Copy  to:

       Bartech  Systems  International, Inc. Mintz Levin Cohn Ferris Glovsky
       251  Najoles  Road,  Suite A          and Popeo
       Millersville,  Maryland  21108        P.C.666  Third  Avenue
       Attention:  Daniel  Cohen             New  York,  New  York  10017
       Facsimile:  (410)  729-7723           Attention: Kenneth R. Koch, Esq.
                                             Facsimile:  (212)  983-3115

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after registration or certification thereof,
(iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed telex or facsimile, on the day sent (if a business day) if sent during normal business hours of the recipient, and if not, then on the next business day.

..6     Delays  or  Omissions.

     Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to the Company or any other parties hereto or their respective successors or assigns, upon any breach or default by another party hereto under this Agreement shall impair any such right, power or remedy of the Company or such other party or their respective successors or assigns, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; provided, however, that this Section 8.6 shall not be interpreted to extend the date or time for any right, privilege or option beyond that expressly set forth elsewhere in this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this

Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

..7     Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

..8     Severability.

     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

..9     Titles  and  Subtitles.

     The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

..10     Knowledge.

     The term "knowledge," when used in this Agreement, means actual knowledge after reasonable investigation. For purposes of this definition, "reasonable investigation" shall include inquiry of the directors and officers of the Company and, for each of the representations and warranties qualified by "knowledge," the employees of the Company responsible for the matters described in such representation and warranty.

..11     No  Third  Party  Beneficiaries.

     This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their permitted successors and assigns, and as expressly provided for in Article VII of this Agreement.

..12     Confidentiality  of  Agreement, Press Releases and Public Announcements.

     Except as set forth below, the parties shall, and shall cause their officers, directors, employees, stockholders, agents and representatives to treat and hold as confidential the existence and terms of this Agreement at all times. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public or other disclosure it believes in good faith is required by applicable law (including applicable securities laws) or any listing or trading agreement concerning its publicly-traded securities to make such disclosure (in which case the disclosing party will use its reasonable efforts to advise the other parties in writing prior to making the disclosure).

..13     Construction.

     The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. The word "including" shall mean including without limitation and is used in an illustrative sense rather than a limiting sense. Terms used with initial capital letters will have the meanings specified, applicable to singular and plural forms, for all purposes of this Agreement. Reference to any gender will be deemed to include all genders and the neutral form.

..14     Incorporation  of  Exhibits,  Annexes  and  Schedules.

     The Exhibits, Annexes and Schedules, if any, identified in this Agreement are incorporated herein by reference and made a part hereof.

..15     Further  Assurances.

(a) The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as they other party may reasonable request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                        (b)     {Signature Page Follows.}
(c)

     The foregoing STOCK PURCHASE AGREEMENT is hereby executed as of the date first above written.

                         HOTEL  OUTSOURCE  SERVICES,  INC.

                                /s/ Jacob Ronnel and Ariel Almog
                         By:_____________________________
                              Name: Jacob Ronnel and Ariel Almog
                              Title:   CEO               COO



                         BARTECH  MEDITERRANEAN  LTD.

                             /s/ Jacob Ronnel and Ariel Almog
                         By:_____________________________
                              Name:  Jacob Ronnel and Ariel Almog
                              Title: Director        General Manager



                         HILA  INTERNATIONAL  CORP.

                            /s/  Jacob Ronnel and Ariel Almog
                         By:_____________________________
                              Name:  Jacob Ronnel and Ariel Almog
                              Title: Director        General Manager



                         BARTECH  SYSTEMS  INTERNATIONAL,  INC.

                             /s/ Daniel Cohen
                         By:_____________________________
                              Name: Daniel Cohen
                              Title: President and CEO

EXHIBIT 10.4

                         HOTEL OUTSOURCE SERVICES, INC.

                             STOCKHOLDERS' AGREEMENT

     AGREEMENT, dated as of _______ __, 2001, among HOTEL OUTSOURCE SERVICES, INC., a Delaware corporation (the "Company"), HILA INTERNATIONAL CORP., a Delaware corporation ("BarMedit Sub"), BARTECH SYSTEMS INTERNATIONAL, INC., a
Delaware corporation ("Bartech") and the Persons who may hereafter become stockholders of the Company and who execute this Agreement and agree to be bound by the terms and conditions hereof (each such Person and each of BarMedit Sub and Bartech being referred to herein as a "Stockholder," and collectively as the "Stockholders").

                              W I T N E S S E T H:

     WHEREAS, each of the Stockholders beneficially owns the number and class of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth opposite such Stockholders' name on Schedule A hereto (as such Schedule may be amended from time to time); and

     WHEREAS, the parties hereto desire to express their agreement regarding, among other matters, the capitalization, ownership and governance of the Company and the procedures relating to the sale or disposition of shares of the Common Stock, all in the manner and upon the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders hereby agree as follows:

                                    ARTICLE 1

                              DEFINITIONS AND USAGE
..1     Definitions.  Capitalized  terms  used  herein  and not otherwise defined shall  have  the  following  meanings:

     "Affiliate" shall mean as to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with, such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" this Stockholders' Agreement, as it may be amended from time to time.

"BarMedit" shall mean Bartech Mediterranean, Ltd., a corporation organized under the laws of Israel, and the parent corporation of BarMedit Sub.

"BarMedit Sub" shall mean Hila International Corp., a Delaware corporation and the wholly-owned subsidiary of BarMedit.

"Bartech"  has  the  meaning  set  forth  in  the  Preamble  hereto.

"Bartech Minibars" shall mean minibars which are licensed, rented or sold to hotels by Bartech.

"Board"  shall  mean  the  Company's  Board  of  Directors.

"Contribution" shall mean any consideration contributed to the Company by or on behalf of a Stockholder, including all capital contributions made or to be made pursuant to Article 5 hereof, in respect of Shares or other securities of the Company.

"Common  Stock"  shall  have  the  meaning  set  forth  in  the recitals hereto.

"Common Stock Equivalents" shall mean securities, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of Common Stock, including the Option Agreement, dated as of the date hereof, between the Company and Bartech (the "Option") if such Option is then exercisable, but not including the Purchase Option Agreement, dated as of as of the date hereof,, among the Company, Bartech, BarMedit and BarMedit Sub (the "Purchase Option").

"Company"  shall  mean  Hotel  Outsource Services, Inc., a Delaware corporation.

"Event of Bankruptcy" shall mean, with respect to any Stockholder, any of the following: (a) filing a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement or an admission seeking the relief therein provided under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; (b) making a general assignment for the benefit of creditors; (c) consenting to the appointment of a receiver for all or a substantial part of such person's property; (d) in the case of the filing of an involuntary petition in bankruptcy, an entry of an order of relief; (e) the entry of a court order appointing a receiver or trustee for all or a substantial part of such Stockholder's property without its consent; or (f) the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of such Stockholder's property.

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions or comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

     "Indebtedness" shall mean: (i) any liability for borrowed money, (x) evidenced by a note, debenture, bond or other instrument of indebtedness, including any given in connection with the acquisition of property, assets or securities, or (y) for the payment of rent or other amounts relating to capitalized lease obligations, (ii) any liability of others of the nature described in clause (i) which the Company has guaranteed or which is otherwise its legal liability, or (iii) any modification, renewal, extension, replacement or refunding of any such liability described in clause (i) or (ii).
     "Initial Project" shall mean the installation of Bartech Minibars in the Hyatt Regency Hotel in San Francisco, California.

"Liens" shall mean any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

"Minibar Threshold" shall mean the installation of at least 5,000 Bartech Minibars in United States hotels in connection with Outsourcing to be provided by the Company.

"Outsourcing" shall mean those outsourcing services provided, directly or indirectly, by the Company to hotels and shall include (i) purchasing food, beverages and other items for storage in and sale from Bartech Minibars, and
(ii) stocking, restocking, maintaining and otherwise servicing Bartech Minibars. "Percentage Interest" shall mean the percentage that the number of Shares held by any Stockholder bears to the total number of Shares then outstanding.

     "Person" shall mean any individual, and any corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization or other entity.

     "Proportionate Share" shall mean that number of Shares determined by multiplying the number of Shares of capital stock subject to purchase or sale, by a fraction, the numerator of which shall be the number of Shares of Common Stock owned by the Stockholder whose Proportionate Share is being determined and the denominator of which shall be the aggregate number of Shares of Common Stock owned by all Stockholders entitled to and electing to participate in the purchase or sale of such Shares, assuming, for purposes of the calculation, the conversion and exchange of all Common Stock Equivalents.

"Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Shares" shall mean and include all shares of Common Stock and any other shares of capital stock entitled to vote as a class with the Common Stock, if any, owned by the Stockholders, respectively, including any securities issued or distributed in respect of, or issued in exchange or substitution for, such shares, whether presently held or hereafter acquired and whether or not such shares are listed on Schedule A hereto.

"Stockholder" shall have the meaning set forth in the Preamble to this Agreement.

"Trade Secrets" shall mean, with respect to any Person, any proprietary information, formula, patent, device or compilation used in such Person's business, in any form or medium whatsoever, that is treated as confidential and is generally not known by the public, including, without limitation, confidential methods of operation, organization and sources of supply and customer lists; provided, that, the term "Trade Secrets" shall not include information that is required to be disclosed under applicable law or by a valid subpoena or other court or governmental order, decree, regulation or rule.
"Turnkey  Installation"  shall  mean  the  installation  of  Bartech  Minibars.

..2     Usage.

(a) Any reference to a federal, state, local or foreign statute or law shall be deemed also to include all rules and regulations promulgated thereunder and  any  applicable  common  law,  unless  the  context  requires  otherwise.

(b) References to a document or a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

(c) References to Sections or to Schedules or Exhibits are to sections of, or schedules or exhibits to, this Agreement, unless the context otherwise requires.

(d) Unless the context otherwise requires, the definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined. In addition, any neuter personal pronoun shall be considered to mean the corresponding masculine or feminite personal pronoun, as the context requires.

(e) The term "including" and correlative terms are used in an illustrative sense rather than a limiting sense, and shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

(f) The use of the words "hereof," "herein," "hereunder," and words of similar import shall refer to this entire Agreement and not to any particular article, section, subsection, clause or paragraph of this Agreement, unless the context clearly indicates otherwise.

                                    ARTICLE 2

                        ORGANIZATION AND CAPITALIZATION

     .1 Authorization and Issuance. The Company is authorized to issue 3,000 shares of Common Stock. Each Stockholder represents and warrants that it the owner of the number and class of Shares set forth opposite his or her name on Schedule A hereto, free and clear of all liens, security interests, pledges, charges, encumbrances, voting trusts and other similar rights of any kind or nature whatsoever other than those created by this Agreement.

                                    ARTICLE 3

                      MANAGEMENT OF THE COMPANY; OPERATIONS

..1     Board  Representation;  Committees.

(a) The Board shall consist of no more than three members, or in the event that Bartech acquires additional shares of Common Stock pursuant to the Option, then the Board shall consist of no more than four members. Bartech shall be entitled to designate one member of the Board, or, in the event that Bartech acquires additional shares of Common Stock pursuant to the Option, then Bartech shall be entitled to designate two members of the Board (any such designated member, hereinafter referred to as a "Bartech Representative"). Bartech will not be required to designate any Board member it has a right to designate and, if it does not, such Board position shall remain vacant.

(b) The Board may establish such committees as its members deem necessary, desirable or appropriate. The members of any such committee shall be appointed by the Board; provided, that, unless otherwise agreed by Bartech, at least one Bartech Representative shall be appointed as a member of any such committee if Bartech has designated such Representation.

     .2 Observer Rights. If at any time Bartech opts not to designate a Bartech Representative to which it is so entitled, then Bartech shall instead be entitled to designate a person to act as an observer to attend any meeting of the Board. Such observer may be designated at or in advance of such meeting by written notice to the Company. Such observer shall be entitled to receive all notices relating to meetings of the Board as well as any documentation distributed to members of the Board prior to or at any meeting of the Board. If no observer has been designated at the time notice of any meeting or any documentation with respect thereto is to be sent to members of the Board, such notice and documentation shall be sent to Bartech as provided in Section 8.10 hereto. Any observer appointed pursuant hereto shall have the right to participate in meetings of the Board, receive all information and material presented to the Board, and be treated in all respects as a director; provided, that, an observer shall not have the right to vote at meetings of the Board and shall not have any of the fiduciary or other obligations of a director.

     .3 Voting Agreement; Irrevocable Proxy. Each of the Stockholders shall vote its Shares (whether now owned or hereinafter acquired) as required (including, without limitation, by amending the Company's Certificate of Incorporation and/or Bylaws, if necessary) in order to effect the Board and committee composition described in Sections 3.1(a) and 3.1(b). Each Stockholder hereby irrevocably constitutes and appoints Bartech as its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable until the termination of the term of this Agreement, provided, that the foregoing appointment shall be limited only as necessary or appropriate to effect the Board and committee composition described in Sections 3.1(a) and 3.1(b) and for no other purposes.

     .4 Consent Rights. For so long as Bartech and/or any of its Affiliates collectively own at least 25% of then outstanding Shares (assuming, for purposes of this calculation, the conversion and exchange of all Common Stock Equivalents), the Company shall not, and no other Stockholder shall cause or permit the Company to, without the affirmative vote or written consent of
Bartech:

     (a) alter or amend the terms of any provision of the Company's Certificate of Incorporation, By-Laws or other governing documents;

     (b)  change  the  size  of  the  Board;
     (c) enter into a new line of business or change its primary line of business;

     (d) enter into any transaction with an Affiliate unless such Affiliate is a wholly-owned subsidiary;

     (e) enter into any contract or commitment out of the ordinary course of business or involving in excess of $1,000,000;

     (f) authorize or issue any capital stock or any option, warrant, put, call, note, bond, debenture, or other right exercisable, convertible or exchangeable for the Company's capital stock, other than issuances pursuant to a Board approved stock option or equity incentive plan;

     (g) declare or pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or any warrants, options or other rights to acquire any such shares, units, interests or other securities;

     (h) create, incur or suffer to exist any Indebtedness other than unsecured trade debt and any Indebtedness provided for in a Board approved budget;

     (i) incur any expense or make any capital expenditure out of the ordinary course of business, in one or more transactions, involving in excess of $100,000 at any one time or in excess of $100,000 in the aggregate;

     (j) sell or dispose of assets of the Company other than in the ordinary course of business;

     (k) take any action relating to the merger, sale, consolidation, dissolution, winding-up, liquidation or similar transaction, in one or more related transactions, involving all or substantially all of the capital stock or assets of the Company;

     (l) commence or consummate an underwritten public offering of the Company's equity securities;

     (m) enter into, terminate, modify or amend any contract or agreement out of the ordinary course of business;

     (n) create any subsidiary, unless such subsidiary shall be a wholly-owned subsidiary of the Company;

     (o) permit any subsidiary to authorize or issue any capital stock, membership units, partnership interests or other equity securities, or any option, warrant, put, call, note, debenture or other right exercisable, convertible or exchangeable for such subsidiary's equity securities, to any person or entity other than to the Company; or

     (p)  agree  to or permit any subsidiary to take any action set forth above.

                                    ARTICLE 4

                                   OPERATIONS

     .1 Character of the Business. The business of the Company (the "Business") is to provide Outsourcing to hotels using Bartech Minibars and related products in the United States. The Company shall be solely responsible for all sales to and negotiations with hotels for Outsourcing contracts, for the performance of such Outsourcing agreements, and for compliance with all applicable laws, rules and regulations.

     .2  Exclusivity.

     (a) BarMedit, BarMedit Sub and the Company each agree, on behalf of themselves and each of their respective Affiliates, to provide Outsourcing services in the United States only by using Bartech Minibars.

     (b) Bartech will not refer Outsourcing leads in the United States to any Person other than the Company and will not, without the Company's consent, knowingly sell, rent or license Bartech Minibars in the United States to any Person which intends to use them in Outsourcing for hotels; provided, that Bartech may refer Outsourcing leads or sell, rent or license Bartech Minibars to hotels (i) which have pre-existing relationships with outsourcing vendors other than the Company, or (ii) to which the Company is not able or not willing to provide Outsourcing. The Company shall promptly, but in any event no later than 10 days after receiving an inquiry from Bartech, indicate whether it is interested in pursuing a particular referral. If the Company does wish to pursue a particular referral or if the Company does not respond within such aforementioned 10-day period, then Bartech shall be free to refer such particular opportunity and any other hotels in the same chain as such particular opportunity to any other Person. Bartech will not enter into any joint venture, partnership or similar arrangement with any Person other than the Company relating to Outsourcing services in the United States.

     .3 Future Financings. If the Company's net income attributable to the Initial Project is positive, as determined in accordance with GAAP, BarMedit Sub shall, as soon as reasonably practicable, cause the Company to prepare and deliver a plan for financing (a "Financing Plan") additional projects and shall deliver such Financing Plan to Bartech. Such Financing Plan shall set forth the Company's plans in reasonable detail and shall be subject to the reasonable approval of Bartech.

     .4 Future Operations. If the Initial Project is successful, BarMedit Sub shall cause the Company to establish an Operating Office and Training Center in the United States. The expenses of such center will be borne by the Company, as will other costs related to the operation of the Company's business. The parties hereto agree that Bartech's sole financial commitment and responsibility with respect to the Company and its Business will be to make the Contributions described in Article 5.

     .5 Discount. Bartech shall sell Bartech Minibars for Turnkey Installation to the Company at a XX% discount from its then current United States price list and shall not offer such XX% discounts to other providers of Outsourcing arrangements in the United States except as contemplated by Section 4.2 hereof; provided, that such XX% discount shall apply to hardware and software only, and not to labor, training, transportation, taxes or duties, if any. In addition, Bartech shall provide certain maintenance services for $XX per hotel room per year, which services are more fully set forth on Schedule B hereto. Notwithstanding anything contained herein to the contrary, there shall be no discounts with respect to installation fees.

     .6 Best Efforts. BarMedit and the Company shall each use its best efforts to cause the Company to succeed and prosper in the Business.

                                    ARTICLE 5

                              EQUITY CONTRIBUTIONS
     .1 Initial Equity Contributions. Each of the Stockholders has made the Contributions set forth opposite their respective names on Schedule A hereto.

..2     Additional  Equity  Contributions.

     (a) Until the Minibar Threshold is accomplished, if the Board shall reasonably determine based on the Financing Plan that the Company requires additional funds for any purpose consistent with the character of the business of the Company as described in Section 4.1 hereof, then the Board may request that each of the Stockholders make an additional Contribution in the amount determined by the Board by delivering a notice (a "Contribution Notice") to each Stockholder, specifying: (i) the total amount of additional Contribution requested, (ii) each Stockholder's portion of the additional Contributions requested (which portion shall equal each such Stockholder's Percentage Interest), (iii) the use of the requested funds, (iv) the type and amount of Shares or other securities that such Stockholder will receive in respect of such additional Contribution, and (v) the date by which such requested funds are required, which date shall not be less than 120 days after the date such Contribution Notice is given. The Board shall also deliver to the Stockholders such additional information as may be reasonably requested by any Stockholder in connection with such additional Contribution. Each Stockholder shall contribute its respective portion of the additional Contribution requested by the Board on or prior to the date specified in the Contribution Notice (a member so contributing being referred to as a "Contributing Stockholder") by delivery of the applicable amount to the Company by wire transfer of immediately available funds or by bank or certified check and shall, promptly after receipt thereof by the Company, receive stock certificates or other evidence of the Shares or other securities specified in the Contribution Notice. (b) If any Stockholder shall fail to contribute all or any portion of its additional Contribution by the date specified in the Contribution Notice (hereinafter, a "Non-Contributing
Stockholder"), then the other Stockholder(s) shall be entitled, but not required, to fund all or any portion of the additional Contribution which the Non-Contributing Stockholder failed to pay and to receive, in respect thereof, additional Shares so that the Stockholders' respective Percentage Interests will be adjusted to reflect the amounts actually contributed by the parties hereto.

                                    ARTICLE 6

                       RESTRICTIONS ON TRANSFER OF SHARES

     .1  General  Restrictions.

     (a) No Stockholder shall transfer or otherwise dispose of any of its Shares or Common Stock Equivalents unless such transfer is made in accordance with the terms of this Agreement. Any attempt by any Stockholder to effect a transfer in violation of this Article 6 shall be void and ineffective for all purposes. The words "transfer" and "dispose" include the making of any sale, exchange, assignment, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in the Shares or Common Stock Equivalents, the creation of any other claim thereto or any other transfer or disposition whatsoever, affecting the right, title, interest or possession with respect to the Shares or Common Stock Equivalents.

     (b) Each certificate representing Shares or Common Stock Equivalents shall bear the following legend:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT, DATED AS OF __________ __, 2001, WHICH CONTAINS PROVISIONS REGARDING THE ELECTION OF DIRECTORS OF THE COMPANY, RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES AND OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY.

     (c) Notwithstanding anything contained herein to the contrary, any Stockholder may transfer all or any portion of its Shares or Common Stock Equivalents to an Affiliate (and an Affiliate may transfer Shares or Common Stock Equivalents back to such Stockholder or to another Affiliate of such Stockholder) without compliance with the other provisions of this Article 6; provided, that said Affiliate becomes a party to, and agrees to be bound by, the terms and conditions of this Agreement by executing and delivering to the Company an instrument of accession substantially in the form annexed hereto as Exhibit A.

..2     Right  of  First  Refusal.

     (a) If any Stockholder (a "Selling Stockholder") desires to transfer any of its Shares or Common Stock Equivalents pursuant to a bona fide offer received from a third party (a "Third Party Offer"), such Selling Stockholder shall give each other Stockholder written notice ("Notice") of such desire to transfer Shares or Common Stock Equivalents. No Notice of any proposed transfer by sale shall be valid unless the Selling Stockholder has received a bona fide written offer (the "Offer") to purchase such Shares or Common Stock Equivalents from a third party. The Notice shall describe the terms and conditions of such transfer and shall be accompanied by a copy of such Offer and information concerning the identity and background of the proposed purchaser. Each Stockholder (other than the Selling Stockholder) shall then have the right, but not the obligation, to purchase all or a portion of the Shares or Common Stock Equivalents which the Selling Stockholder desires to sell (the "Offered Securities"), at the price and on the terms set forth in the Offer; provided, that, within 15 days following of the effective date of the Notice, such Stockholder gives written notice to the Selling Stockholder of its intention to purchase such Offered Securities.

     (b) If the Stockholders taken together do not elect to purchase, in the aggregate, all of the Offered Securities, all of such Offered Securities may be transferred to the proposed purchaser at the price, and upon the other terms, set forth in the Offer, subject, however, to the provisions of paragraph (c) below and the rights of the Stockholders provided in Section 6.3 hereof.

     (c) The transfer of a Selling Stockholder's Shares or Common Stock Equivalents to a third party must be consummated within 90 days following the effective date of the Notice. If for any reason the transfer to the third party of the Selling Stockholder's Shares or Common Stock Equivalents (and, pursuant to Section 6.3 hereof, the Shares or Common Stock Equivalents of any other Stockholder) is not consummated within such period, or if the terms of the proposed transfer are changed such that they are more favorable to the third party than those set forth in the Offer, then such sale may not be consummated without repetition of the procedures set forth in this Section 6.2 and Section
6.3 hereof. Furthermore, no Shares or Common Stock Equivalents shall be transferred to a third party on the books of the Company until the Company has received a written agreement from the third party, satisfactory in scope and form to counsel to the Company, to be bound by all the terms and conditions of this Agreement. Upon receipt of such agreement, the third party shall be considered a "Stockholder" for purposes of this Agreement.

     (d) In no event shall a transfer of Shares or Common Stock Equivalents to any third party pursuant to this Section 6.2 include payment of consideration other than cash or promissory notes of the purchaser.

     .3  Come-Along  Right.

     (a) In connection with any proposed purchase of Shares or Common Stock Equivalents representing at least 51% of the then outstanding Shares (assuming conversion, exercise or exchange of any Common Stock Equivalents which are subject to such proposed purchase) from a Stockholder or Stockholders to a third party in accordance with the provisions of Section 6.2, each other Stockholder (other than the Stockholders desiring to sell such Shares) shall have the right, but not the obligation (a "Come-Along Right"), to require the third party to purchase from such Stockholder rather than from the Selling Stockholder(s), up to the number of Shares equal to such Stockholder's Proportionate Share. The transfer of Shares by a Stockholder exercising its Come-Along Right pursuant to this Section 6.3 shall not be subject to the right of first refusal provided for in Section 6.2 hereof; provided that it is understood that such transfer of Shares or Common Stock Equivalents shall only be made if the transfer of Shares or Common Stock Equivalents to the third party is consummated after compliance with Section 6.2.

     (b) The Come-Along Right may be exercised by a Stockholder by delivery of a written notice to the Selling Stockholder(s) within the 30-day period following the effective date of the Notice referred to in Section 6.2(a) hereof, which notice shall set forth the number of Shares such Stockholder elects to sell.

     (c) Notwithstanding anything to the contrary contained herein, if any third party offering to purchase Shares or Common Stock Equivalents does not purchase all of the Shares offered by the other Stockholders pursuant to this Section 6.3, then the Selling Stockholder(s) shall not be entitled to sell any Shares to such third party, whether pursuant to the terms originally agreed to by the Selling Stockholder(s) and such third party or any other terms, without again complying with Section 6.2 and this Section 6.3.

     (d)  Any  Stockholder  exercising  its  Come-Along  Right  pursuant to this
Section 6.3 who holds Common Stock Equivalents may, pursuant hereto, sell the Shares issuable upon exercise, conversion or exchange of such Common Stock Equivalents if, prior to such sale, such Stockholder so exercises, converts or exchanges such Common Stock Equivalents; provided, that, any Shares so sold shall count towards such Stockholder's Proportionate Share. In addition, in the event that a Selling Stockholder has proposed to sell Common Stock Equivalents, any other Stockholder who exercises its Come-Along Right pursuant to this
Section 6.3 may sell such Stockholders' Shares on the same terms as the Selling Stockholder sells its Common Stock Equivalents, except that the price per Share shall be adjusted to reflect the price per Share paid for the Common Stock Equivalent plus the additional per Share price payable upon exercise, conversion or exchange of such Common Stock Equivalent.

     .4  Closing  Procedures.

     (a) Any Person giving notice electing to purchase Shares or Common Stock Equivalents which it is entitled to purchase pursuant to the terms of this Agreement shall be obligated to purchase such Shares or Common Stock Equivalents, and the Selling Stockholder shall be obligated to sell such Shares or Common Stock Equivalents, at the price and upon the terms set forth in this Agreement.

     (b) Unless the parties to any purchase and sale pursuant to this Agreement otherwise agree in writing, the closing of any purchase and sale of:

          (i) Offered Securities pursuant to Section 6.2 shall take place on the later of (x) the date specified in the Notice, and (y) the 30th day after the effective date written notice is given by the last of the Stockholders electing to participate in such purchase; and

          (ii) Shares or Common Stock Equivalents pursuant to Section 6.3 shall take place on the later of (x) the date specified in the Notice, and (y) the 30th day after the effective date written notice is given by the last of the Stockholders exercising its respective Come-Along Right; and

          (iii) in any case, at such other time and place as the parties to such purchase and sale otherwise agree in writing.

     (c) At the closing, the purchaser(s) shall deliver, by wire transfer or by certified or official bank check, an amount, in cash, equal to the full purchase price for the Shares or Common Stock Equivalents to be purchased unless the terms and conditions set forth in the Offer relating to such sale permit payment of the purchase price, in whole or in part, in installments or by delivery of one or more promissory notes in which event the purchase price may be paid in the same manner as set forth in such Offer.

     (d) By delivering the certificates at the closing, the seller of such Shares or Common Stock Equivalents shall be deemed to represent that (i) it has the power and authority to sell the Shares or Common Stock Equivalents being sold by such seller, and (ii) the purchaser thereof will receive good title to such Shares or Common Stock Equivalents, free and clear of all liens, security interests, pledges, charges, encumbrances, voting trusts and other similar rights of any kind or nature whatsoever, and preemptive rights, other than those created by this Agreement. The purchaser shall deliver at the closing an appropriate investment representation if required by the Securities Act.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

     .1  Information  Rights. BarMedit Sub shall cause the Company to deliver to
Bartech:

          (a) as soon as available, and in any event within 30 days after the end of each month, a profit and loss statement and key monthly metrics for such monthly accounting period and on a cumulative basis for the fiscal year to date and a balance sheet as at the last day of such monthly accounting period;

          (b) as soon as available, and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company as at the end of such period setting forth in the case of each such statement in comparative form the corresponding figures for the corresponding period in the preceding fiscal year (if any);

          (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company for such fiscal year, and the related consolidated balance sheet of the Company as at the end of such fiscal year, setting forth in the case of each such statement in comparative form the corresponding figures for the preceding fiscal year (if any), and accompanied by an audit report from the Company's independent public accountants;

          (d) with reasonable promptness after the date on which the Company first obtains knowledge of such, written notice of all legal or arbitration proceedings, and all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company, which proceeding involves at least $50,000;

          (e) as soon as available, but in any event within 90 days after commencement of each new fiscal year, a budget consisting of a business plan and projecting financial statements for such fiscal year; and

          (f) with reasonable promptness, such other notices, information and data as the Company deems material to its business or operations.

     .2  Inspection  Rights.  BarMedit  Sub  shall  cause  the Company to permit
Bartech and its representatives to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested, without interruption of the business of the Company.

     .3 Insurance. BarMedit shall cause the Company to purchase and maintain insurance policies, satisfactory to Bartech and each hotel with which the Company contracts, of the type and with coverages in amounts customary for companies similarly situated.

     .4  Non-Disclosure;  Non-Solicitation  and  Non-Competition.

     (a) All Trade Secrets which any Stockholder may now possess or may obtain or create while a stockholder of the Company, or may create after it is no longer a stockholder of the Company through substantial reliance upon or incorporation of Trade Secrets obtained while it was a stockholder of the Company, relating to (i) the Company, (ii) any other Stockholder, or (iii) any of their respective Affiliates, customers, suppliers, businesses and investments, shall not, except as may otherwise be required by law or any legal process, be used, communicated, divulged, published, disclosed or otherwise made accessible by such Stockholder to any other Person while such Stockholder is a stockholder of the Company or at any time thereafter.

     (b) Each Stockholder agrees, during the period that it is a stockholder of the Company and for one year thereafter (the "Restrictive Period"), not to, directly or indirectly, alone, in association with or as a stockholder, principal, agent, partner, officer, director, employee or consultant of any other organization, interfere with or endeavor to entice away any Person who, is on the date hereof, or at any time before the end of the Non-Solicitation Period becomes an employee, or a customer or supplier of the Company, any other Stockholder, or any of their respective Affiliates.

     (c) Except as contemplated by this Agreement, each Stockholder agrees, during the Restrictive Period, not to, directly or indirectly, alone, in association with or as a stockholder, principal, agent, partner, officer, director, employee or consultant of any other organization, engage in any Competitive Enterprise, anywhere within any state in the United States. For the purpose hereof, "Competitive Enterprise" is defined as any business that provides services that compete with the services being provided by the Company or any other Stockholder at any time during the Restrictive Period. Notwithstanding the foregoing, the ownership by any Stockholder of not more than two percent of the outstanding shares of capital stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq National Market shall not be deemed, in and of itself, to be a violation of this Section 7.4.

                                    ARTICLE 8

                                  MISCELLANEOUS

     .1 Term. Except to the extent otherwise provided herein, this Agreement shall continue in full force and effect as of and after the date hereof until the earlier of (i) 10 years from the date of this Agreement, (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, (iii) by the written consent of all the Stockholders, (iv) upon the occurrence of an Event of Bankruptcy with respect to one of the Stockholders, (v) upon written notice by any Stockholder upon the occurrence of a material breach of this Agreement by any other party hereto, (vi) upon written notice by any Stockholder in the event that the actions of or failure to act by another party hereto has resulted in a material adverse effect on such Stockholder, or (vii) upon the consummation of the transactions contemplated by the Purchase Option.

     .2 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that any remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     .3 Addition of Parties. The Company agrees that, until the termination of this Agreement it will cause each Person who acquires Shares or Common Stock Equivalent of the Company to enter into this Agreement and thereby to be bound by the terms hereof, all by execution of an instrument of accession substantially in the form annexed hereto as Exhibit A. Any such Person so entering into this Agreement shall be deemed to be a Stockholder for purposes of this Agreement. The parties hereto agree, that, if, at any time a Person entering this Agreement shall be a natural person, then the parties shall in good faith negotiate to amend or modify this Agreement to include such additional provisions as may be appropriate, necessary or desirable, including, without limitation, provisions relating to restrictions on transfer of Shares or Common Stock Equivalents, or rights to purchase Shares or Common Stock Equivalents upon such individual's death or termination of employment or in the case of his or her bankruptcy, divorce or other circumstances.

     .4 Party No Longer Owning Shares. If a party hereto ceases to own any Shares or Common Stock Equivalent, such party will no longer be deemed to be a Stockholder.

     .5 Application to Other Securities. The provisions of this Agreement shall be deemed to apply equally to any Shares or Common Stock Equivalent or other securities distributed in respect of such Shares or Common Stock Equivalent.

     .6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Stockholders and their respective successors and permitted assigns.

     .7 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     .8 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     .9 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, party or circumstance, it shall nevertheless remain applicable to all other persons, parties and circumstances.

     .10 Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight courier, telex, telegram or telecopy or sent by registered or certified mail (return receipt requested) postage prepaid to the address of the party set forth on Schedule A hereto, or in the case of the Company, to its offices at 40 Wall Street, Suite 33A, New York, New York 10005; Attention: Jacob Ronnel, or, in the case of a person who becomes a party to this Agreement after the date hereof, at the address provided by such party at the time he, she or it becomes a party (or at such other address for any party as shall be specified by like notice). Any notices or other communications given by personal delivery, overnight courier, telex, telegram or telecopy shall be deemed given when so delivered, telexed, telegrammed or telecopied, and any notices or other communications given by registered or certified mail shall be deemed effective upon registration or certification thereof; provided that notices of a change of address shall be deemed given only upon receipt thereof.

     .11 Further Assurances. At any time and from time to time each party agrees, at his or her expense, to take such actions and to execute and deliver such instruments, documents and agreements as may be reasonably necessary to carry out the intent and effectuate the purposes of this Agreement.

     .12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     .13 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to principles governing conflicts of law.

     .14 Filing of the Agreement. A copy of this Agreement shall be filed at the offices of the Company.

     .15 Arbitration. Except as otherwise expressly provided herein, any dispute, claim or controversy arising out of, in connection with, or relating to this Agreement, or any breach or alleged breach thereof, shall be submitted to the American Arbitration Association in the City of New York for resolution pursuant to its rules as then in effect. Any award rendered shall be final, binding and conclusive upon the parties and all other persons and a judgment thereon may be entered in any Court in the State of New York or any Federal Court sitting within such State, and the Company and each Stockholder irrevocably consents to the jurisdiction of such Courts for such purpose. The Company and each Stockholder hereby waive personal service of any summons, complaint or other process in any such action, suit or proceeding and agree that service thereof may be made in accordance with Section 8.10 of this Agreement

     .16 Construction. The initial parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                  *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

HOTEL  OUTSOURCE  SERVICES,  INC.

      /s/ Jacob Ronnel and Ariel Almog
By: ___________________________________
           Jacob Ronnel and Ariel Almog
     Name:  ___________________________
               CEO and       COO
     Title: ___________________________

HILA  INTERNATIONAL  CORP.


      /s/ Jacob Ronnel and Ariel Almog
By: ___________________________________
           Jacob Ronnel and Ariel Almog
     Name:  ___________________________
               CEO and       COO
     Title: ___________________________


BARTECH  SYSTEMS  INTERNATIONAL,  INC.

     /s/ Daniel Cohen
By: ___________________________________
             Daniel Cohen
     Name:  ___________________________
            President and CEO
     Title: ___________________________


                                                        ACKNOWLEDGED AND AGREED:
                                        The undersigned acknowledges and agrees to the foregoing provisions and guarantees in full the obligations of the Company and BarMedit Sub under this Agreement.
BARTECH  MEDITERRANEAN  LTD.

     /s/ Ariel Almog
By: ___________________________________
            /s/ Jacob Ronnel
     Name:  ___________________________
             Director and General Manager
     Title: ___________________________

                                   SCHEDULE A

Name  and  Address                                        Number  of  Shares

Hila  International  Corp.                                700

63  Wall  Street,  Suite  1801

New  York,  New  York  10005

Attention:  Jacob  Ronnel

Facsimile:  011.9723.516.8577

Bartech  Systems  International,  Inc.                    300

251  Najoles  Road,  Suite  A

Millersville,  Maryland  21108
Attention:  Daniel  Cohen

Facsimile:  (410)  729-7723

                                   Sched. A-1

                                    EXHIBIT A

                               ADOPTION AGREEMENT

     This Adoption Agreement (this "Adoption Agreement") is executed pursuant to the terms of the Stockholders' Agreement of Hotel Outsource Services, Inc., a Delaware corporation (the "Company"), dated as of __________ ___, 2001 (as amended, supplemented or restated, the "Stockholders' Agreement"), a copy of which is attached hereto, by the undersigned. By executing this Adoption Agreement, the undersigned agrees as follows:

     1. Acknowledgment. The undersigned acknowledges receipt of the Stockholders' Agreement and that the undersigned is acquiring _________ shares of the common stock of the Company [or describe other securities], subject to the terms and conditions of the Stockholders' Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stockholders' Agreement.

     2. Agreement. The undersigned agrees to be bound by the terms of the Stockholders' Agreement with the same force and effect as if the undersigned were originally a party thereto.

     3. Notice. Any notice required or permitted by the Stockholders' Agreement shall be given to the undersigned at the address listed below the undersigned's signature.

                                                  ______________________________
Agreed  this  ____  day  of  _______,  20___.     {Signature}

                                                  ______________________________
Address  for  Notice  Purposes:                   {Print  Name}

________________________________________
________________________________________
________________________________________

EXHIBIT 10.5
                                OPTION AGREEMENT
                                ----------------

     This OPTION AGREEMENT (this "Agreement"), is made and entered into as of _________ __, 2001, by and between HOTEL OUTSOURCE SERVICES, INC., a Delaware corporation (the "Company"), and BARTECH SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Bartech").
                                    RECITALS:
     WHEREAS, Bartech desires to obtain from the Company and the Company desires to grant to Bartech, an option to purchase up to 400 shares (subject to adjustment in accordance with Section 1.3, the "Option Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of $1.00, the premises and mutual covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     OPTION.
       ------
1.1     Option.
        ------

(a)     Grant of Option.  The Company hereby grants Bartech the right and option
        ---------------
     (sometimes referred to herein as the "Option") to purchase all or a portion of the Option Shares, at the applicable per share purchase price as set forth in
Section  1.1(c)  hereof.

(b)     Exercise  Period.  The  Option  evidenced  hereby  shall vest and become
        ----------------
exercisable with respect to all or a portion of the Option Shares on the date hereof and shall expire on the 18-month anniversary of the date hereof (the "Option Period").

(c)     Purchase  Price.  If  Bartech  exercises  any  part of this Option on or
        ---------------
prior to the 12-month anniversary of the date hereof, the purchase price per Option Share shall be equal to the Equity Per Share (as defined below). If Bartech exercises any part of this Option after the 12-month anniversary of the date hereof, the purchase price per Option Share shall be 115% of the Equity Per Share. For purposes of this Agreement, "Equity Per Share"shall be determined at any time by dividing (i) the aggregate dollar amount of equity capital contributions then made by (ii) the number of shares outstanding. The initial Equity Per Share shall be $500, determined by dividing the $500,000 initially contributed to capital by the 1,000 shares of Common Stock initially issued.

1.2     Manner  of  Exercise.
        --------------------

(a)     Notice  of  Exercise.  At any time during the Option Period, Bartech may
        --------------------
exercise any part of this Option by delivering to the Company written notice of same, substantially in the form of Exhibit A to this Agreement (the "Option
                                        ---------
Notice"). Such Option Notice shall be accompanied by payment in full of the aggregate Equity Per Share for the Options Shares to be acquired upon such exercise in cash, by wire transfer of immediately available funds to an account designated by the Company, or by certified check, bank draft or money order payable to the order of the Company (the "Option Payment").

(b)     Deliveries.  Promptly  upon  receipt of the Option Notice and the Option
        ----------
Payment, the Company shall deliver to Bartech (i) a certificate (a "Company Certificate"), executed by an executive officer of the Company, certifying that the representations and warranties of the Company contained in Section 2 of this Agreement are true and correct as of the date thereof as if made on the date thereof, and (ii) a certificate or certificates representing the Option Shares, registered in the name of Bartech or its designee(s). In the event that the Company is unable to deliver a Company Certificate because any representation or warranty contained in Section 2 hereof is not true and correct as of the date thereof, then the Company shall instead deliver to Bartech, promptly upon receipt of the Option Notice, a statement (a "Disclosure Statement") setting forth in reasonable detail any amendments or modifications to such representation or warranty.

(c)     Revocation  and  Confirmation.  Following  receipt  of  a  Disclosure
        -----------------------------
Statement, Bartech shall have 10 days to either (i) confirm its exercise of the Option, or (ii) revoke its exercise of the Option, in either case by written notice of same; provided, that Bartech's failure to give notice of confirmation or revocation within the aforementioned 10-day period shall be deemed a confirmation of its exercise of the Option. If Bartech revokes its exercise within such 10-day period, then the Company shall promptly, and in any event within two business days following its receipt of such revocation notice, return to Bartech the Option Payment, together within interest at 5% per annum from the date of the Company's receipt of the Option Payment, by wire transfer of immediately available funds to an account designated by Bartech or by returning the certified check, bank draft or money order originally delivered by Bartech if not yet deposited, plus a separate wire transfer, check or money order representing payment of such interest. If Bartech confirms its exercise of the Option, the Company shall promptly and, in any event within two business days following receipt of such confirmation notice or the last day of the 10-day revocation period, whichever is earlier, deliver a certificate or certificates representing the Option Shares, registered in the name of Bartech of its designee(s).

(d)     Continuing  Option.  If  Bartech exercises this Option for less than the
        ------------------
full number of Option Shares then available for exercise, this Option and this Agreement shall thereafter represent the right to acquire the remaining number of Option Shares not previously acquired hereunder.

1.3     Adjustments  upon Changes in Capitalization; Reclassifications, Mergers,
        ------------------------------------------------------------------------
Etc.
---

(a)     Changes  in  Capitalization.  The  number  of  Option  Shares  shall  be
        ---------------------------
proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

(b)     Reclassifications, Mergers, etc.  In case of any (i) reclassification or
        --------------------------------
     change (other than a change in capitalization described in subsection (a) above) of the Company's capitalization, (ii) merger or consolidation of the Company with or into any other corporation or other entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation), (iii) sale, lease or conveyance to another corporation or other entity of the property and assets of any nature of the Company as an entirety or substantially as an entirety, or (iv) liquidation, dissolution or other winding-up of the Company (any such case, an "Event"), this Option shall thereafter be exercisable for the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such Event by a holder of the number of Common Shares for which this Option might have been exercised or converted immediately prior to such Event. No such Event shall be carried into effect unless all necessary steps shall have been taken to ensure that Bartech shall thereafter be entitled to receive the kind and amount of shares of stock and other securities, property, cash, or any combination thereof which Bartech shall be entitled in accordance with this Section 1.3(b).

2.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.
       --------------------------------------------------

2.1          The  Company  represents  and  warrants  to  Bartech  as  follows:

2.2     Organization.  The  Company  is a corporation duly incorporated, validly
        ------------
existing and in good standing under the laws of its jurisdiction of incorporation.

2.3     Authority.  The  Company  has  full  power and authority (i) to execute,
        ---------
deliver and perform this Agreement, and (ii) to issue the Option Shares upon exercise of the Option by Bartech. All action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of all its obligations under this Agreement and for the issuance of the Option Shares has been taken. This Agreement, when executed and delivered by the Company and the other parties thereto will constitute legally binding and valid obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, moratorium, creditors' rights and other similar laws.

2.4     Validity  of  Option  Shares.  The  Option Shares, when issued, sold and
        ----------------------------
delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws, assuming the accuracy of the representations and warranties of Bartech set forth herein and therein), and free and clear of all liens, encumbrances and restrictions on transfer of every kind and nature whatsoever, other than restrictions on transfer imposed on Bartech under applicable state and federal securities laws and the Stockholders' Agreement dated as of even date herewith among the parties hereto (the "Stockholders' Agreement). The issuance, sale and delivery of the Option Shares is not subject to any preemptive right, right of first refusal or other similar right in favor of any person.

2.5     No  Conflict  with  Other  Instruments.  The  execution,  delivery  and
        --------------------------------------
performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, with or without the passage of time or the giving of notice, or both, (i) any provision of the Company's Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated); (ii) any provision of any judgment, writ, injunction, decree or order to which the Company is a party; (iii) any law, statute, rule or regulation applicable to the Company; or (iv) any contract, agreement or understanding to which the Company is a party or by which any of its properties or assets are bound.

2.6     Government  Consents.  No  consent, approval, order or authorization of,
        --------------------
or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with (i) the execution, delivery and performance of this Agreement or the Purchase Agreement, or (ii) the issuance, sale and delivery of the Option Shares, except for such filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings, if any, will be effected by the Company within the required statutory period.

2.7     No  Defaults  or  Violations.  The  Company  is  not in violation of, in
        ----------------------------
conflict with, in breach of or in default under any term or provision of, and no right of any party to accelerate, terminate, modify or cancel has come into existence under, (i) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the Company is a party;
(iii) any law, statute, rule or regulation applicable to the Company; or (iv) any contract, agreement or understanding to which the Company is a party or by which any of its properties or assets are bound

2.8     Litigation.  There  is  no  action,  suit,  proceeding  or investigation
        ----------
pending or, to the Company's knowledge, currently threatened against the Company.

2.9     Capitalization.  The  authorized  capital  stock  of  the  Company shall
        --------------
consist of a total of 3,000 shares of Common Stock. The Capitalization Table attached hereto as Exhibit B (which Exhibit B shall be updated by the Company
                      ---------
from time to time during the Option Period as necessary to reflect any changes in the Company's capitalization (the "Capitalization Table")) sets forth a complete and correct list of all of the stockholders of the Company and the respective number of shares and percentage interest owned of record by each such stockholder. Except as provided in the Stockholders' Agreement and the Option Agreement, dated as of even date herewith, by and among the Company, Bartech, Bartech Mediterranean Ltd. and Hila International Corp., (i) there are no outstanding warrants, options, conversion or exchange privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company, and (ii) there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company.

2.10     Financial  Statements;  Absence  of Debts and Liabilities.  The Company
         ---------------------------------------------------------
has previously delivered to Bartech true and complete copies of the Company's Financial Statements (as defined in Section 3.6 hereof). All such Financial Statements (i) have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, (ii) are consistent with the books and records of the Company, and (iii) fairly present the financial condition of the Company at the dates and the results of operations for the periods set forth therein. Except as set forth in the Financial Statements, the Company has no debts, liabilities or obligations (including obligations in respect of third party guarantees or indemnities), whether accrued, contingent or otherwise.

2.11     Brokers'  Fees  and  Commissions.  Neither  the  Company nor any of its
         --------------------------------
officers, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement or the Purchase Agreement.

3.     OTHER  AGREEMENTS.
       -----------------

3.1     Covenants  of  the Company.  During the Option Period, the Company shall
        --------------------------
not, without the prior written consent of Bartech, (a) authorize or issue any capital stock or any option, warrant, put, call, note, bond, debenture, or other right exercisable, convertible or exchangeable for the Company's capital stock, (b) take any action relating to the merger, sale, consolidation, dissolution, winding-up, liquidation or similar transaction, in one or more related transactions, involving all or substantially all of the capital stock or assets of the Company, or (c) take any other action which might reasonably be expected to adversely affect the rights of Bartech hereunder.

3.2     No  Rights as Shareholder Bartech shall not be entitled to any rights of
        -------------------------
a stockholder of the Company with respect to any of the Option Shares until such Option Shares have been purchased and sold in accordance with the terms hereof

3.3     Notification.
        ------------
(a)     Notification  of  Certain Events.  In case at any time the Company shall
        --------------------------------
propose to effect an Event, the Company shall give written notice thereof to Bartech, at least 30 days prior to the earlier of (i) the date on which any such Event is expected to become effective, and (ii) the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such Event.

(b)     Notification  of Breach of Representation or Warranty. During the Option
        -----------------------------------------------------
Period, the Company will promptly notify Bartech in writing of any fact or condition that causes or constitutes a breach of any of the Company's representations and warranties contained in Section 2 hereof, or of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the of occurrence of such fact or condition.

(c)     Changes  to  the  Capitalization  Table and Equity Per Share.  If at any
        ------------------------------------------------------------
time during the Option Period the Company shall effect a change in its capitalization by issuing additional shares of capital stock or otherwise, the Company shall promptly deliver to Bartech (i) an updated Capitalization Table to reflect such change in capitalization, and (ii) notice of the new Equity
Per Share amount, together with a statement setting forth the aggregate dollar amount of equity capital contributions then made, and the number of shares outstanding used in calculating such new Equity Per Share amount.

3.4     Taxes.  The  issuance  of  certificates  for shares of Common Stock upon
        -----
exercise of this Option shall be made without charge to Bartech for any tax or other charge in respect of the issuance of such certificates or the Option Shares represented thereby; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of Bartech and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3.5     Reservation  of Shares.  The Company shall at all times reserve and keep
        ----------------------
available out of its authorized and unissued shares of Common Stock, solely for the purpose of providing for the exercise of the right to purchase all Option Shares granted pursuant to this Option, such number of shares of Common Stock as shall,  from  time  to  time,  be  sufficient  therefor.

3.6     Financial  Statements.  During  the  Option  Period,  the Company hereby
        ---------------------
covenants and agrees to deliver to Bartech the following financial statements (the "Financial Statements"):

(a) as soon as available, and in any event within 30 days after the end of each month, a profit and loss statement and key monthly metrics for such monthly accounting period and on a cumulative basis for the fiscal year to date and a balance sheet as at the last day of such monthly accounting period;

(b) as soon as available, and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company as at the end of such period setting forth in the case of each such statement in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, if any;

(c) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company for such fiscal year, and the related consolidated balance sheet of the Company as at the end of such fiscal year, setting forth in the case of each such statement in comparative form the corresponding figures for the preceding fiscal year, if any, and accompanied by an audit report from the Company's independent public accountants.

3.7     Other Information Rights.  During the Option Period, the Company  hereby
        ------------------------
covenants and agrees to deliver to Bartech (a) with reasonable promptness after the date on which the Company first obtains knowledge of such, written notice of all legal or arbitration proceedings, and all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company, which proceeding involves at least $25,000; (b) as soon as available, but in any event within 90 days after commencement of each new fiscal year, a budget consisting of a business plan and projecting financial statements for such fiscal year; and (c) with reasonable promptness, such other notices, information and data as the Company deems material to its business or operations. In addition, the Company shall permit you and your representatives to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested, without interruption of the business of the Company.

4.     INDEMNIFICATION.
       ----------------

4.1     Indemnification  Obligations  of the Company.  The Company agrees to and
        --------------------------------------------
will indemnify, defend and hold Bartech (including for purposes of this Section 4, each officer, director, employee, stockholder, agent and representative of Bartech) harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (hereinafter collectively referred to as "Damages"), imposed upon or incurred by Bartech by reason of or resulting from or arising out of a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

4.2     Third  Party  Claims;  Notification  of  Claims.  Any  party entitled to
        -----------------------------------------------
indemnification pursuant to Section 4.1 hereof (each, an "Indemnified Party") shall (i) provide the Company with prompt notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 4 (collectively, "Third Party Claims") brought at any time following the date hereof, and (ii) provide the Company with notice of all other claims or demands for indemnification pursuant to the provisions of this Section 4; provided, however, that the failure to
                                          --------  -------
provide  timely  notice  shall not affect the indemnification obligations of the
Company except to the extent the Company shall have been materially prejudiced as a result of such failure. In the case of a Third Party Claim, the Indemnified Party shall make available to the Company all relevant information material to  the  defense  of such claim. The Company shall have the right to control the defense of all Third Party Claims with counsel reasonably acceptable to the Indemnified Party, subject to the Indemnified Party's right to participate in the defense; provided, that the Indemnified Party may control such defense at
               --------
the Company's expense in the event (i) of a failure by the Company to assume control of the defense of any Third Party Claim within five days after the Company is notified of such Third Party Claim, (ii) that the defense of the Indemnified Party by the Company would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding, or (c) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Company, and the Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Party which are different from or in addition to those available to the Company. Notwithstanding any assumption of such defense and without limiting the indemnification obligations provided for under this Section 4, the Indemnified Party shall have the right to elect to join or participate in the defense of any Third Party Claim (at its sole expense if the Company is permitted to assume and continue control of the defense and has elected to do so and otherwise at the expense of the Company), and no claim shall be settled or compromised without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

5.     MISCELLANEOUS.
       --------------

5.1     Governing  Law.  This  Agreement  shall  be  governed by the laws of the
        --------------
State  of  New  York.

5.2     Entire  Agreement.  This  Agreement  and  the  other documents delivered
        -----------------
pursuant to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

5.3     Amendments and Waivers.  Except as expressly provided in this Agreement,
        ----------------------
neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

5.4     Headings.  The  titles and subtitles used in this Agreement are used for
        --------
convenience only and are not considered in construing or interpreting this Agreement.

5.5     Construction.  All  pronouns  shall be deemed to refer to the masculine,
        ------------
feminine or neuter, as the identity of the person referred to may require; the singular imports the plural and vice versa.

5.6     Notices.  All  notices  and  other  communications required or permitted
        -------
under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission or otherwise delivered by hand or by messenger, addressed to the parties as follows (or at such other address as any such party shall have furnished to the other parties hereto in writing):

If  to  the  Company:             With  a  Copy  to:

Hotel  Outsource  Services,  Inc.     ________________________________
40  Wall  Street,  Suite  33A     ________________________________
New  York,  New  York  10005      ________________________________
Attention:  Jacob  Ronnel         Attention:________________________
Facsimile:011.9723.516.8577       Facsimile:________________________

If  to  Bartech:                       With  a  Copy  to:

Bartech Systems International, Inc.
251  Najoles Road, Suite A        Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.
Millersville,  Maryland  21108    666  Third  Avenue
Attention:  Daniel  Cohen         New  York,  New  York  10017
Facsimile:  (410)  729-7723       Attention:  Kenneth  R.  Koch,  Esq.
                                  Facsimile:  (212)  983.3115
5.7

5.8 Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after registration or certification thereof, (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed telex or facsimile, on the day sent (if a business day) if sent during normal business hours of the recipient, and if not, then on the next business day.

5.9     No  Third  Party  Beneficiaries.  This  Agreement  shall  not confer any
        -------------------------------
rights or remedies upon any person other than the parties hereto and their permitted successors and assigns.

5.10     Severability.  In  the  event  that  any  provision  of  this Agreement
         ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

5.11     Successors  and  Assigns.  The provisions of this Agreement shall inure
         ------------------------
to the benefit of, and be binding upon, the permitted successors and assigns of the parties to this Agreement. Notwithstanding the foregoing, the Company may not assign this Agreement without the written consent of Bartech, and Bartech may not assign this Agreement or its rights hereunder to any party other than a person or entity that controls, is controlled by, or is under common control with, Bartech.

5.12     Counterparts.  This  Agreement  may  be  executed  in  any  number  of
         ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

5.13     Delays  and Omissions.  Except as expressly provided in this Agreement,
         ---------------------
no delay or omission to exercise any right, power or remedy accruing to the Company or Bartech or their respective successors or assigns, upon any breach or default by another party hereto under this Agreement shall impair any such right, power or remedy of the Company or Bartech or their respective successors or assigns, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; provided, however, that this Section 5.11 shall not be interpreted to extend the date or time for any right, privilege or option beyond that expressly set forth elsewhere in this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

5.14     Further  Assurances.  The  parties agree (a) to furnish upon request to
         -------------------
each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as they other party may reasonable request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
                            {Signature Page Follows.}

5.15 IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

     "COMPANY"          HOTEL  OUTSOURCE  SERVICES,  INC.

                           /s/ Jacob Ronnel and Ariel Almog
                        By:_____________________________
                        Name:  Jacob Ronnel and Ariel Almog
                        Title: CEO                 COO




     "BARTECH"          BARTECH  SYSTEMS  INTERNATIONAL,  INC.

                            /s/ Daniel Cohen
                        By:_____________________________
                        Name: Daniel Cohen
                        Title: President and CEO

                                    EXHIBIT A
                                    FORM OF
                                  OPTION NOTICE
                                                      __________________________
                                                                 Date

Hotel  Outsource  Services,  Inc.
40  Wall  Street,  Suite  33A
New  York,  New  York  10005

Ladies  and  Gentlemen:

     Reference is hereby made to that certain Option Agreement (the "Option Agreement") dated as of __________ ___, 2001, between Hotel Outsource Services, Inc. (the "Company") and Bartech Systems International, Inc. ("Bartech"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Option Agreement.

     Bartech hereby exercises its right to purchase _________ Option Shares covered by the Option Agreement and tenders the Option Payment in the amount of $__________ in accordance with the terms thereof, and request that certificates for such securities be issued in the name of, and delivered to:

               _________________________________________

               _________________________________________

               _________________________________________

               _________________________________________
               (Print  Name,  Address  and  Tax  Identification  No.)


                         Very  truly  yours,

                         BARTECH  SYSTEMS  INTERNATIONAL,  INC.


                         By:  _____________________________
                         Name:
                         Title:

                                    EXHIBIT B
                              CAPITALIZATION TABLE
                            As of __________ __, 2001



Name  of  Stockholder                  Number  of  Shares  of  Common  Stock
-----------------------------         -------------------------------------

Hila  International  Corp.                        700
Bartech  Systems  International,  Inc.            300*

 TOTAL                                          1,000

* Does not include shares issuable upon exercise of the Option Agreement to which this Capitalization Table is attached.

EXHIBIT 10.6

                                OPTION AGREEMENT
                                ----------------

     This OPTION AGREEMENT (this "Agreement"), is made and entered into as of _________ __, 2001, by and among HOTEL OUTSOURCE SERVICES, INC., a Delaware corporation (the "Company"), BARTECH SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Bartech"), BARTECH MEDITERRANEAN LTD., a Delaware corporation ("BarMedit"), BarMedit's wholly-owned subsidiary, HILA INTERNATIONAL CORP., a Delaware corporation ("BarMedit Sub"), and each of the individuals or entities who hereinafter become stockholders of the Company and parties to this Agreement (each an "Additional Stockholder"). The Additional Stockholders, if any, BarMedit Sub, and, if it should hereinafter acquire shares of the Company's Common Stock, par value $.01 (the "Common Stock") and BarMedit, are referred to collectively herein as the "Other Stockholders."

                                    RECITALS:
     WHEREAS, as of the date of this Agreement, BarMedit Sub is the beneficial owner of 700 shares of the Common Stock;

     WHEREAS, concurrently with the execution of this Agreement, Bartech has purchased 300 shares of the Common Stock;

     WHEREAS, Bartech desires to obtain from the Other Stockholders, and the Other Stockholders desire to grant to Bartech, an option to purchase all, but not less than all, of the shares of Common Stock or securities directly or indirectly exercisable or exchangeable for or convertible into Common Stock (collectively, the "Option Shares") now owned or hereinafter acquired by the Other Stockholders.
                                   AGREEMENT:

     NOW,  THEREFORE,  in  consideration  of  $1.00,  the  premises  and  mutual covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.     OPTION.
       ------
1.1     Option.
        ------
(a)     Grant  of  Option.  The  Other  Stockholders hereby grant to Bartech the
        -----------------
right and option (sometimes referred to herein as the "Option") to purchase all, but not less than all, of the Option Shares, at the purchase price set forth in Section 1.1(c) hereof.

(b)     Exercise  Period.  The  Option  evidenced  hereby  shall vest and become
        ----------------
exercisable with respect to all, but not less than all, of the Option Shares on the date that the Minibar Threshold has been reached and shall expire on the 60-month anniversary of the date thereof (the "Option Period"). For purposes of this Agreement, "Minibar Threshold" shall mean the installment of at least

5,000 minibars in United States hotels in connection with outsourcing services to be provided by the Company.

(c)     Purchase  Price.  The  aggregate  purchase  price  payable  to the Other
        ---------------
Stockholders by Bartech in respect of all of the Option Shares shall be the product of (i) the quotient obtained by dividing the number of Option Shares held by all Other Stockholders, by the total number of shares of Common Stock or other securities of the Company then outstanding, and (ii) the Company Valuation. For purposes hereof, the "Company Valuation" shall mean, the greater of (A) the product obtained by multiplying $2,250 by the number of minibars operated or outsourced by the Company as of the date of exercise, and (B) an amount equal to the product obtained by multiplying (x) the Company's net after tax income, determined in accordance with United States generally accepted accounting principals ("GAAP"), for the 12 full months immediately preceding the month in which Bartech exercises the Option, by (y) 15. If there are securities other than Common Stock outstanding and the parties are unable to agree as to how to allocate the purchase price among the Common Stock and such other securities, Bartech shall deposit the purchase price with BarMedit, as escrow agent, the Other Stockholders shall be responsible for settling the allocation among themselves, and Bartech shall have no further obligation with respect to such allocation.

1.2     Manner  of  Exercise.
        --------------------
(a)     Notice  of  Intent.  At  any  time during the Option Period, Bartech may
        ------------------
deliver to the Company and each Other Stockholder written notice of Bartech's intention to exercise the Option, substantially in the form annexed hereto as Exhibit A (the "Notice of Intent"). Promptly upon receipt of the Notice of
----------
Intent and, in any event within ten days thereafter, the Company and each Other Stockholder shall jointly furnish to Bartech (i) copies of the Company's then Current Financial Statements (as hereinafter defined), and (ii) a certificate (a "Certificate"), executed by an executive officer of the Company and each Other Stockholder, certifying (x) that the representations and warranties contained in Section 2 and Section 3 of this Agreement, are true and correct as of the date thereof or setting forth in reasonable detail any amendments or modifications thereof, including any amendments or modifications to the Schedules (as hereinafter defined), and (y) as to the number of minibars operated or outsourced by the Company as of the date thereof and the amount of the Company's net after tax income, determined in accordance with GAAP, for the immediately preceding 12 months. As used herein, "Current Financial Statements" shall mean (i) a balance sheet of the Company as of the most recent quarter and fiscal year then ended and statements of income, cash flows and changes in stockholders' equity for the quarter and fiscal year then ended (which shall be audited in the case of fiscal year end statements), and (ii) a balance sheet of the Company as of the most recent practicable date. The Notice of Intent shall not obligate Bartech to exercise the Option (which can only be exercised by the Option Notice (as defined below)).

(b)     Exercise  of Option.  The Option may be exercised by Bartech at any time
        -------------------
during the Option Period by delivery to the Company and each Other Stockholder of written notice of same, substantially in the form of Exhibit B to this
                                                               ---------
Agreement (the "Option Notice"). Promptly after receipt of such Option Notice, Bartech and the Other Stockholders will jointly and in good faith work expeditiously to (i) execute and deliver a Purchase Agreement, substantially in the form annexed hereto as Exhibit C to this Agreement (the "Purchase
                                ----------

Agreement"), and (ii) consummate the transactions contemplated by the Purchase Agreement as soon as reasonably practicable, and in any event within 30 days following the effective date of the Option Notice.

2.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.
       --------------------------------------------------

2.1 The Company and each of the Other Stockholders, jointly and severally, represent and warrants to Bartech as follows:

2.2     Organization.  The  Company  is a corporation duly incorporated, validly
        ------------
existing and in good standing under the laws of its jurisdiction of incorporation.

2.3     Authority.  The Company has full power and authority to execute, deliver
        ---------
     and perform this Agreement. All action on the part of the Company and its officers, directors, and stockholders, necessary for the authorization, execution, delivery and performance by the Company of all its obligations under this Agreement has been taken. This Agreement and the Purchase Agreement, when executed and delivered by the Company and the other parties thereto, will constitute legally binding and valid obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, moratorium, creditors' rights and other similar laws.

2.4     No  Conflict.  The execution, delivery and performance by the Company of
        ------------
this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, with or without the passage of time or the giving of notice, or both, (i) any provision of the Company's Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated); (ii) any provision of any judgment, writ, injunction, decree or order to which the Company is bound; (iii) any law, statute, rule or regulation applicable to the Company; or (iv) any contract, agreement or understanding to which the Company is a party or by which any of its properties or assets are bound.

2.5     Government  Consents.  No  consent, approval, order or authorization of,
        --------------------
or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement.

2.6     Litigation.  There  is  no  action,  suit,  proceeding  or investigation
        ----------
pending or, to the knowledge of the Company, currently threatened against the Company.

2.7     Additional Representations and Warranties.  Attached hereto as Exhibit D
        -----------------------------------------                      ---------
are all the Schedules (the "Schedules") to the Purchase Agreement completed as if the Purchase Agreement were executed as of the date hereof. The representations and warranties of each Other Stockholder contained in Article 3 thereof, as modified by Exhibit D, are true and correct as of the date hereof.

3.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  OTHER  STOCKHOLDERS
       --------------------------------------------------------------
     Each of the Other Stockholders, severally and not jointly, represent and warrant to Bartech, with respect to himself, herself or itself only, as follows:

3.1     Organization.  If  such Other Stockholder is a corporation, partnership,
        ------------
limited liability company or other entity, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2     Authority.  Such  Other  Stockholder  has  full  power  and authority to
        ---------
execute, deliver and perform this Agreement and the Purchase Agreement. If such Other Stockholder is a corporation, partnership, limited liability company or other entity, all action on the part of such Other Stockholder and its officers, directors, stockholders, partners and members, necessary for the authorization, execution, delivery and performance by such Other Stockholder of all its obligations under this Agreement and the Purchase Agreement has been taken. This Agreement and the Purchase Agreement, when executed and delivered by such Other Stockholder and the other parties thereto will constitute legally binding and valid obligations of such Other Stockholder, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, moratorium, creditors' rights and other similar laws.

3.3     No  Conflict.  The  execution,  delivery  and  performance by such Other
        ------------
Stockholder of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, with or without the passage of time or the giving of notice, or both, (i) any provision of the constituent documents of such Other Stockholder, including such Other Stockholder's certificate of incorporation, bylaws, partnership agreement, operating agreement or other governing document, as applicable (each as may have been amended, supplemented or restated); (ii) any provision of any judgment, writ, injunction, decree or order to which such Other Stockholder is bound;
(iii) any law, statute, rule or regulation applicable to such Other Stockholder; or (v) any contract, agreement or understanding to which such Other Stockholder is a party or by which any of its properties or assets are bound.

3.4     Governmental Consents.  No consent, approval, order or authorization of,
        ---------------------
or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of such Other Stockholder is required in connection with the execution, delivery and performance of this Agreement or the Purchase Agreement.

3.5     Litigation.  There  is  no  action,  suit,  proceeding  or investigation
        ----------
pending or, to the knowledge of such Other Stockholder, currently threatened against such Other Stockholder which questions the validity of this Agreement or the Purchase Agreement or such Other Stockholder's right to enter into any such agreements or to consummate the transactions contemplated hereby and thereby.

4.     OTHER  AGREEMENTS.
       -----------------

4.1     Covenants  of  the Company.  During the Option Period, the Company shall
        --------------------------
not, and no Other Stockholders shall cause or permit the Company to, without the prior written consent of Bartech, (a) authorize or issue any capital stock or any option, warrant, put, call, note, bond, debenture, or other right exercisable, convertible or exchangeable for the Company's capital stock, (b) take any action relating to the merger, sale, consolidation, dissolution, winding-up, liquidation or similar transaction, in one or more related transactions, involving all or substantially all of the capital stock or assets of the Company, or (c) take any other action which might reasonably be expected to adversely affect the rights of Bartech hereunder.

4.2     Covenants  Relating  to the Option Shares.  During the Option Period, no
        -----------------------------------------
Other Stockholder will sell, assign, gift, transfer, pledge, encumber, grant any right in or otherwise dispose of (each a "Transfer") any of the Option Shares potentially subject to purchase and sale hereunder, or any portion thereof, or agree to do any of the foregoing without Bartech's prior written consent. Each certificate or other instrument evidencing an Option Share shall bear a legend to the effect that it is subject to this Agreement.

4.3     No  Rights as Shareholder Bartech shall not be entitled to any rights of
        -------------------------
a stockholder of the Company with respect to any of the Option Shares until such Option Shares have been purchased and sold in accordance with the terms hereof.

4.4     Reclassifications, Mergers, etc.  In case of any (i) reclassification or
        -------------------------------
change of the Company's capitalization (other than a change resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company), (ii) merger or consolidation of the Company with or into any other corporation or other entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation),
(iii) sale, lease or conveyance to another corporation or other entity of the property and assets of any nature of the Company as an entirety or substantially as an entirety, or (iv) liquidation, dissolution or other winding-up of the Company (any such case, an "Event") which has been consented to by Bartech in accordance with Section 4.1 hereof, this Option shall thereafter be exercisable for the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such Event by a holder of the number of Common Shares for which this Option might have been exercised or converted immediately prior to such Event. The Company shall not effect, and the Other Stockholders shall not cause or permit the Company to effect, any such Event unless all necessary steps shall have been taken to ensure that Bartech shall thereafter be entitled to receive the kind and amount of shares of stock and other securities, property, cash, or any combination thereof which Bartech shall be entitled in accordance with this Section 4.4.

4.5     Notification  of  Certain  Events.  During  the  Option  Period,  if the
        ---------------------------------
Company shall propose to effect an Event, the Company shall, and each Other Stockholder shall cause the Company to, give written notice thereof to Bartech, at least 30 days prior to the earlier of (i) the date on which any such Event is expected to become effective, and (ii) the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such Event.

4.6     Financial  Statements.  During  the  Option  Period,  the Company hereby
        ---------------------
covenants and agrees, and each Other Stockholder covenants and agrees to cause the Company, to deliver to Bartech the following financial statements (the "Financial Statements"):

     (a) as soon as available, and in any event within 30 days after the end of each month, a profit and loss statement and key monthly metrics for such monthly accounting period and on a cumulative basis for the fiscal year to date and a balance sheet as at the last day of such monthly accounting period;

     (b) as soon as available, and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company as at the end of such period setting forth in the case of each such statement in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, if any;

     (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company for such fiscal year, and the related consolidated balance sheet of the Company as at the end of such fiscal year, setting forth in the case of each such statement in comparative form the corresponding figures for the preceding fiscal year, if any, and accompanied by an audit report from the Company's independent public accountants.

4.7     Other  Information Rights.  During the Option Period, the Company hereby
        -------------------------
covenants and agrees, and each Other Stockholder hereby covenants and agrees to cause the Company, to deliver to Bartech (a) with reasonable promptness after the date on which the Company or any Other Stockholder first obtains knowledge of such, written notice of all legal or arbitration proceedings, and all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Company, which proceeding involves at least $25,000; (b) as soon as available, but in any event within 90 days after commencement of each new fiscal year, a budget consisting of a business plan and projecting financial statements for such fiscal year; and (c) with reasonable promptness, such other notices, information and data as the Company or any such Other Stockholder deems material to the Company's business or operations. In addition, Bartech and its representatives shall be permitted to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested, without interruption of the business of the Company.

4.8     Updated  Representations  and Warranties.  On each six-month anniversary
        ----------------------------------------
of the date of this Agreement, the Company and the Other Stockholders shall jointly furnish Bartech with any amendments or modifications to the Schedules, such amendments and modifications to be set forth in reasonable detail.

4.9     Additional  Other  Stockholders.  The Company and each Other Stockholder
        -------------------------------
agrees that, during the Option Period, unless Bartech consents to the contrary, the Company will cause, and each Other Stockholder will use its best efforts to cause, each Person who acquires shares of the Company's Common Stock to enter into this Agreement and thereby to be bound by the terms hereof, all by execution of an instrument of accession substantially in the form annexed hereto as  Exhibit  E.  Any  such  person so entering into this Agreement shall be
         ----------
deemed  to  be  an  Other  Stockholder  for  purposes  of  this  Agreement.

5.     INDEMNIFICATION.
       ----------------

5.1     Indemnification  Obligations of the Company.  The Company and each Other
        -------------------------------------------
Stockholder, jointly and severally, agrees to and will indemnify, defend and hold Bartech (including for purposes of this Section 5, each officer, director, employee, stockholder, agent and representative of Bartech) harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (hereinafter collectively referred to as "Damages"), imposed upon or incurred by Bartech by reason of or resulting from or arising out of a breach of any representation, warranty, covenant or agreement of the Company or any Other Stockholder contained in this Agreement.

5.2     Third  Party  Claims;  Notification  of  Claims.  Any  party entitled to
        -----------------------------------------------
indemnification pursuant to Section 5.1 hereof (each, an "Indemnified Party") shall (i) provide the Company and each Other Stockholder with prompt notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 5 (collectively, "Third Party Claims") brought at any time following the date hereof, and (ii) provide the Company and each Other Stockholder with notice of all other claims or demands for indemnification pursuant to the provisions of this Section 4; provided, however, that the failure to provide timely notice shall not affect
   -----   -------
the indemnification obligations of the Company or any Other Stockholders except to the extent the Company or such Other Stockholder shall have been materially prejudiced as a result of such failure. In the case of a Third Party Claim, the Indemnified Party shall make available to the Company all relevant information material to the defense of such claim. The Company shall have the right to control the defense of all Third Party Claims with counsel reasonably acceptable to the Indemnified Party, subject to the Indemnified Party's right to participate in the defense; provided, that the Indemnified Party may control
                                --------
such defense at the Company and Other Stockholders' expense in the event (i) of a failure by the Company to assume control of the defense of any Third Party Claim within five days after the Company is notified of such Third Party Claim,
(ii) that the defense of the Indemnified Party by the Company would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding, or (c) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Company or any Other Stockholder, and the Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Party which are different from or in addition to those available to the Company and/or any Other Stockholder. Notwithstanding any assumption of such defense and without limiting the indemnification obligations provided for under this Section 5, the Indemnified Party shall have the right to elect to join or participate in the defense of any Third Party Claim (at its sole expense if the Company is permitted to assume and continue control of the defense and has elected to do so and otherwise at the expense of the Company and the Other Stockholders), and no claim shall be settled or compromised without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

6.     MISCELLANEOUS.
       --------------
6.1     Governing  Law.  This  Agreement  shall  be  governed by the laws of the
        --------------
State  of  New  York.

6.2     Entire  Agreement.  This  Agreement  and  the  other documents delivered
        -----------------
pursuant to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

6.3     Amendments and Waivers.  Except as expressly provided in this Agreement,
        ----------------------
neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.4     Headings.  The  titles and subtitles used in this Agreement are used for
        --------
convenience only and are not considered in construing or interpreting this Agreement.

6.5     Construction.  All  pronouns  shall be deemed to refer to the masculine,
        ------------
feminine or neuter, as the identity of the person referred to may require; the singular imports the plural and vice versa.

6.6     Notices.  All  notices  and  other  communications required or permitted
        -------
under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission or otherwise delivered by hand or by messenger, addressed to the parties as follows (or at such other address as any such party shall have furnished to the other parties hereto in writing):

If  to  the  Company:                 With  a  Copy  to:
Hotel  Outsource  Services,  Inc.     ________________________________
40  Wall  Street,  Suite  33A         ________________________________
New  York,  New  York  10005          ________________________________
Attention:  Jacob  Ronnel             Attention:________________________
Facsimile:  011-9723-516-8577         Facsimile:________________________

    If  to  Bartech:                  With  a  Copy  to:
                                      Mintz  Levin  Cohn  Ferris  Glovsky
Bartech  Systems  International,  Inc.      and  Popeo,  P.C.
251  Najoles  Road,  Suite  A         666  Third  Avenue
Millersviell,  Maryland  21108        New  York,  New  York  10017
Attention:  Daniel  Cohen             Attention:  Kenneth  R.  Koch,  Esq.
Facsimile:  (410)  729-7723           Facsimile:  (212)  983-3115

If  to  BarMedit:                     With  a  Copy  to:

Bartech  Mediterranean  Ltd.
Trade  Tower  Building               _______________________________
Hammered  25                         _______________________________
Tel-Aviv  61500                      _______________________________
Israel                               _______________________________
Attention:  Jacob  Ronnel             Attention:____________________
Facsimile:  011-9723-516-8577         Facsimile:____________________

If  to  BarMedit  Sub:                With  a  Copy  to:
Hila  International  Corp.            ______________________________
63  Wall  Street,  Suite  1801        ______________________________
New  York,  New  York  10005          ______________________________
Attention:  Jacob  Ronnel             Attention:____________________
Facsimile:  011-9723-516-8577         Facsimile:____________________

If  to  any  Other  Stockholder:     With  a  Copy  to:

To  the  address set forth on        Such other person
the Instrument of Accession.         as  listed  on  the  Instrument
                                     of  Accession.

6.7 Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after registration or certification thereof, (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed telex or facsimile, on the day sent (if a business day) if sent during normal business hours of the recipient, and if not, then on the next business day.

6.8     No  Third  Party  Beneficiaries.  This  Agreement  shall  not confer any
        -------------------------------
rights or remedies upon any person other than the parties hereto and their permitted successors and assigns.

6.9     Severability.  In the event that any provision of this Agreement becomes
        ------------
or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

6.10     Successors  and  Assigns.  The provisions of this Agreement shall inure
         ------------------------
to the benefit of, and be binding upon, the permitted successors and assigns of the parties to this Agreement. Notwithstanding the foregoing, neither Company nor any Other Stockholder may assign this Agreement without the written consent of Bartech, and Bartech may not assign this Agreement or its rights hereunder to any party other than a person or entity that controls, is controlled by, or is under common control with, Bartech.

6.11     Counterparts.  This  Agreement  may  be  executed  in  any  number  of
         ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

6.12     Delays  and Omissions.  Except as expressly provided in this Agreement,
         ---------------------
no delay or omission to exercise any right, power or remedy accruing any party hereto or their respective successors or assigns, upon any breach or default by another party hereto under this Agreement shall impair any such right, power or remedy of such first party or their respective successors or assigns, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of a waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; provided, however, that this Section 6.11 shall not be interpreted to extend the date or time for any right, privilege or option beyond that expressly set forth elsewhere in this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

6.13     Further  Assurances.  The  parties agree (a) to furnish upon request to
         -------------------
each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as they other party may reasonable request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
                            {Signature Page Follows.}

6.14 IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

                              HOTEL  OUTSOURCE  SERVICES,  INC.
                                 /s/ Jacob Ronnel and Ariel Almog
                              By:_____________________________
                              Name: /s/ Jacob Ronnel and Ariel Almog
                              Title:    CEO               COO
                              BARTECH  SYSTEMS  INTERNATIONAL,
                              INC.
                                   /s/ Daniel Cohen
                              By:_____________________________
                              Name:  Daniel Cohen
                              Title: President and CEO
                              BARTECH  MEDITERRANEAN  LTD.
                                /s/ Jacob Ronnel and Ariel Almog
                              By:_____________________________
                              Name: /s/ Jacob Ronnel and Ariel Almog
                              Title:      Director        Director
                              HILA  INTERNATIONAL  CORP.
                                /s/ Jacob Ronnel and Ariel Almog
                              By:_____________________________
                              Name: /s/ Jacob Ronnel and Ariel Almog
                              Title:      Director        Director

                                    EXHIBIT A
                                     FORM OF
                                NOTICE OF INTENT

                                                      __________________________
                                                                Date

Hotel  Outsource  Services,  Inc.
[Address]
[Address]
[OTHER  STOCKHOLDERS]
[Address]
[Address]

Ladies  and  Gentlemen:

     Reference is hereby made to that certain Option Agreement (the "Option Agreement"), dated as of __________ ___, 2001, between you and Bartech Systems International, Inc. ("Bartech"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Option Agreement.

     You are hereby notified that, pursuant to Section 1.2 of the Option Agreement, Bartech intends to exercise the Option and is initiating the procedures set forth and defined in Section 1.2 of the Option Agreement. Accordingly, please deliver to Bartech the Financial Statements and the Company's Certificate pursuant to and as required by Section 1.2.

                              Very  truly  yours,

                              BARTECH  SYSTEMS  INTERNATIONAL,  INC.


                              By:  _____________________________
                                  Name:
                                  Title:

                                    EXHIBIT B
                                    FORM OF
                                  OPTION NOTICE
                                                      __________________________
                                                                  Date

Hotel  Outsource  Services,  Inc.
[Address]
[Address]
[OTHER  STOCKHOLDERS]
[Address]
[Address]

Ladies  and  Gentlemen:

     Reference is hereby made to that certain Option Agreement (the "Option Agreement") dated as of __________ ___, 2001, between you and Bartech Systems International, Inc. ("Bartech"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Option Agreement.

     Bartech hereby exercises its right to purchase all of the Option Shares covered by the Option Agreement and in accordance with Section 1.2(b) thereof, requests that you exercise and deliver to Bartech, the Purchase Agreement, together with all Schedules thereto, and otherwise comply with the requirements of the Option Agreement in accordance with the terms and provisions set forth therein.

                             Very  truly  yours,

                             BARTECH  SYSTEMS  INTERNATIONAL,  INC.


                             By:  _____________________________
                             Name:
                            Title:

                                    EXHIBIT C
                           FORM OF PURCHASE AGREEMENT

                                (TO BE ATTACHED)

                                    EXHIBIT D
                             INSTRUMENT OF ACCESSION


This Instrument of Accession (this "Instrument of Accession") is executed pursuant to the terms of the Option Agreement by and among Hotel Outsource Services, Inc., Bartech Systems International, Inc., and certain others parties thereto, dated as of __________ ___, 2001 (as amended, supplemented or restated, the "Option Agreement"), a copy of which is attached hereto, by the undersigned. By executing this instrument of Accession, the undersigned agrees as follows:

1.  Acknowledgment.  The  undersigned  acknowledges  receipt  of  the  Option
    --------------
Agreement and that the undersigned is acquiring _________ shares of the common stock of Hotel Outsource Services, Inc., subject to the terms and conditions of the Option Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Option Agreement.

2.  Agreement.  The  undersigned  agrees  to be bound by the terms of the Option
    ---------
Agreement as an "Other Stockholder" with the same force and effect as if the undersigned were originally a party thereto.

3.  Notice.  Any  notice  required or permitted by the Option Agreement shall be
    ------
given to the undersigned at the address listed below the undersigned's signature.

Agreed this ____ day of _______, 20___.          _______________________________
                                                  {Print  Name}

Address  for  Notice  Purposes:
                                                 _______________________________
_________________________________          {Signature  and Title, if applicable}
_________________________________
_________________________________

With  a  Copy  to:
_________________________________
_________________________________

EXHIBIT 10.7


                                CREDIT AGREEMENT

                                     BETWEEN

                            BANK LEUMI USA, AS LENDER

                                       AND

                   HOTEL OUTSOURCE SERVICES, INC., AS BORROWER






                                                           Dated: July    , 2002

                                TABLE OF CONTENTS


                                                       Page

SECTION     1.     DEFINITIONS                          1
SECTION     2.     FINANCING                            4

     2.1          Term  Loan                            4
     2.2          Interest                              4

                  2.2.1  Rate                           4
                       2.2.2  Overdue  Payments              4

     2.3          Prepayment                            4
     2.4          Manner  of  Payments                  4
     2.5          Security                              5

                  2.5.1  Security  Agreement            5
                  2.5.2  Guarantee                      5

SECTION     3.     CONDITIONS  PRECEDENT                5

     3.1.          Evidence  of  Corporate  Action      5
     3.2.          Representations  and  Warranties     6
     3.3.          Borrower's  Obligations              6
     3.4.          Opinion                              6
     3.5          Event  of  Default                    6

SECTION     4.     REPRESENTATIONS  AND  WARRANTIES     6

     4.1          Organization                          6

                  4.1.1  Borrower's  Corporate
                         Existence and Good  Standing   6
                  4.1.2  Organization  Chart            6
                  4.1.3  Corporate  Existence  and
                         Good  Standing                 6

     4.2          Authority                             7

                  4.2.1   Borrower's  Authority         7
                  4.2.2   Guarantor's  Authority        7

     4.3          No  Conflicts                         7
     4.4          Compliance  and  Other  Agreements    8

                  4.4.1  Agreements,  etc.              8
                  4.4.2  Orders,  etc.                  8
                  4.4.3  Agreements,  Etc.              8

     4.5          ERISA                                 8
     4.6          Investment  Company                   9
     4.7          Approvals  and  Consents              9
     4.8          Regulation  U,  etc                   9
     4.9          Financial  Statements                 9
     4.10          Taxes                                10
     4.11          Title  to  Properties/Priority
                   of Liens                             10

                  4.11.1  Title                         10
                  4.11.2  Security  Interest            10

     4.12          Litigation                           10
     4.13          Insurance                            10
     4.14          Disclosure                           11
     4.15          No  Event  of  Default               11
     4.16          Use  of  Proceeds                    11
     4.17          Hyatt  Agreement                     11

SECTION  5.          AFFIRMATIVE  COVENANTS             11
     5.1          Preservation  of  Existence           11
     5.2          Maintenance  of  Properties;
                  Insurance                             11

               5.2.1  Properties                        11
               5.2.2  Insurance                         12

     5.3          Payment  of  Taxes                    12
     5.4          Accounting;  Financial Statements and
                  Other Information                     12

               5.4.1  Quarterly  Financial  Reports     12
               5.4.2  Annual  Financial  Reports        13
               5.4.3  Reports                           13
               5.4.4  Hyatt  Agreement  Reports         13
               5.4.5  Other  Information                13

     5.5          Compliance                            13
     5.6          ERISA                                 13
     5.7          Payment  of  Indebtedness             14
     5.8          Notification  to  Bank                14
     5.9          Further  Assurances                   14
     5.10          Inspection                           15
     5.11          Stock  Ownership                     15

SECTION  6.          NEGATIVE  COVENANTS                15

     6.1          Limitation  on  Liens                 15
     6.2          Mergers  and  Consolidations          15
     6.3          Change  in  Business                  16
     6.4          Transfer  of  Assets                  16
     6.5          No  Pre-Payments                      16
     6.6          Guarantees  to  Others                16
     6.7          Change  in  Fiscal  Year              16
     6.8          Change  in  Lock  Box                 16

SECTION  7.          EVENTS  OF  DEFAULT/REMEDIES       16

               7.1.1  Principal  or  Interest           16
               7.1.2  Obligations                       16
               7.1.3  Certain  Covenants                16
               7.1.4  Other  Covenant                   17
               7.1.5  Representations                   17
               7.1.6  Voluntary  Insolvency
                      Proceedings                       17
               7.1.7  Involuntary  Insolvency
                      Proceedings                       17
               7.1.8  Divestiture  of  Assets           17
               7.1.9  Judgments                         18
              7.1.10  Other  Defaults                   18
              7.1.11  ERISA                             18
              7.1.12  Levies                            18
              7.1.13  Hyatt  Agreement                  19

     7.2          Remedies                              19

SECTION  8.          MISCELLANEOUS                      19

     8.1          Expenses                              19
     8.2          Survival  of  Agreement               20
     8.3          No  Waiver;  Cumulative  Remedies     20
     8.4          Notices                               20
     8.5          Amendments  and  Waivers              21
     8.6          Applicable  Law                       21
     8.7          Successors                            21
     8.8          Partial  Invalidity                   22
     8.9          Headings                              22
     8.10          Waiver  of  Jury  Trial              22
     8.11          Jurisdiction;  Serviced  of  Process 22
     8.12          Conflicts                            22

EXHIBITS  AND  SCHEDULES

Exhibit  A  -  Form  of  Note
Exhibit  B  -  Organization  Chart

     CREDIT AGREEMENT, dated July , 2002, between HOTEL OUTSOURCE SERVICES, INC., a Delaware corporation having an office at 40 Wall Street, New York, New York (the "Borrower"), and BANK LEUMI USA, a New York banking corpora-tion having an office at 562 Fifth Avenue, New York, New York (the "Bank").

                                 R E C I T A L:
                                 -------------

     The Bank has agreed to enter into this Credit Agreement with the Borrower, and subject to the terms and conditions herein set forth, to make a term loan to the Borrower in the principal amount of $550,000 (the "Term Loan").

     NOW,  THEREFORE,  IT  IS  AGREED:

     SECTION     1.  DEFINITIONS  As  used  in this Agreement and the Finan-cing
                     -----------
Agree-ments, the following terms shall have the following meanings unless the context otherwise requires:

          "Affiliate"  means  and  includes  any  Person  (i)  which directly or
           ---------
indirectly controls, or is controlled by, or is under common control with the Borrower; (ii) which directly or indirectly beneficially owns or holds fifty percent (50%) or more of any voting stock of either the Borrower or of any Guarantor, or (iii) fifty percent (50%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or one of its Affiliates. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit Agreement, as the same may be amended or
           ---------
supple-mented  from  time  to  time.

          "Bank"  means  Bank  Leumi  USA,  a  New  York  banking  corporation.
           ----

          "Bartech  Mediterranean"  means Bartech Mediterranean Ltd., an Israeli
           ----------------------
corporation.

          "Bartech  Systems"  means  Bartech  Systems  International,  Inc.,  a
           ----------------
Delaware  corporation.

          "Borrower"  means  Hotel  Outsource  Services,  Inc.,  a  Delaware
           --------
corporation.

          "Business  Day"  means  any  day  other than (i) a Saturday, Sunday or
           -------------
other day on which commercial banks in New York, New York are authorized or required to close under the laws of the State of New York, and (ii) any day on which commercial banks in London are not open for dealing in dollar deposits in the London Interbank Market.

          "Collateral"  means the property of the Borrower in which the Bank has
           ----------
been,  or  shall  hereafter  be,  granted  a  lien  or security interest under a

Secur-ity Agreement. Such property shall include, without limitation, all of the Borrower's now owned or existing and hereafter aris-ing or acquired (i) equipment and goods located at the Hyatt Regency Hotel, San Francisco, California, or used or intended for use by the Borrower in performing its obligations pursuant to the Hyatt Agreement, (ii) all accounts (includ-ing accounts receivable), contract rights and general intangi-bles of the Borrower arising out of the Hyatt Agreement, or its performance by the Borrower, (iii) all instru-ments, documents and chattel paper of the Borrower arising out of the Hyatt Agreement, or its performance; and (iv) the proceeds of all of the foregoing.

          "ERISA"  means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations and published interpretations thereof.

          "ERISA  Affiliate"  means  any  trade  or  business  (whether  or  not
           ----------------
incorporated) which together with the Borrower would be treated as a single employer under Section 4001 (b)(1) of ERISA.

          "Financing  Agreements"  means  the  follow-ing  agree-ments  and
           ---------------------
instruments (as such agreements and instru-ments may be hereafter amended or supplemented): (i) the Security Agreement, (ii) the Note, (iii) each Guaranty, and (iv) any other agreements or other collateral documents delivered to the Bank in connection with the Obligations, whether or not pursuant to this Agreement.

          "GAAP"  means  (i)  for  the  Borrower  generally accepted account-ing
           ----
prin-ciples as used by the United States Financial Accounting Standards Board, as in effect from time to time, consistently applied, and (ii) for the Guarantor generally accepted accounting principals as used in Israel as in effect from time to time, consistently applied.

          "Guarantor"  and  "Guarantors"shall mean respectively, each of Bartech
           ---------         ----------
Mediterranean and Bartech Systems and both Bartech Mediterranean and Bartech Systems.

          "Guaranty"  shall  have the meaning set forth in Section 2.5.2 of this
           --------
Agreement.

          "Hyatt  Agreement"  means  the  Installation  and  Outsource Operation
           ----------------
Agreement, executed by the Borrower on February 13, 2002, between the Borrower and Hyatt Corporation.

          "Knowledge"  whether  with  an  initial  upper or lower case means the
           ---------
knowledge of any senior executive of the Borrower, including but not limited to, its Chief Financial Officer.

          "Multiemployer  Plan"  means a Plan described in Section 4001(a)(3) of
           -------------------
ERISA  which  covers  employees  of the Borrower or any of its ERISA Affiliates.

          "Note"  means  the  promissory  note  evidencing  the  Term  Loan.
           ----

          "Obligations"  means  collectively the Term Loan and any fees, charges
           -----------
or other financial obligations of the Borrower, either Guarantor or any of their Affiliates to the Bank pursuant to this Agreement, any of the Financing Agreements, or any other agreement with the Bank.

          "Person"  means  an  individual,  partner-ship,  joint  venture, firm,
           ------
corporation,  trust,  charitable institu-tion or other business or legal entity.

          "PBGC"  means  the Pension Benefit Guaranty Corpo-ration or any entity
           ----
succeeding  to  any  or  all  of  its  functions  under  ERISA.

          "Plan"  means  any  plan  established,  maintained  or  to  which
           ----
contributions have been made by the Borrower or any of its ERISA Affiliates, and
           -
which  is  subject  to  Title  IV  of  ERISA.

          "Prohibited  Transaction"  means any transaction of the type set forth
           -----------------------
in Section 406 of ERISA, and not exempt under Section 408 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

          "Reportable  Event"  means any of the events set forth in Section 4043
           -----------------
of ERISA, if such event reasonably may result in a liability of the Borrower to the Plan or the PBGC.

          "Security  Agreement"  shall  have  the  meaning set forth in Sections
           -------------------
2.5.1  of  this  Agreement.

          "Term  Loan"  shall  have  the  meaning  defined  in  the  Recital.
           ----------

     SECTION  2.  FINANCING.
                  ---------

     2. Subject to and upon the terms and conditions set forth in this Agreement and the Financing Agreements, the Bank hereby agrees to make a Term Loan to the Borrower as follows:

          2.1     Term  Loan.  Concurrently  the Bank is making the Term Loan to
                  ----------
the Borrower in the principal amount of $550,000, The Term Loan will mature on October 1, 2007. Concurrently with the execution and delivery of this Agreement, the Borrower is evidencing its obligation to pay the principal of, and interest on, the Term Loan by executing and delivering a term note in the form of Exhibit A annexed (the "Note") to the Bank in the principal sum of $550,000. The Term Loan shall be repaid unless payment is accelerated as provided in this Agreement or the Note, in sixty (60) consecutive monthly installments of principal, the first fifty-nine (59) each in the amount of $9,167 and the sixtieth in the amount of $9,147, commencing October 1, 2002.

          2.2     Interest.
                  --------

               2.2.1  Rate.  Except  as  otherwise expressly provided in Section
                      ----
2.2, the Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Term Loan at the rate of ten (10%) percent per annum. Interest shall be payable monthly in arrears together with each payment of principal.

               2.2.2  Overdue  Payments.  If  any  payment of principal (whether
                      -----------------
due at maturity, upon acceleration or otherwise), interest or other fees or charges payable by the Borrower hereunder, or under any of the Financing Agreements, shall not be paid when due, the Borrower will pay interest on the overdue payment for the period for which it is overdue, on demand, at three percent (3%) per annum in excess of the then interest rate otherwise payable pursuant to this Agreement, but in no event in excess of the maximum rate permitted by applicable law.

          2.3     Prepayment.  The Borrower may, upon at least five (5) Business
                  ----------
Days' notice to the Bank, prepay the Term Loan, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount which is not less than $25,000.

          2.4     Manner  of  Payments.  All payments required to be made by the
                  --------------------
Borrower hereunder on account of principal, interest or fees shall be made in lawful money of the United States, in immediately available funds, at the office of the Bank at 562 Fifth Avenue, New York, New York 10036 or at such other place as the holder of the Note shall specify in writing. Whenever any payment hereunder, or under any of the Financing Agreements, becomes due on a day on which the Bank is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding Business Day, and such extension of time shall be included in the computation of interest. The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, on any date on which a payment is due hereunder, or under any of the Financing Agreements, in an amount equal to any unpaid portion of such payment.

          2.5     Security.
                  --------

               2.5.1  Security  Agreement.  Concurrently  with the execution and
                      -------------------
delivery of this Agreement, the Borrower is (i) granting a valid perfected first priority security interest to the Bank in the Collateral, to secure payment by the Borrower of all of its Obligations to the Bank, by executing and delivering to the Bank a security agreement, dated as of even date herewith (the "Security Agreement"), and (ii) entering into an agreement with Hyatt Corporation pursuant to which all payments to be made to the Borrower pursuant to the Hyatt Agreement shall be paid to a "lock box" maintained at the Bank.
               2.5.2  Guarantee.  Concurrently  with  the execution and delivery
                      ---------
of this Agreement, each of the Guarantors is guaranteeing payment of all of the Obligations of the Borrower to the Bank, to the extent herein provided, by executing and delivering to the Bank a Guarantee, dated as of even date herewith (each a "Guaranty"). The Guaranty of Bartech Mediterranean shall be limited to payment of seventy (70%) percent of the Obligations and the Guaranty of Bartech Systems shall be limited to payment of thirty (30%) percent of the Obligations.

     SECTION  3.  CONDITIONS  PRECEDENT.  The  obligation of the Bank to execute
                  ---------------------
and deliver this Agreement, and to make the Term Loan, is subject to the conditions precedent that:

          3.1.  Evidence  of Corporate Action.  The Bank shall have received (i)
                -----------------------------
a Certificate of Good Standing from the Secretary of State of Delaware, listing all charter documents of the Borrower on file; (ii) a Certificate of an authorized officer of the Borrower certifying (a) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and such Financing Agreements as to which it is a party, (b) the incumbency and specimen signature of each officer of the Borrower executing the said documents, and a certification by another officer thereof as to the incumbency and signature of the authorized officer, (iii) copies of the Certificate of Incorporation and By-Laws of the Borrower, each as amended to date, certified as complete and correct by its Secretary, and (iv) such other documents as the Bank or its counsel may reasonably request, in order that all legal matters incident to the making of the Term Loan, shall be satisfactory to the Bank and its counsel.

          3.2.  Representations  and  Warranties.  All  representations  and
                --------------------------------
warranties contained herein or otherwise made to the Bank pursuant to or in connection with this Agreement or any of the Financing Agreements, shall be correct and complete in all material respects.

          3.3.  Borrower's  Obligations.  The  Borrower  shall have executed and
                -----------------------
delivered to the Bank (i) the Note, (ii) the Security Agreement, and (iii) such other documents as the Bank shall reasonably require.

          3.4     Opinions.  The Bank shall have received a written opinion from
                  --------
_____________,  counsel  to  each  of  the  Borrower  and  Bartech  Systems  and
_________, counsel to Bartech Mediterranean, each in form and substance satisfactory to the Bank and its counsel.

          3.5     Event  of  Default.  There shall exist no Event of Default and
                  ------------------
no condition, event or act which, with notice or lapse of time, or both, would constitute either an Event of Default.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.  In order to induce the Bank to
                 ------------------------------
enter into this Agreement and to make the Term Loan hereunder, the Borrower represents and warrants to the Bank as follows:

          4.1     Organization.
                  ------------

               4.1.1  Borrower's  Corporate  Existence  and  Good Standing.  The
                      ----------------------------------------------------
Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with perpetual corporate existence and has all requisite legal right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on its business as now conducted and as presently proposed to be conducted. The Borrower has qualified and is in good standing as a foreign corporation in each state or other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification.

               4.1.2  Organization  Chart.  A  correct and complete organization
                      -------------------
chart is annexed as Exhibit B hereto, which sets forth (i) the authorized and outstanding stock of the Borrower, and (ii) the record and beneficial ownership of the stock of the Borrower.

               4.1.3 Corporate Existence and Good Standing.  Each Guarantor is a
                     -------------------------------------
duly organized and validly existing corporation in good standing under the laws of the state or country of its incorporation, with perpetual corporate existence and has all requisite legal right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on its business as now conducted and as presently proposed to be conducted. Each Guarantor has qualified and is in good standing as a foreign corporation in each other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification.

          4.2     Authority.
                  ---------

               4.2.1     Borrower's  Authority.  The Borrower has, all requisite
                         ---------------------
legal right, power and authority to execute, deliver and perform the terms and provisions of this Agreement, the Financing Agreements executed by it, and all other instruments or documents delivered by it pursuant hereto and thereto. The Borrower has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Financing Agreements executed by it, and all other instruments or documents delivered or to be delivered by it pursuant hereto and thereto. This Agreement, the Financing Agreements executed by the Borrower, and all related instruments or documents delivered or to be delivered pursuant hereto or thereto constitute and will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies.

               4.2.2     Guarantors'  Authority.  Each  Guarantor  has  all  the
                         ----------------------
requisite legal right, power and authority to execute, deliver and perform the terms and provisions of the Guaranty executed by it, and all other instruments and documents delivered by it pursuant hereto and thereto. Each Guarantor has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of its Guaranty and all other instruments or documents delivered or to be delivered by it pursuant hereto and thereto. The Guaranty and all other instruments or documents delivered or to be delivered pursuant hereto and thereto constitute and will constitute a legal, valid and binding obligation of the Guarantor which executed such Guaranty, instrument or document, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies.

          4.3     No  Conflicts.  Neither  the  execution  and  delivery of this
                  -------------
Agreement, the Financing Agreements, or any of the instruments and documents delivered or to be delivered pursuant hereto or thereto, or the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or either Guarantor is a party, or by which it or any of its respective properties may be bound or affected, or will result in the creation or imposition of any lien, charge or encumbrance upon any of the property of either of them (except as contemplated hereunder or under the Financing Agreements) or will violate any provision of the certificate of incorporation (as amended to date) or by-laws (as currently in effect) of the Borrower or either Guarantor.

          4.4     Compliance  and  Other  Agreements.
                  ----------------------------------

               4.4.1  Agreements,  etc.  Neither  the  Borrower  nor  either
                      -----------------
Guarantor is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party, or by which it or any of its properties may be bound or affected, except for such defaults which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, prop-erty or assets or in the condition, financial or otherwise, of the Borrower or either Guarantor.

               4.4.2  Orders, etc.  Neither the Borrower nor either Guarantor is
                      ------------
in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or authority, domestic or foreign, or in violation of any law, statute or regulation, domestic or foreign, to which it is, or any of its properties are subject, except for such defaults or violations which, individually or in the aggregate, will not have a material and adverse effect on the business, operations, property or assets or in the condition, financial or otherwise, of the Borrower or either Guarantor.

               4.4.3  Agreements,  Etc.  The Borrower is not a party to or bound
                      -----------------
by, nor are any of its properties bound or affected by, any agreement, deed, lease or other instrument, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award, or any law, statute, rule or regulation, any of which materially and adversely affects or in the future may (so far as the Borrower should reasonably foresee) materially and adversely affect the business, operations, prospects, properties or assets, or the condition, financial or otherwise, of the Borrower.

          4.5     ERISA.  The Borrower is in compliance in all material respects
                  -----
with all applicable provisions of ERISA in connection with any Plan. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, nor any ERISA Affiliate of the Borrower has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, and each of its ERISA Affiliates has met its minimum funding requirements under ERISA with respect to all of their Plans, and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan, and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower, or any of its ERISA Affiliates to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, nor any of its ERISA Affiliates has incurred any liability to the PBGC under ERISA.

          4.6     Investment  Company.  The  Borrower  is  not  an  "investment
                  -------------------
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

          4.7     Approvals  and  Consents.  All  authorizations,  consents,
                  ------------------------
registrations, exemptions, approvals and licenses (governmental or otherwise) or the taking of any other action (including, without limitation, by the shareholders of the Borrower or the Guarantors) which are required as a condition to the validity or enforceability of this Agreement, the Financing Agreements or any of the instruments or documents delivered or to be delivered pursuant hereto or thereto have been effected or obtained and are in full force and effect.

          4.8     Regulation  U,  etc.  The  Borrower  is  not  engaged  in  the
                  -------------------
business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or G of the Board of Governors of the Federal Reserve System). The Term Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for any other purpose which might constitute any of the Loans a "purpose credit" within the meaning of such Regulation U.

          4.9     Financial  Statements.  The  Borrower has heretofore delivered
                  ---------------------
to the Bank its financial statements for the fiscal periods ended ________, 2001 and _________, 2002, and each of the Guarantors' financial statements for the fiscal periods ended _________, 2001 and ___________, 2002 (consisting of a balance sheet and the related statements of operations, retained earnings, stockholders equity and changes in financial position for the respective periods then ended, including the related notes thereto). The annual financial statements referred to have been audited and include an unqualified report and opinion of ____________, independent certified public accountants. All such annual and interim financial statements are correct and complete and were prepared in accordance with GAAP and present fairly the consolidated financial position and results of operations of the Borrower or the applicable Guarantor, as of the dates of and for the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of Borrower or either Guarantor as of the date of such financial statements which are required to be reflected or disclosed therein under GAAP which are not so reflected or disclosed therein or in the notes thereto.

          4.10  Taxes.  The  Borrower and the Guarantors have filed or caused to
                -----
be filed all tax returns required to be filed by each of them. The Borrower and the Guarantors have paid all taxes (including interest and penalties) as shown on such returns, or any assessment or notice of tax claim or deficiency received by them to the extent that such taxes have become due. The Borrower does not know of any proposed material tax assessment against or affecting it and is not otherwise obligated by any agreement, instrument or otherwise to contribute to the payment of taxes owed by any other Person. All tax liabilities are adequately provided for or reserved against on the books of the Borrower and each Guarantor (as the case may be) in accordance with GAAP.

          4.11  Title  to  Properties/Priority  of  Liens.
                -----------------------------------------

               4.11.1  Title.  The Borrower has good and marketable title to, or
                       -----
a valid leasehold interest in, all of the properties and assets reflected on its latest financial statements referred to in Section 4.9 of this Agreement or ac-quired by it after the date of such financial statements and prior to the date hereof, except for those properties and assets which have been disposed of since such dates in the ordinary course of business. All such properties and assets are owned or leased by the Borrower free and clear of all mortgages, pledges, liens, security interests, encumbrances or charges of any kind, except such as are identified in such Financial Statements.

               4.11.2  Security  Interest.  The security interest granted by the
                       ------------------
Borrower to the Bank under the Security Agreement constitutes a valid and perfected first priority security interests in and lien on the Collateral, as contemplated by the Security Agreement.

          4.12  Litigation.  There  are  no  actions,  suits,  investigations or
                ----------
administrative proceedings of or before any court, arbitrator or governmental authority, pending or threatened against the Borrower or any of its properties or assets, which (i) either in any case or in the aggregate, if adversely determined, would materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise, of the Borrower, or (ii) question the validity or enforceability of this Agreement, the Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

          4.13  Insurance.  All  physical  properties and assets of the Borrower
                ---------
are covered by fire and other insurance with responsible insurance companies against casualty and other losses customarily obtained to cover comparable properties and assets by businesses in the region in which such properties and assets are located, in amounts, scope and coverage which are reasonable in light of existing conditions.

          4.14  Disclosure.  None  of  the  information  contained  in  the
                ----------
representations and warranties made by the Borrower set forth in this Agreement, the Financing Agreements, or in any other agreement, instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to the Bank, as contemplated in this Agreement or in the Financing Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a fact necessary in order to make the statements contained herein or therein not materially misleading.

          4.15  No  Event  of  Default.  After giving effect to the transactions
                ----------------------
contemplated by this Agreement, the Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist any condition, event or act which constitutes an Event of Default hereunder or which, after notice or lapse of time, or both, would constitute an Event of Default hereunder.

          4.16  Use  of Proceeds.  The proceeds of the Term Loan will be used to
                ----------------
purchase the equipment required for the Borrower to perform its obligations pursuant to the Hyatt Agreement.

          4.17  Hyatt  Agreement.  The  Hyatt  Agreement  is  in  full force and
                ----------------
effect, each party thereto has fully performed all of its obligations thereunder, and no event which with or without the passage of time or notice, or both, has accrued and is continuing, which would allow Hyatt Corporation to terminate the Hyatt Agreement.

     SECTION  5  AFFIRMATIVE COVENANTS.  The Borrower covenants and agrees that,
                 ---------------------
until the Term Loan has been paid in full and all other Obligations discharged in full, and all fees and charges payable hereunder or under any the Financing Agreements have been paid, it shall comply or cause compliance with the following covenants:

          5.1     Preservation  of  Existence.   The  Borrower will (i) preserve
                  ---------------------------
and maintain its corporate existence and its rights, franchises and privileges in the jurisdiction of its incorporation, and (ii) qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or in view of the ownership of its properties.

          5.2     Maintenance  of  Properties;  Insurance.
                  ---------------------------------------

               5.2.1  Properties.  The  Borrower  will  maintain in good repair,
                      ----------
working order and condition all properties used in its business (ordinary wear and tear excepted), and from time to time will make or cause to be made all appropriate repairs, renewals and replacements, additions and improvements thereto.

               5.2.2  Insurance.  The  Borrower  will  maintain, at its expense,
                      ---------
with financially sound and reputable insurers reasonably acceptable to the Bank, insurance, with respect to its properties and business, against loss or damage of the kinds and in amounts reasonably acceptable to the Bank. All insurance of the Borrower shall name the Bank as loss payee with respect to its Collateral, and shall contain such other provisions as the Bank may reasonably require to fully protect its interest in the Collateral, and in payments to be made under such insurance policies; which policies shall provide for not less than thirty
(30) days' prior written notice to the Bank of the exercise of any right of cancellation or material modification of the policy. Correct and complete copies of all certificates of renewal of such insurance policies shall be delivered to the Bank within fifteen (15) days after the execution of any such renewal, but in any event prior to the expiration of the policies (and as soon as available, and in any event within thirty (30) days after the execution thereof, correct and complete copies of all the policies as so renewed).

          5.3     Payment  of  Taxes.  The  Borrower  will  pay  and  discharge
                  ------------------
promptly all taxes (including, without limitation, all payroll withholdings), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the validity or amount thereof shall be contested in good faith by proper proceedings and if the Borrower shall have set aside appropriate and proper reserves which are reflected on its books.

          5.4     Borrower  Accounting;  Financial  Statements  and  Other
                  --------------------------------------------------------
Information.   The Borrower will maintain a system of accounting established and
          -
administered in accordance with GAAP and will set aside on its books all such proper reserves for each fiscal year as shall be required by GAAP. The Borrower will deliver, or cause to be delivered, to the Bank:

               5.4.1  Quarterly Financial Reports.  As soon as practicable after
                      ---------------------------
the end of each of the first three (3) quarter annual periods in each fiscal year of the Borrower, and in any event within sixty (60) days thereafter, a balance sheet of the Borrower as at the end of such period, and the related statements of operations, retained earnings, stockholders equity and changes in its financial position for each such period and for that part of the fiscal year of the Borrower then ended, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, each of which statements shall be prepared in accordance with GAAP, by the Borrower (and certified by its Chief Financial Officer or President) or prepared by a certified public accountant selected by the Borrower and reasonably acceptable to the Bank, and subject to normal year-end audit adjustments, shall fairly present the consolidated financial position of the Borrower.

               5.4.2  Annual  Financial  Reports.  As  soon as practicable after
                      --------------------------
the end of each fiscal year of the Borrower, and in any event within one hundred twenty (120) days thereafter, an certified balance sheet of the Borrower as at the end of such year, and the related certified statements of income, retained earnings, stockholders equity and changes in financial position of the Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which statements shall be prepared in accordance with GAAP, and shall include an unqualified audit report and opinion of ____________ or another independent certified public accountant of recognized standing selected by the Borrower and reasonably acceptable to the Bank.

               5.4.3  Reports.  Promptly  upon  receipt  thereof,  copies of any
                      -------
reports (including, without limitation, any management letters) submitted to the Borrower by any independent certified public accountant in connection with the examination of the annual or interim financial statements of the Borrower by such accountant.

               5.4.4  Hyatt Agreement Reports.  Concurrently with their delivery
                      -----------------------
to the Hyatt Corporation, a copy of each report provided to the Hyatt Corporation pursuant to the Hyatt Agreement.

               5.4.5  Other Information.  With reasonable promptness, such other
                      -----------------
data and information as from time to time may be reasonably requested by the Bank with respect to the Borrower.

          5.5     Guarantor  Accounting;  Financial  Statements  and  Other
                  ---------------------------------------------------------
Information.  Each  Guarantor  will  maintain a system of accounting established
         --
and administered in accordance with GAAP and will set aside on its books all such proper reserves for each fiscal year as shall be required by GAAP. The Borrower will deliver, or cause to be delivered to the Bank:

               5.5.1  Quarterly Financial Reports.  As soon as practicable after
                      ---------------------------
the end of each of the first three (3) quarter annual periods in each fiscal year of each Guarantor, and in any event within sixty (60) days thereafter, a balance sheet of each Guarantor as at the end of such period, and the related statements of operations, retained earnings, stockholders equity and changes in its financial position for each such period and for that part of the fiscal year of such Guarantor then ended, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, each of which statements shall be prepared in accordance with GAAP, by the Guarantors (and certified by its Chief Financial Officer or President), or prepared by a public accountant selected by such Guarantor and reasonably acceptable to the Bank, and subject to normal year-end audit adjustments, shall fairly present the consolidated financial position of the such Guarantor.

               5.5.2  Annual  Financial  Reports.  As  soon as practicable after
                      --------------------------
the end of each fiscal year of each Guarantor, and in any event within one hundred twenty (120) days thereafter, a certified balance sheet of such Guarantor as at the end of such year, and the related certified statements of income, retained earnings, stockholders equity and changes in financial position of such Guarantor for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, which statements shall be prepared in accordance with GAAP, and shall include an unqualified audit report and opinion of an independent certified public accountant of recognized standing selected by such Guarantor and reasonably acceptable to the Bank.

               5.5.3  Reports.  Promptly  upon  receipt  thereof,  copies of any
                      -------
reports (including, without limitation, any management letters) submitted to either Guarantor by any independent certified public accountant in connection with the examination of the annual or interim financial statements of it by such accountant.

          5.6     Compliance.  The Borrower will comply with the requirements of
                  ----------
all applicable laws, rules, regulations or orders of any applicable governmental or administrative authority, and all agreements to which the Borrower is a party, the noncompliance with which laws, rules, regulations, orders and agreements would materially adversely affect the business, operations, property or assets, or the condition, financial or otherwise, of the Borrower.

          5.7     ERISA.  The  Borrower  -shall  maintain  compliance  in  all
                  -----
material respects with any applicable provisions of ERISA in connection with each Plan. The Borrower will deliver to the Bank, promptly after the filing or receipt thereof, copies of all reports, including annual reports and notices, which the Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA with respect to any Plan; and as soon as possible and in any event within thirty (30) days after either of the Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Bank a certificate of its Chief Financial Officer setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower proposes to take with respect thereto.

          5.8  Payment  of  Indebtedness.  The  Borrower  shall  promptly  pay,
               -------------------------
discharge, or satisfy before they become delin-quent all of their material indebtedness; provided, however, that the Borrower shall not be required to pay any such indebtedness if the validity or amount thereof shall be contested in good faith by proper proceedings, and the Borrower shall have set aside appropriate and proper reserves which are reflected on its books.

          5.9  Notification  to  Bank.  The  Borrower  shall promptly notify the
               ----------------------
Bank of (i) any Event of Default hereunder, (ii) any event, condition or act which with the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder, (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower or any of its assets, except when the relief sought is monetary damages which in any one litigation or proceeding in the aggregate does not exceed $25,000 and the litigation or proceeding resulted from or arose out of transactions in the regular course of the Borrower's business, (iv) each and every default by the Borrower under any obligation for borrowed money which would permit the holder of such obligation to accelerate its maturity, including the names and addresses of the holders of such obligation and the amount thereof, (v) any change in the State of incorporation or the location of the chief executive offices of the Borrower as identified in the Security Agreement,
(vi) the relocation of any of its Collateral, or the location of any such Collateral at a new address, (vii) any event which will allow either party to the Hyatt Agreement to terminate the Hyatt Agreement, and (viii) exercise of the "Purchase Option" pursuant to the Hyatt Agreement.

          5.10  Further Assurances.  The Borrower will duly execute and deliver,
                ------------------
or will cause to be duly executed and delivered, such further instruments and documents, including, without limitation, additional security agreements, Uniform Commercial Code financing statements or amendments or continuations thereof, and will do or use its best efforts to cause to be done such further acts as may be necessary or proper in the Bank's opinion to effectuate the provisions or purposes of this Agreement or the Financing Agreements.

          5.11  Inspection.  The  Bank,  or  any  Person designated by the Bank,
                ----------
shall have the right, from time to time, to visit the Borrower's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and absent an Event of Default upon reasonable notice, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from the Borrower's books, records, journals, orders, receipts, correspondence and other data relating to the Borrower's business, (ii) to verify such matters concerning the

Collateral, as the Bank (in its sole and absolute discretion) may consider appropriate, and (iii) to discuss the affairs, finances and business of the Borrower with its officers and directors. Upon request, the Borrower will provide the Bank with copies of such documents as the Bank may reasonably request. The Bank shall have the right, at any time or times hereafter after an Event of Default has occurred, to verify by mail, telephone, telegraph or other communication with any account debtor, under any name and in any form, the validity, amount or any other matter relating to any or all of the accounts receivable. The Borrower shall pay on demand all expenses reasonably incurred by the Bank in acquiring information pursuant to this Section 5.11, including but not limited to appraisers and asset based lender review auditors.

          5.12  Hyatt  Agreement.  The  Borrower will duly perform and discharge
                ----------------
all  of  its  obligations  under  the  Hyatt  Agreement.

     SECTION  6.  NEGATIVE  COVENANTS.  The  Borrower covenants and agrees that,
                  -------------------
until the Term Loan has been paid in full and all of its Obligations hereunder or under the Financing Agreements have been paid in full, it shall comply or cause compliance with the following covenants:

          6.1     Limitation  on Liens.  The Borrower will not create, assume or
                  --------------------
suffer to exist any lien, mortgage, or other encumbrance of any kind with respect to the Collateral, except for: (i) liens in favor of the Bank, (ii) liens for taxes or assessments or other government charges or levies not yet due and payable; (iii) judgments and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed within twenty (20) days after docketing and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and (iv) liens incurred in the normal course of business, including, but not limited to liens arising out of purchase money financing provided, however, that thirty (30) days written notice thereof shall have been given to the Bank. The failure to give such notice shall be deemed to be a material breach of this Covenant.

          6.2     Mergers  and  Consolidations.  The Borrower shall not merge or
                  ----------------------------
consolidate with any Person, or acquire the assets of any Person except with the Bank's prior written consent, which consent shall not be unreasonably withheld or delayed.

          6.3     Change in Business.  The Borrower will make no material change
                  ------------------
in  the  character  of  its  business,  as  carried  on  at  the  date  hereof.

          6.4     Transfer  of  Assets.  The  Borrower  shall  not  sell, lease,
                  --------------------
assign, transfer or otherwise dispose of, and neither will permit the other to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets other than in the ordinary course of its business, without the prior consent of the Bank.

          6.5  Guarantees  to Others.  Neither the Borrower nor either Guarantor
               ---------------------
shall guarantee, endorse, stand as surety for or otherwise be contingently liable for any indebtedness, or the obligations of any other Person; unless such guarantee (i) is of indebtedness or an obligation of an Affiliate, and (ii) together with all of the guarantees of the guarantor, does not result in a contingent liability which is in excess of ten (10%) percent of the book value of the Guarantor's costs.

          6.6  Change  in Fiscal Year.  The Borrower shall not change its fiscal
               ----------------------
year without the prior consent of the Bank, which consent shall not be unreasonably withheld.

          6.7  Change  in  Lock Box.  The Borrower shall not alter or change the
               --------------------
"Lock  Box"  arrangements  provided  for in Section 2.5.1(ii) of this Agreement.

          6.8  Hyatt  Agreement  Amendments.  The  Borrower  will  not amend the
               ----------------------------
Hyatt Agreement or waive any performance required by the Hyatt Corporation thereunder without the Bank's prior written consent.

     SECTION  7.  EVENTS  OF  DEFAULT/REMEDIES.
                  ----------------------------

          7.1 The occurrence of any one or more of the fol-lowing events shall constitute an "Event of Default":

               7.1.1  Principal  or Interest.  If the Borrower shall fail to pay
                      ----------------------
any  installment  of  principal or interest on the Note when due and payable; or

               7.1.2  Obligations.  If  the  Borrower  shall  fail  to  pay  and
                      -----------
satisfy  any  Obligation  when  due  and  payable;  or

               7.1.3  Certain  Covenants.  If  there  shall  be a default in the
                      ------------------
observance or performance of any covenant, condition or agreement set forth in Sections 5.1 or 5.11 or Section 6 (other than with respect to an involuntary lien or encumbrance as prohibited in Section 6.1 of this Agreement); or

               7.1.4  Other  Covenant.  If  there  shall  be  a  default  in the
                      ---------------
observance or performance of any other covenant, condition or agreement contained in this Agreement, in any of the Financing Agreements or in any other document or instrument referred to herein or therein, which default shall continue unremedied or uncured for a period of fifteen (15) days after notice thereof has been given to the Borrower; or

               7.1.5  Representations.  If  any  material  representation  or
                      ---------------
warranty made by or on behalf of the Borrower or either Guarantor, whether contained in this Agreement, in any of the Financing Agreements, or in any other document or instrument referred to herein or therein or delivered in connection with any of the transactions contemplated herein or therein, shall prove to have been false or incorrect in any material respect when made; or

               7.1.6  Voluntary  Insolvency  Proceedings.  If  the  Borrower  or
                      ----------------------------------
either Guarantor shall (i) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar foreign law, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or any similar foreign law, or (vii) take any action for the purpose of effecting any of the foregoing; or

               7.1.7  Involuntary  Insolvency Proceedings.  A proceeding or case
                      -----------------------------------
shall be commenced in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding up or composition or adjustment of debts of the Borrower or either Guarantor, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Borrower, or either Guarantor or of all or any substantial part of any of its assets, or
(iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days; or any order for relief against the Borrower or either Guarantor, shall be entered in an involuntary case under the Bankruptcy Code, or any similar foreign law, and shall continue unstayed and in effect for a period of thirty (30) days; or

               7.1.8  Divestiture  of Assets.  If any order, judgment, or decree
                      ----------------------
shall be entered in any proceeding requiring the Borrower or either Guarantor to divest itself of a substantial part of its assets, and if, within sixty (60) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or

               7.1.9  Judgments.  If  one or more judgments exceeding $25,000 in
                      ---------
the aggregate, against the Borrower, or attachments to recover more than $25,000 against any Borrower's property remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement pro-ceedings are commenced with respect to any judgment against the Borrower; or

               7.1.10  Other  Defaults.  If  the  Borrower shall (i) fail to pay
                       ---------------
any indebtedness for borrowed money or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any indebtedness for borrowed money, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than

1
by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iii) allow any account maintained by them at the Bank to be overdrawn for a period which exceeds five (5) days after notice from the Bank; or

               7.1.11  ERISA.  Any  of  the following events occur or exist with
                       -----
respect to the Borrower or any of its ERISA Affiliates: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the reasonable opinion of the Bank subject either the Borrower or any ERISA
Affiliate to any material tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof); or

               7.1.12  Levies.  Any  material  portion  of  the  Collateral  is
                       ------
attached, seized, becomes subject to a writ or distress or a warrant, or is levied upon.

               7.1.13  Hyatt Agreement. The Hyatt Agreement is terminated, other
                       ---------------
than at the end of its initial term, or Hyatt Corporation commences any action or proceeding against the Borrower to terminate the Hyatt Agreement, or for any other purpose including money damages.

          7.2  Remedies.  Upon  the  occurrence  and  continuance  beyond  any
               --------
applicable cure period of any one or more of such Events of Default, the Bank may, at its option, without presentment for payment, demand, notice of dishonor or notice of protest or any other notice, all of which are hereby expressly waived by the Borrower, declare any and all of the liabilities of the Borrower to the Bank (including, without limitation, the Term Loan) to be due and payable together with interest at the rate specified in this Agreement until fully paid. The Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and under the Uniform
Commercial Code of any other state in which any of the Collateral may be situated, and, additionally, all of the rights and remedies set forth in this Agreement and the Financing Agreements, and in any instrument or document referred to herein or therein, and under any other applicable law relating to this Agreement or the Financing Agreements. The Bank may, at its option, cure any default by the Borrower under any agreement with a third party which constitutes, or would with notice or lapse of time or both constitute, an Event of Default hereunder, and may add the reasonable amount expended in such cure to the liabilities of the Borrower hereunder and charge the Borrower's account therefor, such amounts to be repayable by Borrower on demand; the Bank shall be under no obligation to effect such cure and shall not by making any payment for the Borrower's account be deemed to have assumed any obligation or liability of the Borrower.

     SECTION  8.  MISCELLANEOUS.
                  -------------

          8.1     Expenses.  The  Borrower,  whether  or  not  the  transactions
                  --------
contemplated hereby are consummated, shall pay to the Bank, or reimburse the Bank for, all out-of-pocket expenses incurred by the Bank in connection with the preparation and enforcement of this Agreement, the Financing Agreements, all other agreements, instruments and documents executed in connection herewith and therewith and the transactions contemplated hereunder and thereunder, together with any amendments, supple-ments, consents or modifications which may be hereafter made or entered into in respect thereof, including, but not limited to, filing fees, expenses for searches, and the reasonable fees and disbursements of counsel to the Bank. The Bank shall invoice the Borrower for the amounts to be reimbursed by the Borrower to the Bank as is provided in this Section, and if same are not paid by the Borrower within fifteen (15) days of the date of such invoice, the Bank is hereby authorized to charge any amounts payable here-under directly to the account(s) of the Borrower maintained with the Bank.

          8.2     Survival  of  Agreement.  All  agreements, representations and
                  -----------------------
warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of the Bank.

          8.3     No  Waiver;  Cumulative Remedies.  No failure to exercise, and
                  --------------------------------
no delay in exercising on the part of the Bank, any right, power or privilege under this Agreement or under any of the Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies of the Bank hereunder and under the Financing Agreements and under any other present and future agreements between the Bank and the Borrower are cumulative and not exclusive of any rights or remedies provided by law, or under any of said Financing Agreements or agreements and all such rights and remedies may be exercised successively or concurrently.

          8.4     Notices.  All  notices, approvals, consents, requests, demands
                  -------
or other communications (collectively, "Communications") to or upon the respective parties hereto shall be made in writing in one of the following ways and shall be deemed to have been given, received and dated: if by hand, immediately upon delivery; if by telegram, express mail or any other overnight delivery service, one (1) day after dispatch; and if by certified mail, return receipt requested, or first class mail, three (3) business days after mailing. All Communications are to be given to the following addresses (or to such other address as any party may designate by Communication in accordance with this Section):

          If  to  the  Bank:

          Bank  Leumi  USA
          562  Fifth  Avenue
          New  York,  New  York  10036
          Attn:     Mr.  Gil  Hershman
               Vice  President

          with  a  copy  to:

          Warshaw  Burstein  Cohen
            Schlesinger  &  Kuh,  LLP
          555  Fifth  Avenue
          New  York,  New  York  10017
          Attn:     Allen  N.  Ross,  Esq.

          If  to  the  Borrower:

          Hotel  Outsource  Services,  Inc.
          40  Wall  Street
          New  York,  New  York  10005

          With  a  copy  to:


          8.5     Amendments  and  Waivers.  Neither  this Agreement, nor any of
                  ------------------------
the Financing Agreements or any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          8.6     Applicable  Law.  This  Agreement and the Financing Agreements
                  ---------------
and any other document referred to herein or therein and the obligations of the parties hereunder or thereunder are being executed and delivered in New York, New York and shall be construed and interpreted in accordance with the laws of the State of New York applied to agreements entered into and performed therein.

          8.7     Successors.  This  Agreement, the Financing Agreements and any
                  ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective heirs, legal representatives, successors and assigns, except that the Borrower may not assign its rights under this Agree-ment, the Financing Agreements and any other document referred to herein or therein without the prior written consent of the Bank.

          8.8     Partial Invalidity.  If any provision of this Agreement or the
                  ------------------
Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

          8.9     Headings.  The  headings  used herein are for convenience only
                  --------
and  do  not constitute matters to be considered in interpreting this Agreement.

          8.10  WAIVER  OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY
                ---------------------
JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE FINANCING AGREEMENTS OR ANY INSTRUMENT,
DOCUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR THERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

          8.11  JURISDICTION;  SERVICE  OF  PROCESS.  THE  BORROWER  HEREBY
                -----------------------------------
IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING AGREEMENTS OR ANY DOCUMENT, INSTRUMENT OR GUARANTY DELIVERED PURSUANT HERETO OR THERETO. IN ANY SUCH LITIGATION THE BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE IN ANY OTHER MANNER PERMITTED BY THE RULES OF EITHER OF SAID COURTS.

          8.12  Conflicts.  In  the  event  that any provision of this Agreement
                ---------
conflicts with the Financing Agreements, or with any document or instrument delivered in connection herewith or therewith, the terms of this Agreement shall control, notwithstanding such conflict.


                              HOTEL  OUTSOURCE  SERVICES,  INC.


                              By:____________________________
                                        Jacob  Ronnel
                                        President

                              BANK  LEUMI  USA


                              By:___________________________
                                        Gil  Hershman
                                        Vice  President


                              By:___________________________

EXHIBIT A

                                                                    [LETTERHEAD]
                                                                      Bank Leumi

INSTALLMENT  PROMISSORY  NOTE

$550,000                                                           July__,  2002

A GENERAL;  TERMS  OF  PAYMENT

1. FOR VALUE RECEIVED, the undersigned, Hotel Outsource Services, Inc., a corporation organized under the laws of the State of Delaware (the "Borrower"), hereby promise(s) to pay to the order of BANK LEUMI USA (the "Bank"), at its office at 562 Fifth Avenue, New York, New York the principal sum of Five Hundred Fifty Thousand Dollars ($550,000) in sixty (60) consecutive monthly installments, the first fifty-nine (59) in the principal amount of Nine Thousand One Hundred Sixty-Seven ($9,167) Dollars, and the sixtieth in the principal amount of Nine Thousand One Hundred Forty-Seven ($9,147) Dollars, payable on the first day of each month in each year, commencing October 1, 2002;

The Borrower will pay interest on the unpaid principal amount hereof from time to time outstanding, computed on the basis of a 360-day year, at a rate of ten (10%) percent per annum.

The Borrower will pay interest, at the rate described above, monthly, commencing July 1, 2002, together with each payment of principal, 8618661at maturity (whether by acceleration or otherwise) and upon the making of any prepayment, as hereinafter provided. In addition, the Borrower will pay interest on any overdue installment of principal for the period for which it is overdue, on demand, at a rate equal to 3% per annum above the rate of interest hereinabove indicated. In no event shall interest exceed the maximum legal rate permitted by law.

      2. All Property (as hereinafter defined) held by the Bank shall be subject to a security interest in favor of the Bank as security for any and all Liabilities (as hereinafter defined). The term "Property" shall mean the balance of every deposit account of the Borrower with the Bank or any of the Bank's nominees or agents and all other obligations of the Bank or any of its nominees or agents to the Borrower, whether now existing or hereafter arising, and all other personal property of the Borrower (including without limitation all money, accounts, general intangibles, goods, instruments, documents and chattel paper) which, or evidence of which, are now or at any time in the future shall come into the possession or under the control of or be in transit to the Bank or any of its nominees or agents for any purpose, whether or not accepted for the purposes for which it was delivered. The term "Liabilities" shall mean the indebtedness evidenced by this Note and all other indebtedness, liabilities and obligations of any kind of the Borrower (or any partnership or other group of which the Borrower is a member) to (a) the Bank, (b) any group of which the Bank is a member, or (c) any other person if the Bank has a participation or other interest in such indebtedness, liabilities or obligations, whether (i) for the Bank's own account or as agent for others, (ii) acquired directly or indirectly by the Bank from the Borrower or others, (iii) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, now existing or hereafter arising, or
(iv) incurred by the Borrower as principal, surety, endorser, guarantor or otherwise, and including without limitation all expenses, including attorneys' fees, incurred by the Bank in connection with any such indebtedness, liabilities or obligations or any of the Property (including any sale or other disposition of the Property).

      3. Prepayment. The Borrower shall have the right to prepay this Note in whole at any time or in part from time to time (but if in part, in the principal amount of $25,000.00 or any whole multiple thereof), in each case upon not less than 10 days prior written notice to the Bank, without penalty or premium, provided that on each prepayment the Borrower shall pay accrued interest on the principal amount so prepaid to the date of such prepayment, and each partial prepayment shall be applied to the installments of this Note in the inverse order of their stated maturities.

      4. Manner of Payment. All payments by the Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds. The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, at any date on which a payment is due under this Note, in an amount equal to any unpaid portion of such payment. If any payment of principal or interest becomes due on a day on which the Bank is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding business day except as may be otherwise provided herein, and such extension shall be included in computing interest in connection with such payment. In the event that any other Liabilities of the Borrower to the Bank are due at any time that the Bank receives a payment from the Borrower on account of this Note or any such other Liabilities of the Borrower, the Bank may apply such payments to amounts due under this Note or any such other Liabilities in such manner as the Bank, in its discretion, elects, regardless of any instructions from the Borrower to the contrary. The Bank or any holder may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights.

B.     EVENTS  OF  DEFAULT:  REMEDIES

     The occurrence of any one or more of the following events shall constitute an "Event of Default"under this Note: (i) the Borrower shall fail to pay any installment of principal or interest on the Note when due and payable; or (ii) the Borrower shall fail to pay and satisfy any other Obligation when due and payable; or (iii) there shall be a default in the observance or performance of any covenant, condi-tion or agreement set forth in Sections 5.1 or 5.11 or
Section 6 (other than with respect to an involuntary lien or encumbrance as prohibited in Section 6.1) of the Credit Agreement; or (iv) there shall be a default in the observance or performance of any other covenant, condition or agreement contained in the Credit Agreement, in any of the Financing Agreements or in any other document or instrument referred to herein or therein, which default shall continue unremedied or uncured for a period of fifteen (15) days after notice thereof has been given to the Borrower; or (v) any material representation or warranty made by or on behalf of the Borrower or either Guarantor, whether contained in this Agreement, in any of the Financing Agreements, or in any other document or instrument referred to herein or therein or delivered in connection with any of the transactions contemplated herein or therein, shall prove to have been false or incorrect in any material respect when made; or (vi) the Borrower or either Guarantor shall (a) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar foreign law, (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, (f) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or any similar foreign law, or (vii) take any action for the purpose of effecting any of the foregoing; or (viii) a proceeding or case shall be commenced, without the application or consent of the Borrower or either Guarantor, in any court of competent jurisdiction, seeking (a) liquidation, reorganization, dissolution, winding up or composition or adjustment of debts of the Borrower or either Guarantor, (b) the appointment of a trustee, receiver, liquidator, custodian or the like of the Borrower, or either Guarantor of all or any substantial part of any of its assets, or (c) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days; or any order for relief against the Borrower or either Guarantor, shall be entered in an involuntary case under the Bankruptcy Code, or any similar foreign law, and shall continue unstayed and in effect for a period of thirty (30) days; or (ix) any order, judgment, or decree shall be entered in any proceeding requiring the Borrower or either Guarantor to divest itself of a substantial part of its assets, and if, within sixty (60) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or (x) one or more judgments exceeding $25,000 in the aggregate, against the Borrower, or attachments to recover more than $25,000 against any Borrower=s property remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement proceedings are commenced with respect to any judgment against the Borrower; or
(xi) the Borrower shall (a) fail to pay any indebtedness for borrowed money or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any indebtedness for borrowed money, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (c) allow any account maintained by them at the Bank to be overdrawn for a period which exceeds five
(5) days after notice from the Bank; or (xii) any of the following events occur or exist with respect to the Borrower or any of its ERISA Affiliates: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under
Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the reasonable opinion of the Bank subject either the Borrower or any ERISA Affiliate to any material tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof); or (xiii) any material portion of the Collateral is attached, seized, becomes subject to a writ or distress or a warrant, or is levied upon; or (xiv) the Hyatt Agreement is terminated, other than at the end of its initial term, or Hyatt Corporation commences any action or proceeding against the Borrower to terminate the Hyatt Agreement, or for any other purpose including money damages; then and in any such event, this Note, if not then due or payable on demand, shall become due and payable immediately without demand or notice and all other debts or obligations of the Borrower to the Bank or holder hereof, whether due or not due and whether direct or contingent and howsoever evidenced, shall, at the option of the Bank or holder hereof, also become due and payable immediately without demand or notice.

     The balance of every account of the Borrower with, and each claim of the Borrower against the Bank existing from time to time shall be subject to a lien and subject to be set off against any and all Liabilities, including those hereunder.

MISCELLANEOUS

     1. No Waiver; Remedies Cumulative. No failure on the part of the Bank to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by any other instrument or document or under applicable law.

     2. Costs and Expenses. The Borrower shall reimburse the Bank for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the Bank in connection with enforcement of the Bank's rights hereunder. The Borrower shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) incurred or payable in connection with the execution and delivery of this Note.

     3. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

4. Construction. This Note shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of said State.

     5. Successors and Assigns. This Note shall be binding upon the Borrower and its heirs, legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Bank and its successors and assigns, including subsequent holders hereof.

     6. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note  in  any  jurisdiction.

7. Definitions. Capitalized terms used in this Note and not defined herein shall have the meanings defined in the Credit Agreement, dated as of even date, between the Bank and the Borrower (the "Credit Agreement"), which Credit Agreement sets forth the terms and conditions pursuant to which the Term Loan evidenced by this Note was made.

8. Jurisdiction; Waiver of Jury Trial. The Borrower hereby irrevocably consents to the jurisdiction of any New York State or Federal court located in New York City over any action or proceeding arising out of any dispute between the Borrower and the Bank, and the Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to the Borrower at the address set forth below. In the event of litigation between the Bank and the Borrower over any matter connected with this Note or resulting from transactions hereunder, the right to a trial by jury is hereby waived by the Bank and the Borrower. The Borrower also waives the right to interpose any set-off or counterclaim of any nature.8618661BLBank Leumi8618661This text should not be altered



                     Hotel  Outsource  Services,  Inc.
                     ---------------------------------
                     (Name  of  maker)


                     By:  _______________________________________
                              Jacob  Ronnel,  President
                          _______________________________________

                          _______________________________________


                          40  Wall  Street
                          ----------------------

                          New  York,  NY  10005
                         ---------------------------

Exhibit 10.8
                            [BANK LEUMI LETTERHEAD]

                          INSTALLMENT PROMISSORY NOTE

                                                            New  York,  N.Y.

$550,000                                                       July__,  2002

A.     GENERAL;  TERMS  OF  PAYMENT

1. FOR VALUE RECEIVED, the undersigned, Hotel Outsource Services, Inc., a corporation organized under the laws of the State of Delaware (the "Borrower"), hereby promise(s) to pay to the order of BANK LEUMI USA (the "Bank"), at its office at 562 Fifth Avenue, New York, New York the principal sum of Five Hundred Fifty Thousand Dollars ($550,000) in sixty (60) consecutive monthly installments, the first fifty-nine (59) in the principal amount of Nine Thousand One Hundred Sixty-Seven ($9,167) Dollars, and the sixtieth in the principal amount of Nine Thousand One Hundred Forty-Seven ($9,147) Dollars, payable on the first day of each month in each year, commencing October 1, 2002;

The Borrower will pay interest on the unpaid principal amount hereof from time to time outstanding, computed on the basis of a 360-day year, at a rate of ten (10%) percent per annum.

The Borrower will pay interest, at the rate described above, monthly, commencing July 1, 2002, together with each payment of principal, 8618661at maturity (whether by acceleration or otherwise) and upon the making of any prepayment, as hereinafter provided. In addition, the Borrower will pay interest on any overdue installment of principal for the period for which it is overdue, on demand, at a rate equal to 3% per annum above the rate of interest hereinabove indicated. In no event shall interest exceed the maximum legal rate permitted by law.

      2. All Property (as hereinafter defined) held by the Bank shall be subject to a security interest in favor of the Bank as security for any and all Liabilities (as hereinafter defined). The term "Property" shall mean the balance of every deposit account of the Borrower with the Bank or any of the Bank's nominees or agents and all other obligations of the Bank or any of its nominees or agents to the Borrower, whether now existing or hereafter arising, and all other personal property of the Borrower (including without limitation all money, accounts, general intangibles, goods, instruments, documents and chattel paper) which, or evidence of which, are now or at any time in the future shall come into the possession or under the control of or be in transit to the Bank or any of its nominees or agents for any purpose, whether or not accepted for the purposes for which it was delivered. The term "Liabilities" shall mean the indebtedness evidenced by this Note and all other indebtedness, liabilities and obligations of any kind of the Borrower (or any partnership or other group of which the Borrower is a member) to (a) the Bank, (b) any group of which the Bank is a member, or (c) any other person if the Bank has a participation or other interest in such indebtedness, liabilities or obligations, whether (i) for the Bank's own account or as agent for others, (ii) acquired directly or indirectly by the Bank from the Borrower or others, (iii) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, now existing or hereafter arising, or

(iv) incurred by the Borrower as principal, surety, endorser, guarantor or otherwise, and including without limitation all expenses, including attorneys' fees, incurred by the Bank in connection with any such indebtedness, liabilities or obligations or any of the Property (including any sale or other disposition of the Property).

      3. Prepayment. The Borrower shall have the right to prepay this Note in whole at any time or in part from time to time (but if in part, in the principal amount of $25,000.00 or any whole multiple thereof), in each case upon not less than 10 days prior written notice to the Bank, without penalty or premium, provided that on each prepayment the Borrower shall pay accrued interest on the principal amount so prepaid to the date of such prepayment, and each partial prepayment shall be applied to the installments of this Note in the inverse order of their stated maturities.

      4. Manner of Payment. All payments by the Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds. The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, at any date on which a payment is due under this Note, in an amount equal to any unpaid portion of such payment. If any payment of principal or interest becomes due on a day on which the Bank is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding business day except as may be otherwise provided herein, and such extension shall be included in computing interest in connection with such payment. In the event that any other Liabilities of the Borrower to the Bank are due at any time that the Bank receives a payment from the Borrower on account of this Note or any such other Liabilities of the Borrower, the Bank may apply such payments to amounts due under this Note or any such other Liabilities in such manner as the Bank, in its discretion, elects, regardless of any instructions from the Borrower to the contrary. The Bank or any holder may accept late payments, or partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights.

     5. Indemnification. The Borrower hereby agrees to indemnify and/or reimburse the Bank for any tax liability (including any penalties and interest thereon) which may be required to be withheld or paid over by the Bank to a U.S. taxing authority as a result of the loan made hereunder. Such liabilities may result from but are not limited to liabilities of the Bank as a conduit entity under Internal Revenue Code Section 7701(1) and Regulations Section 1.881-3. The indemnification/reimbursement obligations of each maker ("Reimbursement Obligations") shall not be imposed on or with respect to the overall tax on the net income of the Bank, and franchise or similar taxes which may be imposed by the United States of America. The Reimbursement Obligations of the Borrower shall survive the repayment of any other obligations due by the Borrower to the Bank.

B.     EVENTS  OF  DEFAULT:  REMEDIES

     The occurrence of any one or more of the following events shall constitute an "Event of Default"under this Note: (i) the Borrower shall fail to pay any installment of principal or interest on the Note when due and payable; or (ii) the Borrower shall fail to pay and satisfy any other Obligation when due and payable; or (iii) there shall be a default in the observance or performance of any covenant, condi-tion or agreement set forth in Sections 5.1 or 5.11 or

Section 6 (other than with respect to an involuntary lien or encumbrance as prohibited in Section 6.1) of the Credit Agreement; or (iv) there shall be a default in the observance or performance of any other covenant, condition or agreement contained in the Credit Agreement, in any of the Financing Agreements or in any other document or instrument referred to herein or therein, which default shall continue unremedied or uncured for a period of fifteen (15) days after notice thereof has been given to the Borrower; or (v) any material representation or warranty made by or on behalf of the Borrower or either Guarantor, whether contained in this Agreement, in any of the Financing Agreements, or in any other document or instrument referred to herein or therein or delivered in connection with any of the transactions contemplated herein or therein, shall prove to have been false or incorrect in any material respect when made; or (vi) the Borrower or either Guarantor shall (a) apply for or consent to or acquiesce in the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect) or any similar foreign law, (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, (f) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code, or any similar foreign law, or (vii) take any action for the purpose of effecting any of the foregoing; or (viii) a proceeding or case shall be commenced, without the application or consent of the Borrower or either Guarantor, in any court of competent jurisdiction, seeking (a) liquidation, reorganization, dissolution, winding up or composition or adjustment of debts of the Borrower or either Guarantor, (b) the appointment of a trustee, receiver, liquidator, custodian or the like of the Borrower, or either Guarantor of all or any substantial part of any of its assets, or (c) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) days; or any order for relief against the Borrower or either Guarantor, shall be entered in an involuntary case under the Bankruptcy Code, or any similar foreign law, and shall continue unstayed and in effect for a period of thirty (30) days; or (ix) any order, judgment, or decree shall be entered in any proceeding requiring the Borrower or either Guarantor to divest itself of a substantial part of its assets, and if, within sixty (60) days after entry thereof (unless or until enforcement is sooner commenced), such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay (unless or until enforcement is sooner commenced), such judgment, order or decree shall not have been discharged; or (x) one or more judgments exceeding $25,000 in the aggregate, against the Borrower, or attachments to recover more than $25,000 against any Borrower=s property remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days, or enforcement proceedings are commenced with respect to any judgment against the Borrower; or
(xi) the Borrower shall (a) fail to pay any indebtedness for borrowed money or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any indebtedness for borrowed money, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (c) allow any account maintained by them at the Bank to be overdrawn for a period which exceeds five
(5) days after notice from the Bank; or (xii) any of the following events occur or exist with respect to the Borrower or any of its ERISA Affiliates: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under
Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the reasonable opinion of the Bank subject either the Borrower or any ERISA Affiliate to any material tax, penalty or other liability to a Plan, a Multiemployer Plan, the PBGC or otherwise (or any combination thereof); or (xiii) any material portion of the Collateral is attached, seized, becomes subject to a writ or distress or a warrant, or is levied upon; or (xiv) the Hyatt Agreement is terminated, other than at the end of its initial term, or Hyatt Corporation commences any action or proceeding against the Borrower to terminate the Hyatt Agreement, or for any other purpose including money damages; then and in any such event, this Note, if not then due or payable on demand, shall become due and payable immediately without demand or notice and all other debts or obligations of the Borrower to the Bank or holder hereof, whether due or not due and whether direct or contingent and howsoever evidenced, shall, at the option of the Bank or holder hereof, also become due and payable immediately without demand or notice.

     The balance of every account of the Borrower with, and each claim of the Borrower against the Bank existing from time to time shall be subject to a lien and subject to be set off against any and all Liabilities, including those hereunder.

MISCELLANEOUS

     1. No Waiver; Remedies Cumulative. No failure on the part of the Bank to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by any other instrument or document or under applicable law.

     2. Costs and Expenses. The Borrower shall reimburse the Bank for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the Bank in connection with enforcement of the Bank's rights hereunder. The Borrower shall also pay any and all taxes (other than taxes on or measured by net income of the holder of this Note) incurred or payable in connection with the execution and delivery of this Note.

     3. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     4. Construction. This Note shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with the laws of said State.

     5. Successors and Assigns. This Note shall be binding upon the Borrower and its heirs, legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Bank and its successors and assigns, including subsequent holders hereof.

     6. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note  in  any  jurisdiction.

     7. Definitions. Capitalized terms used in this Note and not defined herein shall have the meanings defined in the Credit Agreement, dated as of even date, between the Bank and the Borrower (the "Credit Agreement"), which Credit Agreement sets forth the terms and conditions pursuant to which the Term Loan evidenced by this Note was made.

     8. JURISDICTION; WAIVER OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT LOCATED IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF ANY DISPUTE BETWEEN THE BORROWER AND THE BANK, AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF A COPY OF SUCH PROCESS TO THE BORROWER AT THE ADDRESS SET FORTH BELOW. IN THE EVENT OF LITIGATION BETWEEN THE BANK AND THE BORROWER OVER ANY MATTER CONNECTED WITH THIS NOTE OR RESULTING FROM TRANSACTIONS HEREUNDER, THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY THE BANK AND THE BORROWER. THE BORROWER ALSO WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE.



                         Hotel  Outsource  Services,  Inc.
                         ---------------------------------
                         (Name  of  maker)

                         By:  ____________________________________
                         Jacob  Ronnel,  President
                         _______________________________________

                         _______________________________________

                         40  Wall  Street
                         ----------------------
                         New  York,  NY  10005
                         ---------------------------

EXHIBIT 10.9

                            [BANK LEUMI LETTERHEAD]

                               SECURITY AGREEMENT

     In consideration of financial accommodations heretofore extended or to be extended or continued to the undersigned by BANK LEUMI USA (the "Bank"), the undersigned hereby agrees as follows:

     1. As security for the full and prompt payment of any and all Liabilities (as hereinafter defined), the undersigned hereby assigns and transfers to the Bank and grants the Bank a security interest in all Security (as hereinafter defined). Said grant is made for the benefit of the Bank and/or any others having a participation or other interest in any of the Liabilities, in such proportions as the Bank shall in its sole discretion determine. It is the true, clear, and express intention of the undersigned that the continuing grant of this security interest, and the Security covered hereby, remain as security for payment and performance of any of the Liabilities, whether now existing or which may hereinafter be incurred by future advances otherwise and whether or not any of such Liabilities is related to a transaction out of which any other Liabilities arose, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest. Notice of the continuing grant of this security interest shall not be required to be stated on the face of any document representing any of such Liabilities, nor otherwise identified as being secured hereby; and if any of such Liabilities shall remain or become that of less than all of the undersigned herein, any of the undersigned not liable therefor hereby expressly hypothecates his, her, its, or their ownership interest in the Security to the extent required to satisfy any of said Liabilities, without restriction, or limitation. Any of such Liabilities shall be deemed to have been made pursuant to Section 9-204(3) of the Uniform Commercial Code of the State of New York.

     2. The term "Liabilities" as used herein shall include all liabilities and obligations of any kind of the undersigned (or any partnership or other group of which the undersigned is a member) to (i) the Bank (ii) any group of which the Bank is a member or (iii) any other person if the Bank has a participation or other interest in such liabilities or obligations, whether (a) for the Bank's own account or as agent for others, (b) acquired directly or indirectly by the Bank from the undersigned or others, (c) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, now existing or hereinafter arising, or (d) incurred by the undersigned as principal, surety, endorser, guarantor or otherwise, and including without limitation all expenses, including attorneys' fees, incurred by the Bank in connection with any such liabilities or obligations or any Security therefor.

     3. The term "Security" as used herein shall include all of the property described in Schedule A hereto.

     4. The right is granted to the Bank, in its discretion, to file one or more financing statements, amendments thereto and continuations thereof (with, or, to the extent permitted by law, without the signature of the undersigned) under the Uniform Commercial Code naming the undersigned as debtor and the Bank as secured party and indicating therein the types or describing the items of Security herein specified. The undersigned will execute, file and record any, notices, affidavits or other documents and take all such other actions as the Bank may deem appropriate to protect or perfect its security interest in the Security or to otherwise accomplish the purposes of this agreement. The undersigned hereby agrees to pay on demand, and/or authorizes the Bank to charge its account with the cost of, any and all filing, recording and other fees and expenses which the Bank deems appropriate in order to protect or perfect its security interest in the Security or to otherwise accomplish the purposes of this agreement, including without limitation the cost of all searches of public records as the Bank in its sole discretion shall require. The undersigned will promptly notify the Bank of the imposition at any time of any lien or encumbrance upon any of the Security. Notwithstanding the foregoing, the undersigned represents, warrants and covenants that all of the Security now existing or hereafter arising or acquired is and will be owned by the undersigned free and clear of all security interests, liens and encumbrances of any kind, except for the security interest herein granted to the Bank. The undersigned shall promptly pay when due all taxes and transportation, storage and warehousing charges affecting or arising out of the Security. The undersigned will defend the Security against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Bank.
          Notwithstanding the foregoing, the Bank shall have no obligation to comply with any recording, re-recording, filing, re-filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or the Bank's right in or to, the Security or any part thereof.

     5.     The  right  is  granted to the Bank, in its discretion, at any time,
(a) to transfer to or register in the name of itself or any of its nominees any of the Security, and whether or not so transferred or registered, to receive the income and dividends thereon, including stock dividends and rights to subscribe, and to hold the same as a part of the Security and/or apply the same as hereinafter provided; (b) to exchange any of the Security for other property upon any reorganization, recapitalization, or other readjustment and in connection therewith to deposit any of the Security with any committee or depositary upon such terms as the Bank may determine; (c) in any bankruptcy or similar proceeding to file a proof of claim for the full amount of the Security and to vote such claim for or against any arrangement or with respect to any other matter; (d) in its own name or in the name of the undersigned or any other appropriate person, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement it may deem desirable with respect to, any of the Security; (e) to extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Security;
(f) to contest, pay and/or discharge all liens, encumbrances, taxes or assessments on, or claims, actions or demands against, any of the Security and to take all actions and proceedings in its own name or in the name of the undersigned or any other appropriate person in order to remove or contest such liens, encumbrances, taxes, assessments, claims, actions or demands; or to refrain from doing any of the foregoing, all without affecting the Liabilities and the Security and without notice or liability to, or the consent of the undersigned except to account for property actually received by the Bank. The undersigned hereby irrevocably appoints the Bank its attorney-in-fact, with authority to receive, open and dispose of all mail addressed to the undersigned and to notify the Post Office authorities to change the address for delivery of mail addressed to the undersigned to such address as the Bank may designate: to endorse the name of the undersigned on any instruments that may come into the Bank's possession; to sign the name of the undersigned on any notices to account debtors of the undersigned and requests for verification of accounts; to sign the name of the undersigned on any assignment or other instruments of conveyance or transfer of any of the Security; and to take all such other actions as the Bank may deem appropriate to carry out and enforce this agreement and to exercise the Bank's rights hereunder. The Bank shall not be obligated to exercise any authority or right granted to it hereunder and shall not be liable for any action taken or omitted or the manner of taking any action, except for its willful misconduct, and in no event for consequential damages.

     6. The undersigned will pay to the Bank all costs and expenses incurred and sums paid by the Bank (including without limitation attorneys' fees, insurance premiums and sales commissions) in connection with the custody, care, collection, repair, storage or preparation for, or any actual or attempted disposition of any of the Security, the collection of any proceeds of insurance with respect to the Security or otherwise in connection with this agreement.

     7. At any time and from time to time, upon demand by the Bank, the undersigned will (a) deliver to the Bank, endorsed and, or accompanied by instruments of assignment and transfer, in such form and containing such terms as the Bank may request, any and all instruments, documents and/or chattel paper constituting part of the Security, as the Bank may specify in its demand, (b) mark all Security and all books and records relating thereto in such manner as the Bank may require, and (c) permit representatives of the Bank at any time to inspect the Security and to inspect and make abstracts from any of the undersigned's books and records and to answer promptly all of the Bank's written or oral inquiries with respect thereto. If the undersigned, as registered holder of any of the Security, shall receive any stock certificate, option or right, whether as an addition to, or in substitution or exchange for, any Security, or otherwise, the undersigned agrees to accept the same as the Bank's agent and to hold the same in trust for the Bank, and to forthwith deliver the same to the Bank in the exact form received, with the undersigned's endorsement thereof if requested by the Bank, to be held by the Bank as part of the Security. The undersigned assigns to the Bank all of the undersigned's rights (but none of its obligations) in, to and under all collateral, guarantees, subordinations and other rights and benefits now or hereafter received by the undersigned with respect to the Security and agrees to deliver to the Bank, upon demand, all agreements, instruments and or documents evidencing same, endorsed and/or accompanied by instruments of assignment and transfer, in such form and containing such terms as the Bank may request.

     8. Upon demand from the Bank at any time that any of the Liabilities are outstanding, the undersigned will assign and transfer to the Bank and grant to the Bank a security interest in additional Security of a value and character satisfactory to the Bank or make such payment on account of the Liabilities as the Bank may require.

     9. The undersigned represents and warrants that (i) it is a Delaware corporation with its chief executive office located at 40 Wall Street, New York, New York, (ii) it, if other than an individual(s) has not in the past five years changed its name or been known by any other name, been party to a merger, consolidation or other change in structure, changed or had its registration number in its state of organization changed; (iii) the location of all Security owned by the undersigned is as referenced in this Agreement; (iv) the undersigned is the legal and beneficial owner of the Security and has the right to pledge, sell, assign or transfer the same; (v) it, if other than an individual(s), will promptly notify the Bank of any change of its registration number if it is organized and registered in a State having registration numbers and; (vi) the undersigned shall, if not an individual(s), provide to the Bank, on a going-forward basis, all of the information related to its organizational status is required by the Bank in order to comply with Revised Article 9 of the Uniform Commercial Code, as it may be adopted or amended, in States necessary for the Bank to maintain a perfected security interest in the Security.

     10. The undersigned covenants that, so long as any of the Liabilities shall remain outstanding, the undersigned shall not, without providing thirty
(30) days prior written notice to the Bank and without first assisting the Bank in filing such amendments to any previously filed financing statements as the Bank may require, change its name, change its State of organization, be party to a merger, consolidation or other change in structure. The undersigned further covenants (i) that if any Security is subject to perfection by control with a financial intermediary, financial institution or otherwise, the undersigned agrees to take all necessary steps as the Bank may request to achieve and maintain control of such Security in the Bank's favor; and (ii) the undersigned, shall, upon receipt of notice of termination of a control agreement entered into between the undersigned, the Bank and a financial institution or financial intermediary, or notice of the closing of an account which is the subject of such control agreement, cause the possessory Security which is the subject of the control agreement to be moved to another financial institution or financial intermediary subject to a control agreement, satisfactory in all respects to the Bank, executed by the parties thereto and delivered to the Bank no later than ten (10) days before the scheduled termination date of the control agreement.

     11.  Upon  the  occurrence of an Event of Default (as hereinafter defined),
(a) any or all of the Liabilities shall, at the option of the Bank and notwithstanding any time or credit allowed by any instrument evidencing a Liability, be immediately due and payable without notice, demand or presentment;
(b) the Bank may, in its discretion, take possession of the Security and, for that purpose, may enter, with the assistance of any persons, any premises where the Security or any part thereof may be located, and retain possession of the Security at such premises or remove the same therefrom; (c) the undersigned shall, at the request of the Bank, assemble the Security at such places as the Bank may designate and cooperate in all other respects with the Bank in the exercise of its rights hereunder, (d) the Bank may vote any shares of stock or other securities and exercise all or any powers with respect thereto with the same force and effect as an absolute owner thereof; (e) the Bank may sell any of the Security or cause the same to be sold in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at such price and on such terms as the Bank may deem advisable, for cash or on credit, for immediate or future delivery, without assumption of any credit risk, at any public or private sales or other dispositions, without demand of performance (which demand is hereby expressly waived), on at least 5 days notice to the undersigned (if any notice is required by law) of any public sale or the time after which a private sale or other disposition may be made (which notice the undersigned acknowledges is reasonable), and in connection therewith may grant options and may impose reasonable conditions thereon, and the purchasers of any of the Security so sold shall thereafter hold the same absolutely, free from any claim or right of any kind, including any equity of redemption of the undersigned (any such equity being hereby expressly waived and released), and the Bank or any of its nominees or agents may buy at any public sale and if the Security is of a type sold in a recognized market, or is of a type which is the subject of widely distributed standard price quotations, buy at private sale; and (f) in addition to and notwithstanding any other rights granted by law or herein (or any limitations contained herein on any such rights), the Bank shall have the rights and remedies with respect to the Security of a secured party under the Uniform Commercial Code of the State of New York. The undersigned agrees that any action taken by the Bank in accordance with this paragraph shall be deemed to be commercially reasonable.

     12.     As  used in this agreement, the term "Event of Default" shall mean:
(a) nonpayment when due of any of the Liabilities or failure on the part of an Obligor (as hereinafter defined) to observe or perform any agreement or obligation to be observed or performed hereunder or under any other agreement or instrument relating to the Liabilities or to any other liability or obligation of an Obligor to the Bank; (h) making by an Obligor of any misrepresentation to the Bank or failure on the part of an Obligor to disclose to the Bank any material fact in connection with obtaining credit or an extension of credit, either contemporaneously herewith or at any time prior or subsequent to the execution hereof: (c) failure of an Obligor to furnish financial information forthwith on demand by the Bank or to permit the inspection of any books or records: (d) failure of an Obligor to pay, withhold, collect or remit when assessed or due any tax, assessment or other sum payable with respect to any of the Security (including without limitation any premium on any insurance policy assigned to the Bank as part of the Security), or the making of any tax assessment against any Obligor by the United States or any state or local government; (e) commencement of any proceeding, procedure, or remedy supplementary to or in enforcement of any judgment (including without limitation a proceeding under Article 52 of the New York Civil Practice Law and Rules), issuance of any writ or order of attachment or garnishment, or the existence of any other lien against or with respect to any property of an Obligor; (f) death of an Obligor, if an individual, or any member of an Obligor, if a partnership or joint venture; (g) dissolution, liquidation or other termination of existence or adoption of any resolution for the dissolution, liquidation or other termination of existence, of an Obligor; (h) suspension of the usual business of an Obligor or the condemnation or seizure of a substantial part of an Obligor's property by any governmental authority or court at the instance thereof; (i) failure of an Obligor to generally pay its debts as they become due or insolvency or business failure of an Obligor, filing of an application for or appointment of a trustee, custodian or receiver for an Obligor or of any part of an Obligors property, assignment for the benefit of creditors by an Obligor, filing of a petition in bankruptcy by or against an Obligor, or commencement by or against an Obligor of any proceeding under any bankruptcy or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, receivership, composition or extension; (j) making or sending notice of any intended bulk transfer by an Obligor; (k) failure on the part of the undersigned or any of the Security to comply with Regulation U of the Federal Reserve Board or any comparable provision of law hereinafter enacted; (l) such a change in the condition or affairs (financial or otherwise) of an Obligor as in the opinion of the Bank impairs the Security or increases the Bank's risk with respect to the Liabilities; or (m) default (which shall be continuing) with respect to any indebtedness of an Obligor to any other individual or entity if such default would enable said individual or entity to accelerate the maturity of such indebtedness.

     For the purposes of this agreement, the term "Obligor" shall include the undersigned and any maker, drawer, acceptor, endorser, guarantor, hypothecator, surety, accommodation party, or other party liable for any of the Liabilities in addition to the undersigned.

     13. Notwithstanding the continued possession of the Security by the Bank, whether on its own behalf or on behalf of others, the undersigned shall remain liable for the payment in full of the Liabilities. The undersigned assumes all liability and responsibility for the Security, and the obligation of the undersigned to pay the Liabilities shall in no way be affected or diminished by reason of the fact that any of the Security may be lost, destroyed, stolen, damaged or for any other reason whatsoever unavailable to the undersigned or that the value of the Security shall be diminished. In the event of any partial or complete loss or destruction of any of the Security by any means, the undersigned shall, at its own expense, cause such repairs to be made as the Bank may deem appropriate for its protection or, at the option of the Bank, replace the Security with new Security having a value equal to the value of the lost or destroyed Security prior to such loss or destruction. The undersigned agrees, at its own expense, to keep all insurable Security insured against loss or damage by fire, theft or any other risk to which the Security may be subject (including without limitation such hazards as the Bank may specify), for the full insurable value thereof, under policies and with insurers acceptable to the Bank, which policies shall provide for all losses to be payable to the Bank and for at least 30 days prior notice to the Bank of any intended cancellation or modification of the policy. The undersigned will deliver to the Bank on request policies or certificates of such insurance with evidence of payment of the premium thereon. If the undersigned fails to maintain said insurance, then, in addition to any other right or remedy that the Bank may have and without waiving the consequences of such default, the Bank may but need not obtain and maintain said insurance, at the expense of the undersigned, which expense shall be deemed one of the Liabilities and shall be payable to the Bank on demand. The Bank is irrevocably authorized to file claims and shall have the sole right to adjust, settle and collect claims under said insurance by such means, at such times, on such terms and in the name of the Bank or the undersigned, as the Bank may see fit and in the name and on behalf of the undersigned to execute releases and endorse checks or drafts payable in respect of any such insurance claims. All sums received by the Bank from any such insurance may be held as part of the Security and/or applied as hereinafter provided.

     14. The Bank, at anytime, at its option, may apply all of any net cash receipts from the Security (whether received on a sale of the Security in accordance with paragraph 11 hereof, on collection in accordance with paragraph 5 hereof, as proceeds of insurance in accordance with paragraph 13 hereof, or otherwise) to the payment, in whole or in part, of principal of and/or interest on any or all of the Liabilities, whether or not then due, allocating the same
                                    4
as it shall elect, making rebate of interest or discount to the extent required by law and so as not to make the rate of interest charged unlawful with respect to the undersigned. If any Liabilities shall be contingent, the Bank may retain a sufficient amount of the net cash receipts from the Security to cover the largest aggregate sum which may become due or owing thereunder with prospective interest, costs, expenses and attorneys' fees and shall not be charged with any interest with respect thereto.

     15. Until the occurrence of an Event of Default or notice from the Bank terminating or limiting the right of the undersigned to do so, or, in the case of the collection, compromise, or adjustment of accounts receivable, until the Bank takes any action pursuant to paragraph (5) (e) hereof, the undersigned may sell or lease in the ordinary course of its regular business inventory constituting a part of the Security and may collect, compromise and adjust accounts receivable constituting a part of the Security, all on such terms as the undersigned may in good faith deem advisable in the ordinary course of its regular business, and may retain all sums so collected. Except as permitted by this paragraph 15, the undersigned may not sell, lease, assign or otherwise dispose of any of the Security without the prior written consent of the Bank. In addition, the undersigned may not sell, assign or otherwise dispose of any shares of stock or other securities now owned or hereafter acquired by the undersigned which are issued by the same issuer and are of the same class as any shares of stock or other securities constituting a part of the Security. The undersigned shall keep all of the Non-Possessory Security (as described in Schedule A hereto) at the undersigned's premises listed in Schedule A hereto and shall not remove any of the Non-Possessory Security therefrom without the Bank's prior written consent.

     16. In any litigation or legal proceeding arising out of, or relating to, this agreement or any of the Liabilities or Security, in which the Bank and the undersigned shall be adverse parties, the undersigned waives the right to interpose any defense, set-off or counterclaim of any kind not directly arising herefrom or therefrom, as the case may be, and also waives the right to a trial by jury. In the event that the Bank brings any action or suit in any court of record of New York State or the Federal Government to enforce any or all of the Liabilities or any of the Bank's rights hereunder, service of process may be made upon the undersigned by mailing a copy of the summons to the undersigned at its chief executive office set forth in Schedule A hereto, and the undersigned hereby irrevocably submits to the jurisdiction of any New York State or Federal Court located in New York City over any action, suit or proceeding arising out of any dispute between the undersigned and the Bank.

     17. If in its sole discretion the Bank deems it desirable, it may remove any Security held by it from the place where it may now or hereafter be located to any other place and deal with it there as herein provided.

     18. Upon the occurrence of an Event of Default, and at any time thereafter, the Bank shall have and may exercise, without further notice, a right of set-off and/or banker's lien against and in respect of any of the Security then or thereafter held by the Bank. Any right of set-off exercised by the Bank shall be deemed to have been exercised immediately on the occurrence of an Event of Default, even though such set-off is made or entered on the books of the Bank subsequent thereto.

     19. If the time for payment of principal of or interest on any of the Liabilities or any other money payable hereunder or with respect to any of the Liabilities is extended because said sum becomes due on a Saturday, Sunday or public holiday, interest shall be payable for such extended time.

     20. The Bank shall not be deemed to have modified or waived any of its rights hereunder or any terms or conditions hereof unless such modification or waiver is in writing and signed by a duly authorized officer of the Bank. No such modification or waiver, unless so expressly stated herein, shall be effective as to any transaction which occurs subsequent to the date of such modification or waiver nor shall it constitute a continuing modification or waiver. No delay on the part of the Bank in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. All rights and remedies of the Bank with respect to the Liabilities or Security, whether evidenced hereby or by any other instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

     21. The Bank may assign and/or transfer to any assignee or transferee of any of the Liabilities any or all of the Security and the Bank's rights hereunder with respect thereto, and thereafter the Bank shall be fully discharged from all responsibility with respect to the Security so assigned and/or transferred. Such assignee or transferee shall be vested with all the powers and rights of the Bank hereunder with respect to such Security, but the Bank shall retain all rights and powers hereby given with respect to any of the Security not so assigned or transferred. The undersigned will not assert against any assignee or transferee of any of the liabilities any claims or defenses it may have against the Bank.

     22. The undersigned hereby waives presentment, notice of dishonor and protest with respect to all instruments included in or evidencing the Liabilities or the Security and, except as specified herein, any and all other notices and demands whatsoever, whether or not relating to such instruments.

     23. The undersigned will indemnify and save the Bank harmless from and against all loss or damage to it and any claims and actions, whether groundless or otherwise, arising in connection with this agreement, the Liabilities or the Security, and all costs and expenses (including attorneys' fees) incurred by the Bank in respect thereof.

     24. If any term, condition or provision of this agreement or any other agreement or document executed in connection herewith or in connection with any of the Liabilities or Security is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other term, condition or provision.

     25. Any demand upon or notice to the undersigned that the Bank may elect to give shall be effective if deposited in the mails addressed to or otherwise delivered to the undersigned at its chief executive office or if the undersigned has notified the Bank in writing by registered mail of a change of address, at the last address of which the Bank has received notice, Demands or notices addressed or otherwise delivered to the address at which the Bank customarily communicates with the undersigned shall also be effective.

     26. If any of the Security is or is to be attached to or installed or located on real estate, the undersigned will upon demand furnish the Bank with a disclaimer signed by all persons having an interest in said real estate of any interest prior to the Bank's interest in the Security.

     27. From and after maturity (whether by acceleration or otherwise) of any of the Liabilities, any unpaid balance remaining shall bear interest at the higher of 12% per annum or 3% in excess of the rate specified in the instrument evidencing the Liability. Anything in this agreement or any other agreement, instrument or document to the contrary notwithstanding, in no event shall interest on any Liability exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this agreement or any other agreement, instrument or document is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate.

     28. The undersigned, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the Liabilities or Security shall apply to any Liability or any Security of any or all of them. This agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned and shall inure to the benefit of the Bank and its successors and assigns. For purposes of this agreement, the term "Bank" shall include the Bank and any and all subsidiaries of the Bank. If all Liabilities shall at any time be paid in full, this agreement shall nonetheless remain in full force and effect with respect to any Liabilities thereafter incurred. If the undersigned is a corporation, this agreement shall be binding upon any other corporation into or with which the undersigned shall be merged, consolidated, reorganized or absorbed, or which shall acquire the undersigned's business or substantially all of its assets. If the undersigned is a partnership, the members thereof shall also be individually bound and liable hereunder and this agreement shall continue in force notwithstanding any change in or termination of such partnership, whether such change occurs through death, retirement or otherwise. Except as otherwise provided herein, all terms used herein which are defined in the Uniform Commercial Code of the State of New York shall have the meanings therein stated. If this agreement shall differ in terms with any other agreement or obligation or the terms of any of the Liabilities, that which gives the Bank the greater right shall prevail.

     29. If any of the Security is applied on account of any of the Liabilities, the undersigned shall not have any right of subrogation to the Bank's right in any other Security held by the Bank with respect to the Liabilities or any right of contribution from the Bank by reason thereof.

     30. The Bank is authorized to correct patent errors herein. This agreement shall take effect immediately upon execution by the undersigned, and the execution hereof by the Bank shall not be required as a condition to the effectiveness of this agreement.

     31. Notwithstanding anything to the contrary contained herein, the term "Security" as used herein shall be deemed to include any and all book-entry U.S. Treasury bills and other book-entry securities purchased on behalf of the undersigned and maintained in an account at the Bank, which may have a related account at a bank which is a member of the Federal Reserve System. The undersigned authorizes the Bank to serve as its bailee and agent with respect to the aforementioned book-entry Treasury bills and other book-entry securities and to take such action and to execute and deliver such documents on behalf of the undersigned as the Bank deems necessary or desirable in order to perfect the Bank's security interest therein. The undersigned hereby gives notice to the Bank, in the Bank's capacity as bailee and agent, of the Bank's security interest in the aforementioned book-entry Treasury bills and other book-entry securities.

     32. This agreement shall be interpreted, and all the rights and obligations arising hereunder or from any document relating hereto shall be determined, in accordance with the laws of the State of New York.

                                   SCHEDULE A

The term "Security" shall, include the property of the undersigned in which the Bank has been, or shall hereafter be, granted a lien or security interest under this Security Agreement. Such property shall include, without limitation, all of the undersigned's now owned or existing and hereafter arising or acquired (i) equipment and goods located at the Hyatt Regency Hotel, San Francisco, California, used or intended for use by the undersigned in performing its obligations pursuant to the "Hyatt Agreement", (ii) all accounts (including accounts receivable), contract rights and general intangibles of the undersigned arising out of the Hyatt Agreement, or its performance by the undersigned, (iii) all instruments, documents and chattel paper of the undersigned arising out of the Hyatt Agreement, or its performance, and (iv) proceeds of all of the foregoing. "Hyatt Agreement" means the Installation and Outsource Operation
Agreement, executed by the undersigned on February 13, 2002, between the undersigned and Hyatt Corporation.


     The undersigned represents and warrants to the Bank that (a) the location of the undersigned's chief executive office is as set forth below, and (b) each premises where any non-possessory Security is located or owned as set forth below.

     Chief  Executive  Office  -     Other  premises where Security is located -
     40  Wall  Street                Hyatt  Regency,  San  Francisco
     New  York,  New  York  10005    5  Embarcadero  Center
                                     San  Francisco,  California

New  York,  New  York

July  __  ,  2002
                              HOTEL  OUTSOURCE  SERVICES,  INC.


                              By:_____________________________
                                        Jack  Ronnel,  President
                                        7

EXHIBIT 21.0

I.  Bartech  Mediterranean,  Ltd.,  an  Israeli  corporation owned 100% by HOMI.

     A. Bartech Mediterranean Eilat (1999) Ltd., an Israeli corporation owned 100% by BTM.

     B. Bartech Mediterranean (Operation 99) Ltd., an Israeli corporation owned 50% by BTM.

     C.   Remstone  Limited,  a British Virgin Islands Corporation owned 100% by
          BTM.

     D. Batim Bartech Agencies (Pty) Limited, a South African corporation owned 60% by Remstone Limited

          1. Embossed Trading (Pty) Ltd., a South African corporation owned 100% by Batim Bartech.


     E. Hila International Corp., a Delaware corporation owned 100% by Bartech Mediterranean.

          1. Hotel Outsource Services, Inc., (HOS) a Delaware corporation owned 70% by Hila and 30% by BSI.

EXHIBIT 24.0




                       Re:Consent of Independent Auditors
                       ----------------------------------

We Consent to the reference of our firm under the caption "Experts" and to use of our reports dated May, 14th, 2002 in the Registration Statements on Form SB-2 .. and related prospectus of Hotel Outsourcing Management Inc. for the registration of 7,191,032 of its Common stock.







Tel  Aviv,Israel
October 15, 2002
                                         /s/ Kost, Forer and Gabbay
                                         KOST, FORER AND GABBAY
                                         A  Member  of  Ernst & Young  Global